As filed with the Securities and Exchange Commission on December 7, 2022

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

White River Energy Corp
(Exact name of Registrant as specified in its charter)

Nevada	1311	45-3797537
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

609 W/ Dickson St., Suite 102 G

Fayetteville, AK, 72701
(800) 203-5610
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jay Puchir
Chief Executive Officer
White River Energy Corp
609 W/ Dickson St., Suite 102 G

Fayetteville, AK, 72701
(800) 203-5610
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Harris, Esq.
Constantine Christakis, Esq.
Nason, Yeager, Gerson, Harris & Fumero, P.A.
3001 PGA Boulevard, Suite 305
Palm Beach Gardens, Florida 33410
(561) 686-3307

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED December 7, 2022

WHITE RIVER ENERGY CORP

PROSPECTUS

56,555,750 Shares of Common stock

9,534,818 Warrants to Purchase Shares of Common Stock

This Prospectus relates to the distribution (the “Spin-Off”) by Ecoark Holdings, Inc. (“Ecoark”) of 42,253,521 shares of common stock, par value $0.0001 per share (the “Spin-Off Shares”) of White River Energy Corp (“White River,” the “Company,” “we,” “our,” or “us”), a Nevada corporation, to the holders of Ecoark common stock and convertible preferred stock (on an as-converted basis). This Prospectus also relates to the offering and resale by the selling stockholders identified herein (the “Selling Stockholders”) of up to 14,302,227 shares of the common stock of White River (the “PIPE Shares”) and up to 9,534,818 Warrants to purchase shares of common stock of White River (the “Warrants,” and together with the PIPE Shares, collectively, the “PIPE Securities”), which consists of shares of common stock issuable upon conversion of 190.6963632 outstanding shares of the Company’s Series C Convertible Preferred Stock (the “Series C”) and exercise of Warrants representing 200% warrant coverage issued in private placement transactions that commenced in October 2022 and terminated in November 2022 in a private investment in public equity offering by the Company (the “PIPE Offering”). The PIPE Shares and the Spin-Off Shares, are collectively referred to as the “Shares,” and together with the Warrants, the securities being offered hereby are collectively referred to as the “Securities.” The above number of PIPE Securities assumes that 80% of the 30-day VWAP (as defined in the Series C Certificate of Designation) of the Company’s common stock for the period ending 10 trading days prior to effectiveness of the Registration Statement of which this Prospectus is a part is at least $1.00. If that number is lower, the number of PIPE Securities will be higher. See “The Private Placement” for more information.

The Company is not selling any Securities in this offering, and therefore will not receive any proceeds from the distribution of the Spin-Off Shares by Ecoark and the sale of the Securities by the Selling Stockholders. However, we will receive gross proceeds upon the exercise of the Warrants if exercised for cash.

Spin-Off

The Spin-Off Shares of our common stock will be distributed to Ecoark holders of common stock and convertible preferred stock as of the record date of September 30, 2022 (the “Record Date”), on an as-converted basis for the preferred stock, meaning the holder of Ecoark’s outstanding convertible preferred stock as of the Record Date will also receive shares of White River common stock as if the shares of Ecoark common stock underlying their preferred stock were issued and outstanding (subject to beneficial ownership limitations) calculated as of the Record Date. As of the date of this Prospectus, there are 28,176,055 shares of Ecoark common stock outstanding, as of the Record Date, 4,438,096 shares of Ecoark common stock were issuable upon conversion of the convertible preferred stock, although the latter amount is subject to beneficial ownership limitations. No fractional shares of our common stock will be issued in the Spin-Off, and any fractional shares of our common stock in the Spin-Off will be rounded down with the difference to be paid to the Ecoark stockholders in cash. Ecoark stockholders will not be required to pay any consideration for the Spin-Off.

PIPE Securities

After the Spin-Off takes place, the Selling Stockholders may sell the PIPE Securities described in this Prospectus in a number of different ways and at varying prices. The prices at which the Selling Stockholders may sell the PIPE Securities in this offering will be determined by the prevailing market price for the shares of our common stock or in negotiated transactions. See “Plan of Distribution” for more information about how the Selling Stockholders may sell the Securities being registered pursuant to this Prospectus. Each Selling Stockholder may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933 (the “Securities Act”). The Selling Stockholders have informed us that they do not currently have any agreement or understanding, directly or indirectly, with any person to distribute the Securities. The Selling Stockholders will not receive their PIPE Shares until after the Spin-Off has taken place.

We have agreed to pay the expenses of the registration of the shares of our common stock offered and sold under the Registration Statement under the Spin-Off and by the Selling Stockholders. Each Selling Stockholder will pay any commissions and applicable to the Securities it sells.

Our common stock issued is traded on the OTCQB under the symbol “WTRV.” Our Warrants are expected to trade on the OTCQB under the symbol “WTRVW.” On December 1, 2022, the last reported sale price of our common stock on the OTCQB was $0.90.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 4 of this Prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 7, 2022

You should rely only on information contained in this Prospectus. We have not authorized anyone to provide you with information that is different from that contained in this Prospectus. The Selling Stockholders are not offering to sell or seeking offers to buy securities in jurisdictions where offers and sales are not permitted. We are responsible for updating this Prospectus to ensure that all material information is included and will update this Prospectus to the extent required by law.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains, in addition to historical information, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that includes information relating to future events, future financial performance, strategies, business opportunities, expectations including our goals and projections with respect to the planned Spin-Off by Ecoark of our common stock issuable upon conversion of its preferred stock, the expected results from and trends and developments in our oil and gas drilling and related activities, future plans for and anticipated transactions and relationships with respect to our oil and gas portfolio and operations and potential acquisition of a broker-dealer, our working capital needs, potential financings through the sale of our common stock or other securities, the subsequent use and sufficiency of the proceeds from any capital raising methods we may undertake to fund our operations, our further development and implementation of our business plan and our ability to locate sources of capital necessary to meet our business needs and objectives. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “may,” “should,” “would,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue,” “plan,” “potential” and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Prospectus or incorporated herein by reference.

You should read this Prospectus and the documents we have filed as exhibits to the Registration Statement, of which this Prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should not assume that the information contained in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this Prospectus under the heading “Risk Factors.”

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this Prospectus particularly our forward-looking statements, by these cautionary statements.

ii

PROSPECTUS SUMMARY

Our Business

Overview

White River is a holding company which beginning in late July 2022 operates in the oil and gas exploration and drilling industry through White River Holdings Corp. (“White River Holdings”). Prior to the White River Holdings acquisition, the Company was formerly in the early stages of operations in the online sporting goods space, and was planning to operate as a retail distributor of cannabis products in California. In September 2022, the Company sold each of these entities to focus exclusively on its core business in the energy sector through its oil and gas operations.

White River Acquisition

On July 25, 2022, the Company acquired White River Holdings from Ecoark in exchange for 1,200 shares of the Company’s newly designated Series A Convertible Preferred Stock (the “Series A”). Subject to certain terms and conditions set forth in the Certificate of Designation of the Series A, the Series A will become convertible into 42,253,521 shares of the Company’s common stock upon such time as (A) this Registration Statement on Form S-1 has been declared effective, and (B) Ecoark elects to distribute the underlying shares of the Company’s common stock to Ecoark’s stockholders. The Series A has a stated value of $30 million and has a liquidation preference over the common stock and any subsequent series of junior preferred stock equal to the stated value, plus any accrued but unpaid dividends. Following the acquisition, the Company’s business focus has been on maintaining and growing its revenue generating capabilities in the oil and gas production space through White River.

PIPE Offering

From October 19, 2022 through November 8, 2022, the Company entered into a Securities Purchase Agreement (“SPA”) pursuant to which the Company sold 190.6963632 Units to 123 accredited investors, with each Unit consisting of one share of Series C and five-year Warrants to purchase up to 200% of the shares of common stock issuable upon conversion of the Series C, at a purchase price of $25,000 per Unit for a total purchase price of $4,767,409 in the PIPE Offering. The net proceeds from the PIPE Offering, after offering expenses and related costs, have been and/or will be used for working capital and general corporate purposes including oil and gas drilling on the Company’s working interests in Louisiana and Mississippi.

The shares of the Company’s commons stock underlying the securities issued to Ecoark in the White River Holdings acquisition and to the Selling Stockholders in the PIPE Offering are being registered under the Registration Statement of which this Prospectus forms a part.

Principal Operations

Following the White River acquisition described above, our principal operations consist of generating revenue through oil and gas exploration, drilling and production. Through White River the Company is now engaged in oil and gas exploration, drilling, production, and operations on over 30,000 cumulative acres of active mineral leases in Louisiana and Mississippi. We may also expand our energy asset portfolio or engage in other energy-related strategic transactions as they arise, provided we have sufficient capital and market and regulatory conditions otherwise enable favorable to such transactions. Such transactions may serve a number of business objectives, including by seeking to expand our product and service offerings and/or to increase our geographic footprint.

Planned Acquisition of a Broker-Dealer

We also plan to acquire a licensed broker-dealer for the purpose of enabling the Company to create and sell interests in oil and gas funds to assist the Company in continuing its oil and gas exploration and drilling activities. In the furtherance of this goal, we have entered into a letter of intent to acquire a broker-dealer and are presently negotiating a purchase agreement and conducting due diligence for a potential acquisition. However, no assurance can be given that we will complete such acquisition in the short-term or at all, or that any such acquisition will be successful. If we are unable to acquire a broker-dealer, our plans with respect to these oil and gas funds could be limited or restricted. Any agreement will be subject to approval of the change of control by the Financial Industry Regulatory Authority (“FINRA”).

1

THE OFFERINGS

Issuer	White River Energy Corp, a Nevada corporation

Spin-Off by Ecoark	42,253,521 shares of White River common stock to be issued to Ecoark upon conversion of the Series A held by Ecoark and subsequently distributed by Ecoark to Ecoark’s stockholders on an as-converted basis as to the Ecoark convertible preferred stock, comprised of 36,503,711 Spin-Off Shares to be issued to holders of outstanding Ecoark common stock and up to 5,749,810 Spin-Off Shares to be issued to holders of outstanding Ecoark convertible preferred stock, which are subject to beneficial ownership limitations. These amounts are based on the total number of Spin-Off Shares divided by the 32,614,151 shares of Ecoark common stock outstanding and underlying the outstanding Ecoark convertible preferred stock (without taking into account the beneficial ownership limitations in the Ecoark preferred stock) as of the Record Date, which results in a Spin-Off ratio of 1.295557900618 White River Spin-Off Shares per Ecoark share of common stock.

Securities offered by the Selling Stockholders	14,302,227 shares of our common stock, which we refer to herein as “PIPE Shares,” comprised of (i) up to 4,767,409 shares of common stock issuable upon conversion of the Series C, and (ii) up to 9,534,818 shares of common stock issuable upon exercise of the Warrants. There are also up to 9,534,818 Warrants which may be separately sold by the Selling Stockholders rather than exercised, which together with the PIPE Shares are referred to herein as the “PIPE Securities.” As more particularly described under “The Private Placement,” the number of PIPE Securities may increase if 80% of the 30-day VWAP for the period ending on the 10th trading day preceding the effectiveness date is less than $1.00 (the “PIPE Securities Formula”).

Total common stock outstanding after these offerings	64,955,750 shares of common stock; assuming all of the Shares offered in this offering are issued including the Spin-Off Shares and the PIPE Shares issuable upon conversion of the Series C and exercise of the Warrants, and further assuming the PIPE Securities Formula equates to $1.00. This amount does not include 17,425,000 restricted stock units (“RSUs”) to the Company’s directors, officers, employees and advisors, which are subject to vesting conditions, as more particularly described under “Executive Compensation.”

Use of Proceeds	We will not receive any proceeds from the sale of the Securities covered by this Prospectus. However, we will receive gross proceeds upon the exercise of the Warrants if exercised for cash. See “Use of Proceeds.”

Risk Factors	Investing in our securities involves a high degree of risk. For a discussion of factors to consider before deciding to invest in our securities, you should carefully review and consider the “Risk Factors” beginning on page 4 of this Prospectus.

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Summary Risk Factors

Our business is subject to numerous risks and uncertainties that you should consider before investing in our common stock. Set forth below is a summary of the principal risks we face:

●	In our oil and gas operations, we have incurred losses since inception, we may continue to incur losses and negative cash flows in the future.
●	Conflicts of interest may arise, including rights granted to our Chief Executive Officer and Executive Chairman under their Employment Agreements, the Company’s involvement in a new oil and gas drilling fund we sponsored, and other ventures our management and directors are or may become involved with separate from the Company.
●	We have a limited operating history following our acquisition of White River Holdings and in general, which makes it difficult to forecast our future results, making any investment in us highly speculative.
●	We may be required to recognize goodwill impairment charges, which could have a material adverse impact on our operating results.
●	We may be required to record significant non-cash impairment charges related to a reduction in the carrying value of our proved oil and gas properties.
●	Our future cash flows and results of operations, are highly dependent on our ability to efficiently develop our current oil reserves and economically find or acquire additional recoverable reserves, as well as the prices of oil and gas which are subject to volatility.
●	Our future operating results are dependent on oil and gas prices that are highly volatile.
●	Future approval by the Securities and Exchange Commission (the “SEC”) of its climate change rules and continued focus on environmental, social and governance (“ESG”) regulation and sustainability initiatives, which would have the effect of reducing demand for fossil fuels and negatively impact our operating results, stock price and ability to access capital markets.
●	We are focused exclusively on oil and gas operations with our initial portfolio located in only two states, and the lack of diversification exposes us and our investors to risk.
●	We face intense competition in the energy industry, much of which comes from larger competitors with longer operating histories, greater access to capital and human resources and vertically integrated operations, as well as smaller market participants which can more easily adjust to market conditions and trends.
●	We face risks related to our need for adequate insurance coverage and the possibility for uninsured or underinsured losses.
●	Because of the Russian invasion of Ukraine, high inflation and increase Federal Reserve interest rates in response, we may have to deal with a recessionary economy which will reduce demand for our product.
●	Our future success depends on our ability to retain and attract high-quality personnel, and the efforts, abilities and continued service of our senior management.
●	We may struggle to manage our growth effectively, and as a result our business may be harmed.
●	Part of our business plan presently contemplates locating, negotiating and consummating the acquisition of a broker-dealer to allow us to engage in fundraising efforts using multiple oil and gas funds over the next 10 years, and we may face challenges in this endeavor, including the high expenses and uncertainty in the acquisition process, exposure to liability through the acquired business, and regulatory burdens and related costs of compliance.
●	Our common stock is currently a “penny stock” which trades on a limited basis on OTCQB, and due to factors beyond our control our stock price may be volatile.
●	Trading in our common stock is limited, and future sales of our common stock may depress our stock price.
●	Future issuances of our common stock, which we may effect to raise capital or for other reasons, would likely dilute the interests of our existing stockholders or have other adverse consequences.

3

RISK FACTORS

Investing in our common stock involves a high degree of risk. Investors should carefully consider the following Risk Factors before deciding whether to invest in the Company. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations or our financial condition. If any of the events discussed in the Risk Factors below occur, our business, consolidated financial condition, results of operations or prospects could be materially and adversely affected. In such case, the value and marketability of the common stock could decline.

Risks Relating to Our Financial Condition

Because we have a limited operating history as a standalone oil and gas company, we cannot predict our future results.

In July 2022, we acquired our oil and gas business, which presently comprises all of our operations and revenue. In September 2022, we sold our legacy businesses, which consisted of a small online sporting goods and apparel sales business and a development stage cannabis business. Further, White River’s oil and gas operations are also relatively new, and until we acquired the business from Ecoark, had operated as a portion of a larger public holding company with greater diversification and access to capital. Given our limited operating history, in our newly acquired oil and gas business, and in general, it may be difficult to evaluate our future performance or prospects. You should consider the uncertainties that we may encounter as a company that should still be considered an early-stage oil and gas company. These uncertainties include:

●	the effect of the Biden Administrations’ attempts to eliminate fossil fuels;

●	the impact from the SEC’s climate change rules;

●	the price of oil;

●	our ability to protect our oil and gas assets, including complying with mineral leases;

●	our ability to locate and procure employees, contractors and third party service providers to assist us in our operations;

●	our ability to adapt to changing market conditions and manage our planned growth effectively; and

●	our evolving business model.

If we are not able to address successfully some or all of these uncertainties, we may not be able to expand our business, compete effectively or achieve profitability.

4

We had incurred net losses on an annual basis since our inception and may continue to experience losses and negative cash flow in the future.

As of December 1, 2022, we had cash (not including restricted cash) of approximately $600,000. We have not been profitable on an annual basis since inception and had previously incurred significant operating losses and negative cash flow from operations. We recorded a net loss of approximately $6,922,753 and $9,756,222 for the fiscal years ended March 31, 2022 (FY 2022) and 2021 (FY 2021). We may continue to incur losses and experience negative cash flows from operations for the foreseeable future. If we cannot achieve positive cash flow from operations or net income, we may need to raise additional capital on acceptable terms.

Because we may require additional capital to fund our business objectives and support our growth, our inability to generate and obtain such capital could harm our business, operating results, financial condition and prospects.

Since March 27, 2020, White River Holdings, our new subsidiary, increased its operating expenses in supporting its business of oil and gas exploration and drilling and consummating acquisitions of oil and gas properties. Following our acquisition from Ecoark, we intend to continue to make substantial investments to fund our business and support our growth. Although we recently raised $4,767,409 in a private placement, we may desire to increase our drilling activity or acquire additional oil and gas properties. In addition, a subsidiary is seeking to raise capital for a large oil and gas drilling fund in which we will be the managing general partner (the “Fund”).

If we are unable to obtain adequate financing, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be adversely impacted. In addition, our inability to generate or obtain the financial resources needed may require us to delay, scale back, or eliminate some or all of our operations and business objectives and sell some of our assets.

Further, if we (as contrasted to the drilling Fund discussed in this Prospectus) raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity or debt securities we issue could have rights, preferences and privileges superior to those of holders of our common stock.

5

Our ability to access capital markets could be limited.

From time-to-time, we may need to access capital markets to obtain long-term and short-term financing. However, our ability to access capital markets could be limited or adversely affected by, among other things, oil and gas prices, interest rates, our asset base, our track record in the industry, and the health or market perceptions of the drilling and overall oil and gas industry and the global economy. In addition, many of the factors that affect our ability to access capital markets, including the liquidity of the overall capital markets in general and the lack of liquidity for our common stock and the state of the economy and/or the oil and gas industry, among others, are outside of our control. There have also been efforts in recent years aimed at the investment community, including leading investment advisors, sovereign wealth funds, public pension funds, universities and other groups, promoting the divestment of fossil fuel equities as well as pressuring lenders and other financial services companies to limit or curtail activities with companies engaged in the extraction of fossil fuel reserves, which, if successful, could limit our ability to access capital markets. No assurance can be given that we will be able to access capital markets on terms acceptable to us when required to do so, which could adversely affect our business, financial condition and results of operations.

Since the Company’s Executive Chairman and Chief Executive Officer are involved in other oil and gas ventures, and received certain interests and rights in our oil and gas drilling and production efforts pursuant to their employment agreements, conflicts of interest may arise.

Each of Randy May, the Company’s Executive Chairman, and Jay Puchir, the Company’s Chief Executive Officer, are involved with the Fund in which they are the managers of a Company subsidiary, which is the managing general partner of a Fund formed to invest in various oil and gas exploration and production ventures. The Company will act as the driller for the Fund and expects to receive management fees. While the Company’s management believes working with the Fund will benefit the Company, the Company and the Fund may compete with each other in drilling opportunities which creates a conflict of interest. To the extent that we have capital available to invest in drilling for our own account and the Fund participates either with us, or separately, to the extent that a well is successful, this conflict can adversely affect us. At the same time, we benefit if the well is not successful.

Additionally, pursuant to their respective Employment Agreements, each of Messrs. May and Puchir were granted a 5% overriding royalty interest (the “ORI”) from the Company and its subsidiaries in any and all successfully drilled and completed oil and/or gas wells, as well a participation right of 15% and 10%, respectively, in the funding and ownership interest in any drilling or participation by the Company or any subsidiary in the drilling by a third party of an oil and gas well, which does not include the Fund but will include any other investment funds the Company sponsors. The initial terms of their Employment Agreements are five years, subject in each case to renewal. While these arrangements are intended to directly align these officers’ incentives with the Company’s oil and gas exploration, drilling and production efforts by compensating them for the success of such ventures, they also directly divert any revenue generated by these ventures to these officers and away from the Company, which may be adverse to the Company and its stockholders. For example, a well that could have been profitable, or our operations as a whole, may not be profitable where it otherwise would have been as a result of the ORI. Mr. May also has personal oil and gas investments which may also compete with the Company. These conflicts of interest may adversely affect our operations and financial condition, divert management’s time and attention away from running our primary business and result in our management to providing business opportunities to the Fund instead of the Company, any of which could materially adversely affect us.

Any of these or other endeavors that those involved in our operations chooses to pursue could materially harm our operations and ability to execute our business plan.

6

Because we have agreed with the Fund that we will redeem all of its partners in five years, we may not have the capital to meet this obligation.

In order to attract investors to the Fund, we agreed to redeem all of its partners (other than our subsidiary which is the managing general partner) five years after it terminates its offering which will be not later than but possibly earlier than June 30, 2023. The Fund is seeking to raise up to $200 million, and as of the date of this Report has raised $3,000,000. The redemption will be based upon a 20% discount to an industry formula. We cannot predict what our financial condition or oil and drilling business will be on the redemption date. We may have to engage in financing activities which will be very unfavorable to us including indebtedness with high interest and other unfavorable terms. If we fail to meet our redemption obligation, we may cease operations.

Risks Relating to Our Oil and Gas Exploration and Production Operations

We have significant ongoing capital requirements that could affect our operations if we are unable to generate sufficient cash from operations or obtain financing on favorable terms.

The Company’s drilling plan entails extracting oil reserves across its over 30,000 acres of shallow and deep drilling rights. The Company recently bought a deep drilling rig to further vertically integrate its operations. However, with historically high oil prices, ancillary services related to drilling and producing oil wells have risen significantly. While the Company is largely vertically integrated, it still relies on third parties for certain functions, including obtaining and deploying wire lining to evaluate the potential for production of a drill site and concrete for commencing and maintain oil producing operations.

We expect to pay for projected capital expenditures related to exploring and drilling additional oil wells with cash flows from operations or the proceeds from equity sales, including the Company’s recent financings. If we were unable to generate sufficient cash from operations, we would need to seek alternative sources of capital to meet our capital requirements. To the extent that our working capital is insufficient, we may have to scale back operations including our drilling activity.

Since analyzing a well’s potential is very risky, our management may make errors in assessing the potential of wells which could lead to limited revenue.

In our efforts to acquire, explore, and drill interests in oil and gas wells, management will assess reports about the recoverable reserves, future oil and gas prices, operating costs, potential liabilities, and other factors relating to the wells. These assessments are necessarily inexact, and their accuracy is inherently questionable and uncertain. The review of a subject property in connection with its acquisition assessment may not reveal all existing or potential problems or permit it to become sufficiently familiar with the property to fully assess its deficiencies and capabilities. Management and other personnel involved in the process may not inspect every well, and may not be able to observe structural and environmental problems even if it does inspect a well. If problems are identified, various affiliates, vendors, contractors, or third parties may be unwilling or unable to provide effective contractual protection against all or part of those problems. Any acquisition of property interests may not be economically successful, and unsuccessful acquisitions may have a material adverse effect on the Company’s financial condition, and future results of operations.

7

Unless we develop new reserves, reserves we acquire and subsequent production will decline, which would adversely affect our future cash flows and results of operations.

Producing oil reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Unless we conduct successful ongoing exploration and development activities or continually acquire properties containing proven reserves, our proven reserves will decline as those reserves are produced. Our future reserves and production, and therefore our future cash flow and results of operations, are highly dependent on our success in efficiently and economically finding or acquiring recoverable reserves. We may not be able to develop, find or acquire sufficient reserves to replace our current and future production. Further, our projections about a well’s production prospects could prove to be incorrect. If we are unable to replace our current and future production, the value of our reserves will decrease, and our business, financial condition and results of operations would be materially and adversely affected. If our estimates provide to be incorrect now or in the future, for some or all of the wells we are exploring and producing from, it could materially adversely affect our operating results.

The loss of any of, or a material reduction in orders from, our largest customers would materially and adversely affect our results of operations and financial condition.

Our oil and has business is and has been characterized by a high degree of customer concentration and reliance on a very limited number of customers for our revenue. The loss of any of these customers, particularly Plains Marketing, LP, a leading midstream energy company which we frequently rely on for our sales, or a material reduction in their purchases from us spending activities generally, would have a material adverse effect on our financial condition, liquidity and results of operations.

Since our exploration and production operations are subject to stringent environmental, oil and gas-related and occupational safety and health laws and regulations, noncompliance with such laws and regulations could expose us to material costs and liabilities.

Our exploration and production operations are subject to stringent federal, state and local laws and regulations governing, among other things, the drilling activities, production rates, the size and shape of drilling and spacing units or proration units, the transportation and sale of crude oil, gas, and the discharging of materials into the environment and environmental protection. These laws and regulations may limit the amount of oil and gas we can produce or limit the number of wells or the locations where we can drill.

Further, we are required to obtain and maintain numerous environmental and oil and gas-related permits, approvals and certificates from various federal, state and local governmental agencies in connection with our exploration and production operations, and may incur substantial costs in doing so. If we acquire gas wells we may in the future be charged royalties on gas emissions or required to incur certain capital expenditures for air pollution control equipment or other air emissions-related issues. Additionally, our operations are subject to a number of federal and state laws and regulations, including the federal occupational safety and health and comparable state statutes, aimed at protecting the health and safety of employees.

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Another significant risk inherent in drilling plans is the need to obtain drilling permits from local, state, federal and other governmental authorities, as appropriate. Delays in obtaining regulatory approvals and drilling permits, including delays which jeopardize our ability to realize the potential benefits from leased properties within the applicable lease periods, the failure to obtain a drilling permit for a well, or the receipt of a permit with unreasonable conditions or costs could have materially adverse effects on our ability to capitalize on proposed projects. As long as the Biden Administration or a successor Democratic Administration holds the Office of President, we expect the permitting process on federal lands will be marked by delays and refusals.

Although we will use third party contractors to handle delivery of crude oil and by-products, we may be subject to environmental liabilities for the acts of the contractors arising from the hauling and handling of hazardous materials, air emissions from our vehicles and facilities, and engine idling and discharge. Our operations involve the risks of environmental damage and hazardous waste disposal, among others. If we are involved in an accident involving hazardous substances, if there are releases of hazardous substances we transport, if soil or groundwater contamination is found at our facilities or results from our operations, or if we are found to be in violation of applicable environmental laws or regulations, we could owe clean-up costs and incur related liabilities, including substantial fines or penalties or civil and criminal liability, any of which could have a materially adverse effect on our business and operating results.

Failure to comply with these laws and regulations may subject us to sanctions, including administrative, civil or criminal penalties, remedial clean-ups or corrective actions, delays in permitting or performance of projects, natural resource damages and other liabilities. In addition, these laws and regulations may be amended and additional laws and regulations may be adopted in the future with more stringent legal requirements.

Our operations may generate waste that may be subject to the Federal Resource Conservation and Recovery Act (“RCRA’) and comparable state statutes. The EPA and various state agencies have limited the approved methods of disposal for certain hazardous and nonhazardous waste. Furthermore, certain waste generated by natural gas and oil operations that are currently exempt from treatment as hazardous waste may in the future be designated as hazardous waste and therefore become subject to more rigorous and costly operating and disposal requirements.

The Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), RCRA and analogous state laws impose liability, without regard to fault or the legality of the original conduct, on specified classes of persons that are considered to have contributed to the release of a hazardous substance into the environment. These classes of persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed or arranged for the disposal of the hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources, and for the costs of certain health studies. It is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.

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Our operations also may become subject to the Clean Air Act (“CAA”) and comparable state and local requirements. In 1990, Congress adopted amendments to the CAA containing provisions that have resulted in the gradual imposition of certain pollution control requirements with respect to air emissions. The EPA and states have developed and continue to develop regulations to implement these requirements. We are also subject to a variety of federal, state, local and international permitting and registration requirements relating to protection of the environment. While the Company believes it is in substantial compliance with current applicable environmental laws and regulations and that continued compliance with existing requirements will not have a material adverse effect on its operations, but it cannot be certain.

Legislation, regulations or government actions related to climate change, greenhouse gas emissions and sustainability initiatives and other “ESG” laws, regulations and government action, could result in increased compliance and operating costs and reduced demand for fossil fuels, and concern in financial and investment markets over greenhouse gasses and fossil fuel production could adversely affect demand for our products, limit our access to capital and materially and adversely affect our future operating results.

As described under “Business-Government Regulations”, our operations are regulated extensively at the federal, state and local levels, and lawmakers and government agencies continue to consider potential new laws and regulations that would regulate or otherwise affect our industry. Environmental and other governmental laws and regulations have increased the costs to plan, design, drill, install, operate and abandon oil and natural gas wells. The trend in recent years has been increased scrutiny and regulatory oversight of the oil and gas industry, including among other things increasingly the proposal of new laws and regulations aimed at reducing or restricting oil and gas production and use. For example, in a rulemaking notice in mid-November 2022, the EPA announced a new calculation that would raise the damage estimate referred to as the “Social Cost of Carbon” of from $51 per metric ton, which had been the rate for the last several years, to $190 per metric ton by 2022 and as much as $410 by the year 2080. This amount is expected to guide or influence numerous laws and regulations in the future that are designed to reduce carbon emissions and the harm they cause to the environment. Under these laws and regulations, we could also be liable for personal injuries, property damage and other damages. In addition, failure to comply with these laws and regulations may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties and fines.

The adoption and implementation of these and other similar regulations could require us to incur material costs to monitor and report on greenhouse gas emissions or install new equipment to reduce emissions of greenhouse gases associated with our operations. In addition, these regulatory initiatives could drive down demand for our products and services in the oil and gas industry by stimulating demand for alternative forms of energy that do not rely on combustion of fossil fuels that serve as a major source of greenhouse gas emissions, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. This could have a material adverse effect on our business, consolidated results of operations, and consolidated financial condition.

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Because of the trend to use alternative energy technologies rather than oil and gas, it could have a material adverse effect on our results of operations.

Since our business depends on the level of activity in the oil and natural gas industry, any improvement in or new discoveries of alternative energy technologies that increase the use of alternative forms of energy and reduce the demand for oil and natural gas could have a material adverse effect on our business, financial condition and results of operations. As the United States and certain other countries transition to electric vehicles and as certain states in the United States are banning any usage of gas as a fuel, the oil and gas business is adversely affected. We will be further subject to state regulatory efforts such as California’s announced goal of eliminating the sale of vehicles which use gas by 2035. Automobile manufacturers are beginning to announce that they will only manufacture electric vehicles in the future. President Biden has also stated that the 2022 retail price rise in the price of gasoline was part of a plan to transition to electric vehicles.

As an example, in August 2022, the California Air Resources Board passed a rule banning the sale of gas vehicles by 2035, requiring 35% of new passenger vehicles sold by 2026 to be electric or otherwise not using gas with the number rising to 68% by 2030. It has been reported that more than a dozen states typically follow California which is the largest market for the sale of passenger vehicles. The State of Washington has enacted a Rule similar to California. California also enacted a law effective July 1, 2022 banning the sale of gas powered lawn mowers and leaf blowers starting in 2024. Further in late September 2022 the California Air Resources Board banned natural gas heaters and furnaces by 2030. As this and the other trends outlined above are implemented, the Company could incur material and adverse effects on its results of operations.

Because we expect the SEC will adopt most, if not all of its proposed climate change rules, as a small producer, the compliance costs may adversely affect our future results of operating and financial condition, which effects may be material.

On March 21, 2022, the SEC released proposed rule changes that would require new climate-related disclosure in SEC filings, including certain climate-related metrics and greenhouse gas emissions, information about climate-related targets and goals, transition plans, if any, and extensive attestation requirements. In addition to requiring filers to quantify and disclose direct emissions data, the new rules would also require disclosure of climate impact arising from the operations and uses by the filer’s business partners and contractors and end-users of the filer’s products and/or services. If adopted as proposed, the rule changes would apply to the Company and result in us incurring material additional compliance and reporting costs, including monitoring, collecting, analyzing and reporting the new metrics and implementing systems and procuring additional internal and external personnel with the requisite skills and expertise to serve those functions. Such costs are likely to adversely affect our future results of operations and financial condition, which may be material. We expect the rule will be adopted in late 2022 or early 2023 and be effective beginning at some point after that date. We cannot predict the outcome of litigation which we expect will challenge any new climate change rules.

If Congress enacts the proposed price gouging bill, it could have a material adverse effect on our oil and gas operations and the Fund.

Senator Elizabeth Warren and others have introduced legislation aimed at rising gasoline and other prices and would empower the Federal Trade Commission (“FTC”) to investigate and penalize companies with “unconscionably excessive price increases.” The proposed legislation does not define what this phrase means so it will permit the FTC to define it. While we cannot predict whether the legislation will pass, the recent election and the apparent Republican control of the House of Representatives may mean the proposed bill will not be enacted. If it does pass, the FTC will enact Rules although it is possible it may enact an emergency Rule like other regulatory agencies have recently done. Any such legislation will likely affect gasoline prices. We believe price controls will have a material adverse effect on the Company and the Fund.

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Because competition in the oil and natural gas industry is intense, we may be unable to effectively compete with larger companies with greater financial, technical and managerial resources.

We are a relatively small participant in the United States onshore oil and gas exploration and drilling industry and we face significant competition from major energy companies with substantial financial, technical, management, and other resources as well as large and other privately-held businesses which have competitive advantages. While we are mostly vertically integrated, our cost of operations is dependent in part on certain third-party services, and competition for these services can be significant, especially in times when commodity prices are high. Similarly, if and as we grow we will compete for trained, qualified personnel, and in times of lower prices for oil, we and other companies with similar production profiles may not be able to attract and retain this talent. Conversely, some of our competitors have a broader portfolio properties, assets and rights that in many cases enable them to both explore and drill wider geographic areas with a greater likelihood of success and/or complete the exploration, drilling, distribution and sale processes at lower costs while also offering related services to third parties.

Our ability to acquire and develop reserves in the future, and maintain and grow our customer base will depend on our ability to evaluate and select suitable properties and assets and to consummate transactions in a highly competitive environment for acquiring such properties and assets, marketing oil and gas, securing and compensating trained personnel and meeting demand for our products and services. Also, there is substantial competition for capital available for investment in the oil and gas industry. Our competitors may be able to pay more to acquire working interests in oil and gas leases as well as for personnel, property and services and to attract capital at lower rates. Because of our small size, we may be more affected than larger competitors. Further, the current inflation the United States is facing will affect us more that many well capitalized competitors.

The potential lack of availability of, or cost of, drilling rigs, equipment, supplies, personnel and crude oil field services could adversely affect our ability to execute on a timely basis our exploration and development plans within our budget.

We currently own three drilling rigs which can perform deep vertical and horizontal/directional drilling projects in depths of up to 30,000 feet, and three workover rigs. When the prices of crude oil increase, or the demand for equipment and services is greater than the supply in certain areas, we could encounter an increase in the cost of securing a deep drilling rig capable of performing lateral drilling projects in the Tuscaloosa Marine Shale. In addition, larger producers may be more likely to secure access to such equipment by offering more lucrative terms. If we are unable to acquire access to such resources, or can obtain access only at higher prices, our ability to convert our reserves into cash flow could be delayed and the cost of producing those reserves could increase significantly. In addition to increasing our costs, we may face the possibility of poorly rendered services or faulty or damaged equipment coupled with potential damage to downhole reservoirs and personnel injuries. Such issues can increase the actual cost of services, extend the time to secure such services and add costs for damages due to accidents sustained from the overuse of equipment and inexperienced personnel. All of these factors may adversely affect our results of operations and financial condition.

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Drilling for and producing crude oil involves significant risks and uncertainties that could adversely affect our business, financial condition or results of operations.

Our drilling and production activities are subject to many risks, including the risk that we will not discover commercially productive reservoirs. Drilling for crude oil can be unprofitable, not only from dry holes, but from productive wells that do not produce sufficient revenues to return a profit. In addition, our drilling and producing operations may be curtailed, delayed or cancelled as a result of other factors, including but not limited to:

●	unusual or unexpected geological formations and miscalculations;
●	fires;
●	explosions and blowouts;
●	pipe or cement failures;
●	environmental hazards, such as natural gas leaks, oil spills, pipeline and tank ruptures, encountering naturally occurring radioactive materials, and unauthorized discharges of toxic gases, brine, well stimulation and completion fluids, or other pollutants into the surface and subsurface environment;
●	loss of drilling fluid circulation;
●	title problems for the properties on which we drill and resulting restrictions or termination of lease for oil drilling and production operations;
●	facility or equipment malfunctions;
●	unexpected operational events, especially the need to drill significantly deeper than originally contemplated or finding, despite an engineering study to the contrary;
●	shortages of skilled personnel or unexpected loss of key drilling and production workers;
●	shortages or delivery delays of equipment and services or of water used in hydraulic fracturing activities;
●	compliance with environmental and other regulatory requirements and any unexpected remedial requirements for violations of environmental or other regulatory requirements;
●	stockholder activism and activities by non-governmental organizations to restrict the exploration, development and production of oil and natural gas so as to minimize emissions of greenhouse gases;
●	natural disasters; and
●	adverse weather conditions.

Any of these risks can cause substantial losses, including personal injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution, environmental contamination, clean-up responsibilities, loss of wells, repairs to resume operations; and regulatory fines or penalties. Further, our exposure to operational risks may increase as our drilling activity expands.

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We may not be insured or fully insured against certain of the above operational risks, either due to unavailability of such insurance or the high premiums and deductibles. The occurrence of an event that is not covered in full or in part by insurance could have a material adverse impact on our business, financial condition and results of operations.

Because of the speculative nature of drilling oil and gas wells, we cannot guarantee any return on your investment.

Oil and natural gas exploration is an inherently speculative activity. Before the drilling of a well, we cannot predict with absolute certainty the volume of oil and natural gas recoverable from the well; or the time it will take to recover the oil and gas.

In addition, oil and gas wells by their nature are depleting assets with respect to which production could last anywhere from a few months to more than 30 years. As a result, annual production will naturally decline over the life of a well, and so too will returns to investors.

Even if targeted wells are completed and produce oil and gas in commercial quantities, it may not produce enough oil and gas to pay for the costs of drilling and completing the well.

Because the oil and gas drilling business is very cyclical, we may face a downturn which in turn can adversely affect our business.

Between inflation, supply chain shortages and the war in Ukraine, among other factors, the price of oil has spiked in 2022 with peak oil prices over $122 per barrel of oil for WTI crude on June 8, 2022, which was the highest level in over 10 years. However, as the economy is seemingly worsening, the price of crude oil fell to early January levels with WTI crude at $78.74 on September 24, 2022, although the price has since increased to above $90 in early November 2022. Changes in oil and natural gas prices (and specifically downwards trends or the lack of an increase) will have a significant adverse impact on our cash flow. Lower oil and gas prices may not only impact our revenues, but also may reduce the amount of oil and gas that we can produce economically. Historically, oil and gas prices have been volatile, and it is likely that they will continue to be volatile in the future. At some point, the regulatory factors facing fossil fuels and the drilling for oil as well as a recession may make oil drilling financially unattractive. In that event, our results of operations may be materially and adversely affected.

The volatility of oil and natural gas prices could also hamper our ability to produce oil and gas economically. Oil and natural gas prices are volatile, and a decline in prices could significantly, adversely affect both profitability and overall financial health of the Company. The oil and gas industry has experienced severe downturns characterized by oversupply and/or weak-to-zero demand.

Our future revenues from exploration and production operations, cash flows, and carrying value of our oil and gas properties will depend on oil prices. Commodity prices, including oil, are highly volatile and may fluctuate widely in response to relatively minor changes in supply and demand and market uncertainty. Additional factors which may affect oil prices and which are beyond our control include but are not limited to, the following factors:

●	worldwide and regional economic conditions impacting the global supply of and demand for oil, including the impact of the Russian invasion of Ukraine and inflation;
●	the price and quantity of foreign imports of oil;

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●	consumer and business demand;
●	geopolitical and economic conditions in or affecting other producing regions or countries, including the Middle East, Africa, South America and Russia;
●	actions of the Organization of the Petroleum Exporting Countries, its members and other state-controlled oil companies relating to oil price and production controls;
●	the level of global exploration, development and production;
●	the level of global inventories;
●	prevailing prices on local price indexes in the area in which we operate;
●	the proximity, capacity, cost and availability of gathering and transportation facilities;
●	localized and global supply and demand fundamentals and transportation availability;
●	the cost of exploring for, developing, producing and transporting reserves;
●	weather conditions and other natural disasters;
●	technological advances affecting energy consumption;
●	the price and availability of alternative fuels;
●	government regulations, such as regulation of natural gas transportation and price controls;
●	U.S. federal, state and local and non-U.S. governmental regulation and taxes; and
●	market perceptions of future prices, whether due to the foregoing factors or others.

Currently, oil prices are higher than they have been in prior years, although there can be no certainty as to if, when and to what extent they may decline in the future. Further, while higher oil prices generally provide benefits to our drilling operations to the extent we have productive wells during the high price periods, they also pose increased costs in drilling additional wells.

Our operating results fluctuate due to the effect of seasonality, adverse weather or other natural occurrences that generally impact the oil and gas industry.

Operating levels of the oil industry have historically been lower in the winter months because of adverse weather conditions. Accordingly, our revenue generally follows a seasonal pattern. Revenue can also be affected by other adverse weather conditions, holidays and the number of business days during a given period because revenue is directly related to the available working days. From time-to-time, we may also suffer short-term impacts from severe weather and similar events, such as tornadoes, hurricanes, blizzards, ice storms, floods, fires, earthquakes, and explosions that could harm our results of operations or make our results of operations more volatile.

Because we may be subject to various claims and lawsuits in the ordinary course of business, increases in the amount or severity of these claims and lawsuits could adversely affect us.

In the ordinary course of our planned business, we may be exposed to various claims and litigation related to commercial disputes, personal injury, property damage, environmental liability and other matters. If we incur increases in litigation or serious claims, there are developments in legislative or regulatory trends, or our employees or contractors incur a catastrophic accident or series of accidents, involving property damage, personal injury, or environmental liability it could have a material adverse effect on our operating results and financial condition.

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The extension of our active oil and gas mineral leases are in some cases subject to performing continuous drilling operations.

Our oil and gas mineral leases may contain acreage that is either held by production or not. In order to extend the leased acreage not held by production, the Company must maintain minimum continuous drilling operations in order to extend these leases to future periods. Further, at least one of our leases requires us to drill a new well every 270 days in order to maintain the rights, and our failure to do so would result in us losing the rights unless the owner agrees to a waiver or extension. The Company’s inability to perform operations during any given period could result in the Company’s losing the rights to future operations on that lease.

We may be required to meet future drilling conditions and lack the capital to protect our interest in one or more wells.

In addition to the requirements under our current interests, we may acquire interests in wells that require continuous drilling in order to maintain our interest. In the past, White River Holdings a then subsidiary of Ecoark was unable to meet the drilling condition, which permitted our Executive Chairman (and Ecoark’s Chief Executive Officer) to personally acquire a portion of the working interest when he made the required investment. Because we may acquire oil and gas mineral leases that may require future drilling to maintain the leasehold interest, if we do the Company will be required to invest in future drilling in order to extend these leases to future periods or lose the interest in any such leases. If we lack the capital, our affiliates may acquire the leases by investing their own capital.

Our ability to spread the risks of drilling among many wells may be limited.

Our ability to spread risks through diversification will be related to our ability to obtain the necessary capital and other resources needed to evaluate a well’s prospects and deploy drilling equipment, as well as acquire and maintain drilling rights. Limited capital will force us to drill fewer wells, or forego opportunities management deems to be attractive, which decreases our ability to spread the risks of drilling and mitigate the possibility of deploying our limited resources towards a successful drilling venture. In addition, our revenue and ability to achieve or maintain profitability may decrease if management is unable to find enough suitable well locations to be drilled. While we have over 30,000 acres to select drilling locations from, there can be no assurance that we will be successful in drilling in a manner or pace that enables us to generate sufficient revenue at low enough costs to become profitable.

The Company may face issues with title defects, which could result in losses in leases which the fund acquires.

There may be defects in the title to the leases on which the Company’s wells are drilled. In certain instances, the Company may elect not to obtain title opinions or take certain other due diligence related actions that could have otherwise unveiled problems, due to cost, timing or other constraints. Thus, the Company may experience losses from title defects which arose during drilling that would have been disclosed by such due diligence. Also, the Company may waive title requirements for the leases on which the Company’s wells are drilled. Any failure of title of working interest transferred to the Company could materially adversely affect our operating results and business.

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We may be required to record significant non-cash impairment charges related to a reduction in the carrying value of our proved oil and gas properties, which could materially and adversely affect our results of operations.

We will perform assessments of our oil and gas properties whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. In order to perform these assessments, management will use various observable and unobservable inputs, including management’s outlooks for (i) proved reserves and risk-adjusted probable and possible reserves, (ii) commodity prices, (iii) production costs, (iv) capital expenditures and (v) production. Significant or extended price declines could result in the need to adjust the carrying value of our proved oil and gas properties by recording non-cash impairment charges. To the extent such assessments indicate a reduction of the estimated useful life or estimated future cash flows, the carrying value of the oil and gas properties may not be recoverable and therefore we may be required to record an impairment charge reducing the carrying value of the proved properties to their fair value. If oil and natural gas prices decline in the future, we may be required to record impairment charges related to the oil and gas properties acquired from Ecoark, which would materially and adversely affect our results of operations in the period incurred.

Similar to many companies, we have experienced a spike in our insurance costs, which could have a material adverse effect on our operating results.

Insurance premiums have recently escalated, and we are facing a similar increase in our insurance costs. Our future insurance and claims expense might exceed historical levels, which could reduce our earnings. We self-insure or maintain a high deductible for a portion of our claims exposure resulting from workers’ compensation, auto liability, general liability, cargo and property damage claims, as well as associated health insurance. Estimating the number and severity of claims, as well as related judgment or settlement amounts is inherently difficult. This, along with legal expenses, incurred but not reported claims and other uncertainties can cause unfavorable differences between actual claim costs and our reserve estimates. We plan to reserve for anticipated losses and expenses and periodically evaluate and adjust our claims reserves to reflect our experience. However, ultimate results may differ from our estimates, which could result in losses over our reserved amounts.

We maintain insurance with licensed insurance carriers above the amounts which we retain. Although we believe our general liability and related insurance limits should be sufficient to cover reasonably expected claims, the amount of one or more claims could exceed our coverage limits. If any claim were to exceed our coverage, we would be required to bear the excess, in addition to our other self-insured/retained amounts. As a result, our insurance and claims expense could increase, or we could raise our self-insured retention or deductible when our policies are renewed or replaced. Our operating results and financial condition could be materially and adversely affected if (i) cost per claim, premiums, or the number of claims significantly exceed our estimates, (ii) there is one or more claims in excess of our coverage limits, (iii) our insurance carriers refuse to pay our insurance claims or (iv) we experience a claim for which coverage is not provided.

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General Risks

Because the COVID-19 pandemic had a material adverse effect on crude oil prices and the economy, the uncertainty relating to its continuation may have a future adverse effect on our business, results of operations, and future prospects.

The global COVID-19 pandemic and the unprecedented actions taken by U.S. federal, state and local governments and governments around the world in order to stop the spread of the virus had a profound impact on the U.S. and global economy, disrupting global supply chains and creating significant volatility in the financial markets.

While COVID-19 seems to no longer threaten the economy as it did, supply chain shortages seem to have evolved from COVID-19. Moreover, the risk of a serious new COVID-19 strain or other serious virus evolving remains.

Disruptions and/or uncertainties related to a new strain of COVID-19 for a sustained period of time could have a material adverse impact on our business, results of operations and financial condition. Supply chain delays and shortages of equipment, or increased transportation, labor or other costs which may result from COVID-19 could have a material adverse effect on our financial condition and results of operations.

Furthermore, the effect of another serious COVID-19 outbreak on financial markets and on our Company may limit our ability to raise additional capital in the future on the terms acceptable to us at the time we need it, or at all.

Because of the Russian invasion of Ukraine, as well as high inflation and increased Federal Reserve interest rates in response, the effect on the capital markets and the economy is uncertain, and we may have to deal with a recessionary economy and economic uncertainty including possible adverse effects upon the oil and gas industry and other industries.

As a result of the Russian invasion of Ukraine, certain events are beginning to affect the global and United States economy including continued inflation, Federal Reserve interest rate increases in response, substantial increases in the prices of oil and gas, dramatic declines in the capital markets, and large Western companies ceasing to do business in Russia. The duration of this war and its impact are at best uncertain, and continuation may result in Internet access issues if Russia, for example, began illicit cyber activities. The economy appears to be headed into a recession with uncertain and potentially severe impacts upon public companies and us. We cannot predict how this will affect the market for oil and gas, but the impact may be adverse.

Our future success depends on our ability to retain and attract high-quality personnel, and the efforts, abilities and continued service of our senior management.

Our future success depends on our ability to attract, hire, train and retain a number of highly skilled employees and on the service and performance of our senior management team and other key personnel for each of our subsidiaries particularly with the planned expansion of our operations. The loss of the services of our executive officers or other key employees and inadequate succession planning could cause substantial disruption to our business operations, deplete our institutional knowledge base and erode our competitive advantage, which would adversely affect our business. Competition for qualified personnel possessing the skills necessary to implement our strategy is intense, and we may fail to attract or retain the employees necessary to execute our business model successfully. We do not have “key person” life insurance policies covering any of our executive officers.

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Our success will depend to a significant degree upon the continued efforts of our key management, engineering and other personnel, many of whom would be difficult to replace. In particular, we believe that our future success is highly dependent on Randy May, our Executive Chairman, Jay Puchir, our Chief Executive Officer. If any members of our management team leave our employment, our business could suffer, and the share price of our common stock could decline.

If we cannot manage our growth effectively, our results of operations would be materially and adversely affected.

We have recently experienced significant growth in our operations commencing with and following the White River Holdings acquisition. Our business model relies on our rapidly growing our oil and gas drilling business. Businesses that grow rapidly often have difficulty managing their growth while maintaining their compliance and quality standards. If we continue to grow as rapidly as we anticipate, we will need to expand our management by recruiting and employing additional executive and key personnel capable of providing the necessary support. There can be no assurance that our management, along with our staff, will be able to effectively manage our growth. Our failure to meet the challenges associated with rapid growth could materially and adversely affect our business and operating results.

We will have a highly concentrated portfolio of assets and operate in a limited number of markets, and therefore face risks surrounding a lack of diversification.

Our current operations and revenue generating activities are conducted exclusively through White River Holdings, which is focused on oil and gas drilling. Thus, an investment in our Company will not provide diversity as to asset type and industry, as we are focused solely on oil and gas assets in the energy sector. Additionally, while we intend to expand our portfolio as capital becomes available, our oil and gas portfolio and operations are presently geographically concentrated in the relatively small territory of Louisiana and Mississippi. This lack of diversification could cause us to face difficulties in establishing material revenue, particularly if adverse external forces such as market or regulatory changes occur, and we may be unable to recover from these developments, in which case your investment would be at risk.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

Upon the effectiveness of the Registration Statement of which this Prospectus is a part, we will become subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Sarbanes-Oxley Act which requires, among other things, that public companies maintain effective disclosure controls and procedures and internal control over financial reporting.

Any failure to maintain effective controls or any difficulties encountered in their implementation or improvement in the future could cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired, which could result in loss of investor confidence and could have an adverse effect on our stock price.

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The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business.

The federal securities laws require us to comply with SEC reporting requirements relating to our business and securities following the effectiveness of the registration statement of which this prospectus is a part. Complying with these reporting and other regulatory obligations is time-consuming and will result in increased costs to us which could have a negative effect on our financial condition or business. As a public company, we are subject to the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. We will be required to file annual, quarterly and current reports with the SEC disclosing certain aspects and developments of our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we will need to commit significant resources, hire additional executive officers and personnel and provide for additional management oversight. We intend to implement additional procedures and processes for the purpose of addressing the standards and requirements applicable to SEC reporting companies. Sustaining our growth will also require us to commit additional managerial, operational and financial resources to identifying competent professionals to join our Company and to maintain appropriate operational and financial systems to adequately support our intended expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our results of operations, financial condition or business.

Risks Relating to Our Planned Acquisition of a Broker-Dealer.

We may face difficulties or delays in our search for or completion of an acquisition of a broker-dealer.

Beginning with the Fund which will close to new investors on or before June 30, 2023, we plan to establish and raise proceeds for a new oil and gas exploration and drilling fund through which to fund our operations and cooperate in our strategic endeavours approximately once every year for the next 10 years. To do so, on advice of counsel we are seeking to acquire a broker-dealer to ensure these activities are conducted in compliance with applicable federal and state securities laws and rules. We are presently negotiating a purchase agreement and conducting due diligence to acquire a broker-dealer, and if we proceed the transaction will be subject to approval of the FINRA and possibly certain states. We may expend significant time and resources in investigating and negotiating the acquisition which may ultimately fail to close, whereupon our funding efforts through the planned oil and gas funds could also be jeopardized.

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A failure or delay in the acquisition a broker-dealer, including due to regulatory requirements of the broker-dealer, may adversely affect our business and results of operations.

Broker-dealers are subject to intense laws and regulations enacted by national, and state governments, including those administered by the SEC. Additionally, broker-dealers are subject to FINRA oversight and must also comply with money laundering laws and know your customers laws. Self-regulatory organizations and related licenses and certifications often come with their own rules and processes with which we will need to comply to effect these types of transactions. Broker-dealers are regulated by the SEC, states in which they operate and by FINRA, and self-regulatory organizations of which they may be members. The SEC requires registration and certain periodic public disclosure about the broker-dealer unless an exemption from registration is available. Before a FINRA member firm may engage in a change of control transaction, FINRA Rule 1017 requires the member to file an application for approval at least 30 days prior to the transaction. Under the Rule, FINRA then has authority to review and potentially reject the application, in which case the transaction would not be able to go forward.

Therefore, our business plan as it relates to acquiring a broker-dealer through which to enable us to proceed with oil and gas funding activities could be materially delayed or even prevented by FINRA and/or the SEC rules and application and review processes, much of which will be beyond our control given that a significant source of the information and documentation FINRA or the SEC requests will come from the firm we are targeting to acquire. If we do negotiate and execute a definitive agreement and obtain FINRA approval to acquire a broker-dealer, we will become subject to the SEC’s and FINRA’s rules and requirements through the acquired entity, which together impose significant ongoing compliance requirements with respect to the financial condition (including net capital minimums), reporting, recordkeeping and audit requirements, supervisory and corporate governance mandates, customer relationships and communications and other requirements affecting the products and services offered by the broker-dealer. See the risk titled “If we obtain a broker-dealer, we will become subject to numerous regulatory requirements imposed by a variety of different private and public agencies, which could restrict our operations or impede our growth” for more information about the potential applicable requirements. Additionally, various states require registration which provides such states with the ability to regulate the broker-dealer including the power to inspect records.

Compliance with SEC and FINRA rules and regulations and other requirements in connection with acquisitions and ongoing operations are often capital intensive and time-consuming, can divert management’s and personnel’s attention from important operational matters, and may prevent us from ultimately achieving our goals within the desired timeframes, on favorable terms or at all. These requirements are often ambiguous, fact sensitive and context specific, which further magnifies the risk of exposure and/or the expense of compliance. Litigation or enforcement proceedings may arise involving large amounts of damages or fees, and defending against such litigation is costly. For the foregoing reasons, failure to comply with applicable laws or regulations, as interpreted and applied, and deployment of human and capital resources towards compliance and/or defense efforts, could have a material adverse effect on our business, including our ability to negotiate and complete transactions, and on our ability to execute our business plan and generate material revenue therefrom.

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If we obtain a broker-dealer, we will become subject to numerous regulatory requirements imposed by a variety of different private and public agencies, which could restrict our operations or impede our business plan and growth.

If we acquire a broker-dealer, we will become subject to a number of laws, regulations, rules and policies aimed at protecting investors and preserving the integrity of the financial markets. These requirements can be costly to comply with, divert management’s attention away from other important matters, and may have the effect of hindering our growth as a result. For example, among the laws, regulations, rules and policies to which the broker-dealer must comply with are:

●	Rule 15c3-1 under the Exchange Act, which specifies minimum capital requirements intended to ensure the general financial soundness and liquidity of broker-dealers;

●	Rule 15c3-3 under the Exchange Act, which requires broker-dealers to maintain certain liquidity reserves; and

●	SEC and FINRA rules which require notification when net capital falls below certain defined criteria and when withdrawals of capital exceed certain thresholds, as well as remaining above a certain ratio of debt to equity in the regulatory capital composition of a broker-dealer.

While we expect the future operations of any broker-dealer we acquire to be limited, we may be subject to additional or different rules depending on the operations of the broker-dealer we acquire, and any future business we develop following the acquisition. Costs of compliance with these requirements is expected to be significant, and failure to comply would expose us to the risk of regulatory enforcement, civil liability, suspension or withdrawal of the license or registration to operate as a broker-dealer, any of which would materially adversely affect us.

Risks Related to our Common Stock

If we are not successful, you may lose your entire investment.

Prospective investors should be aware that if we are not successful in our business, their entire investment in the Company could become worthless. Even if the Company is successful, we can provide no assurances that investors will derive a profit from their investment. We need additional capital to meet our obligations and achieve our business objectives, and we cannot guarantee we will be successful in locating additional required capital as and when needed or that any such amounts will be sufficient for us to establish material revenue growth. If we are not successful, you may lose your entire investment.

The price of our common stock is subject to volatility, including for reasons unrelated to our operating performance, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to a number of factors, some of which may be outside our control, including but not limited to, the following factors:

●	the large number of shares which Ecoark stockholders will receive in the Spin-Offs;

●	sales of our common stock by these Ecoark stockholders;

●	the sporadic trading of our common stock which means that the limited demand and high supply may lead to price declines;

●	future events related to the market for oil and gas or other products we may offer in the future, including regulation;

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●	changes in market valuations of companies in the oil and gas industry;

●	future oil prices;

●	regulatory initiatives from the Biden Administration or other government agencies;

●	announcements of developments by us or our competitors;

●	the continuation of the stock market slump and any related adverse events affecting the economy;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, significant contracts, or other material developments that may affect our prospects;

●	actual or anticipated variations in our operating results;

●	adoption of new accounting standards affecting our industry;

●	additions or departures of key personnel;

●	the adverse consequences of future variants of COVID-19; and

●	other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against such a company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and Company resources, which could harm our business and financial condition.

There is currently a limited trading market for the Company’s common stock.

Our common stock was recently quoted on the OTCQB under the symbol “WTRV.” However, there is currently a limited trading market in our common stock, and we cannot give an assurance that a consistent, active trading market will develop. Trading on the OTCQB is less liquid than the leading national securities exchanges.

If an active market for our common stock develops, there is no assurance that such market will be maintained. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable.

Furthermore, there is a significant risk that our stock price may fluctuate in the future in response to any of the following factors, some of which are beyond our control:

●	Material declines in the price of oil;

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●	Regulation by the federal government including the SEC’s proposed climate change rules and whether such rules when adopted as we expect will apply to smaller reporting companies like the Company;
●	Our ability to acquire sufficient oil and gas leases and working interests in oil and gas wells;
●	The impact of inflation;
●	Economic conditions including the onset of a recession or stagflation;
●	Variations in our quarterly operating results;
●	Announcements that our revenue or income is below analysts’ expectations;
●	Sales of large volume of our common stock especially after the Spin-Off; and
●	Announcements by us or our competitors of significant contracts, strategic partnerships, joint ventures or capital commitments.

Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

Of 8,400,000 shares of common stock outstanding as of December 1, 2022, approximately 4,038,811 shares are held by investors who are not our affiliates, excluding the Shares being offered hereby. These shares will become unrestricted freely tradeable stock following the effectiveness of the Registration Statement of which this Prospectus is a part (provided we continue to comply with the period reporting obligations under the Exchange Act). In addition the 14,302,227 PIPE Shares offered by the Selling Stockholders will be free trading without restrictions. Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through an offering of our securities. Future sales of substantial amounts of our common stock in the public market, or the anticipation of these sales, could materially and adversely affect market prices prevailing from time-to-time, and could impair our ability to raise capital through sales of equity or equity-related securities. In addition, the market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market or the perception that these sales may occur.

Our common stock is a “penny stock” and thereby be subject to additional sale and trading regulations that may depress the price of our common stock.

Our common stock is a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act. Our common stock may be a “penny stock” if it meets one or more of the following conditions: (i) it trades at a price less than $5 per share; (ii) it is not traded on a “recognized” national securities exchange which excludes the OTC Pink Market or the OTCQB and OTCQX; or (iii) is issued by a company that has been in business less than three years with net tangible assets less than $5 million. Thus, our common stock is a penny stock.

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The principal result or effect of being designated a penny stock is that securities broker-dealers participating in sales of our common stock are discouraged from soliciting purchases of our common stock by the SEC’s rules which generally results in low prices and limited trading volume. For example, SEC Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise. In addition, clearing firms, which hold retail accounts dislike penny stocks and through extra compliance efforts and costs they impose, make it hard to sell penny stocks.

We may be unable to achieve some or all of the benefits that we expect to achieve from the Spin-Off.

We believe that, as an independent publicly-traded company, we will be able to, among other things, better focus our financial and operational resources on our specific business, implement and maintain a capital structure designed to meet our specific needs, design and implement corporate strategies and policies that are targeted to our business, more effectively respond to industry dynamics and create effective incentives for our management and employees that are more closely tied to our business performance. Further, we expect that the Spin-Off will assist us in complying with certain requirements to have our securities listed on a national securities exchange operated by The Nasdaq Stock Market LLC (“Nasdaq”) or the New York Stock Exchange (“NYSE”). However, we may fail to achieve these goals or realize these benefits, and could also face adverse consequences, such as being more susceptible to market fluctuations and have less support from Ecoark who will no longer be a principal stockholder following the Spin-Off. We have been advised that unless we complete a $40 million public offering, we cannot seek to be listed on Nasdaq or the NYSE until following our fiscal year ended March 31, 2024. In addition, we may be unable to uplist our securities in the time we intend, if at all. The completion of the Spin-Off will also require significant amounts of our management’s and other personnel’s time and effort, which may divert their attention away from operating and growing our business.

Until the Spin-Off occurs, the Ecoark Board of Directors has sole discretion to change the terms of the Spin-Off in ways that may be unfavorable to us.

Until the Spin-Off occurs, Ecoark will remain a prospective principal stockholder pending conversion of the Series A, which will occur after the effectiveness date of the Registration Statement of which this Prospectus is a part. Completion of the Spin-Off remains subject to the discretion of Ecoark, including approval by the Ecoark Board of Directors (the “Ecoark Board”). Additionally, Ecoark has the discretion to change the terms of the Spin-Off, including the ratio, which changes could be unfavorable to us or our stockholders, or the security holders of Ecoark. In addition, Ecoark may decide at any time prior to the completion of the Spin-Off not to proceed with the Spin-Off.

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Our Board of Directors may issue and fix the terms of shares of our preferred stock without stockholder approval, which could adversely affect the voting power of holders of our common stock or any change in control of our Company.

Subject to existing and outstanding series of preferred stock, including the Series A and the Series C, our Articles of Incorporation authorizes the issuance of up to 5,000,000 shares of “blank check” preferred stock, with $0.0001 par value per share, with such designation rights and preferences as may be determined from time-to-time by the Company’s Board. Subject to the terms of our outstanding securities, our Board is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of such issuances, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our Company. For example, the Company has a single authorized share of Series B Preferred Stock (the “Series B”) which, if issued, is entitled to vote with the Company’s common stock as a single class on any matter brought before the stockholders, and the Series B is entitled to a number of votes equal to the greater of (A) 100,000,000 votes, or (B) 50.1% of the Company’s voting power as of the applicable date of determination. The Series B, which will be automatically cancelled upon the Company applying to have its common stock listed on a national securities exchange, was established to ward off any hostile takeover and may be issued by our Board at any time.

The future issuance of equity or of debt securities that are convertible into, or exercisable for common stock and the common stock issuable under the Series C and Warrants, will place selling pressure on the market price for our common stock as well as affecting our ability to raise capital in the future.

We may choose to raise additional capital in the future, depending on market conditions, strategic considerations and operational requirements. To the extent that additional capital is raised through the issuance of shares or other securities convertible into, or exercisable for, shares of common stock, our stockholders will be diluted. Future issuances of our common stock or other equity securities, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock and impair our ability to raise capital through future offerings of equity or equity-linked securities. For example, we may grant registration rights similar to those given to the Selling Stockholders resulting to the Company’s filing of the registration statement of which this prospectus is a part to future investors. Accordingly, the adverse market and price pressures resulting from an offering pursuant to a registration statement may continue for an extended period of time and continued negative pressure on the market price of our common stock could have a material adverse effect on our ability to raise additional equity capital.

We have not paid cash dividends in the past and do not expect to pay dividends in the future, so any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our Board of Directors (the “Board”) may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

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Our Articles of Incorporation contain certain provisions which may result in difficulty in bringing stockholder actions against or on behalf of the Company or its affiliates.

Section 7 of our Articles of Incorporation provide that the internal affairs of the Company, including stockholder derivative actions but excluding claims under the Exchange Act, shall be brought exclusively in state courts located in Nevada. Section 7 also provides that unless the Company consents in writing to an alternative forum, the federal district courts of the United States shall have exclusive jurisdiction over claims brought under the Securities Act, and that the United States District Court for the District of Nevada shall be the exclusive venue with respect to any cause of action brought under the Securities Act or the Exchange Act. These provisions may have the effect of precluding stockholders from bringing suit in their forum or venue of choice. Further, these provisions may give rise to a potential ambiguity as to which courts – state or federal – should preside over certain cases such as cases with overlapping claims under both state corporate law and the Securities Act and the rules and regulations thereunder. While the Supreme Court of Delaware has upheld a charter provision designating federal courts as the exclusive forum for actions brought under the Securities Act, it is unclear how a court in another jurisdiction, including Nevada, might rule. Therefore, an investor seeking to bring a claim against or on behalf of the Company or its affiliates under Nevada law or the federal securities laws may be forced to litigate their case in a court which poses geographic or other hardships, and could face uncertainty as to which jurisdiction and venue the case will ultimately be heard in, which may delay, prevent or impose additional obstacles on the investor in such litigation. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder, and there is uncertainty as to whether a state or federal court would enforce this charter provision.

USE OF PROCEEDS

This Prospectus relates to the Spin-Off Shares that may be distributed to Ecoark’s stockholders, as well as the PIPE Securities that may be offered and sold from time-to-time by the Selling Stockholders. We will not receive any proceeds upon the sale of the Securities by either of Ecoark or the Selling Stockholders in this offering. However, we will receive gross proceeds upon the exercise of the Warrants issued to the Selling Stockholders if exercised for cash. Any proceeds will be used for general corporate purposes including expanding our drilling program and working capital. See “Plan of Distribution” elsewhere in this Prospectus for more information.

DIVIDEND POLICY

We have never declared nor paid any cash dividends on our common stock, and currently intend to retain all our cash and any earnings for use in our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends on our common stock will be at the discretion of the Board and will be dependent upon our consolidated financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

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DETERMINATION OF OFFERING PRICE

Spin-Off

No consideration will be paid by Ecoark’s stockholders for the Spin-Off Shares to be distributed by Ecoark in the Spin-Off. The stockholders will be able to hold the Shares or sell them at prevailing prices or privately negotiated prices.

PIPE Offering

With respect to the PIPE Securities, each Selling Stockholder will determine at what price(s) such Selling Stockholder may sell the Securities, and such sales may be made at prevailing market prices, or at privately negotiated prices.

CAPITALIZATION

We had 8,400,000 shares of common stock outstanding as of September 30, 2022. The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2022 (i) on an actual basis, and (ii) on a pro forma basis giving effect to the issuance of (a) 42,253,521 shares of common stock in conversion of the Series A preferred shares; and (b) 4,767,409 shares of common stock in conversion of the Series C preferred stock from the sale of 190.6963632 Series C preferred shares from and the issuance of the Warrants in our PIPE Offering

	Actual	Pro Forma(1) (2)
Cash	$579,357	$5,311,766
Long-term debt	135,372	135,372
Stockholders’ equity:
Preferred stock; $0.0001 par value, 5,000,000 shares authorized
Series A Preferred stock, 1,200 shares issued and outstanding actual and none pro forma	1	-
Series C Preferred stock, no shares issued and outstanding actual and none pro forma (assumed that the Series C shares issued in the PIPE will be converted into common stock)	-	-
Common stock, $0.0001 par value, 500,000,000 shares authorized; 8,400,000 shares issued and outstanding at September 30, 2022 actual and 55,420,930 issued and outstanding on a pro forma basis;	840	5,542
Additional paid-in capital	37,076,394	41,804,102
Retained earnings	(29,814,391)	(29,814,391)
Total stockholders’ equity	7,262,844	11,995,253
Total capitalization	$7,398,216	$12,130,625

(1)	The pro forma table give effect to the issuance of 42,253,521 shares of common stock in conversion of the Series A.

(2)	The pro forma table gives effect to the issuance of 4,767,409 shares of common stock in conversion of the Series C preferred stock, which was issued in the PIPE Offering in the amount of $4,732,409, which is net of offering expenses of $35,000. No effect has been given to the exercise of the warrants in the PIPE Offering.

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The foregoing pro forma information as adjusted is illustrative only, and our capitalization following the completion of the offerings covered by this Prospectus. You should read this table together with our financial statements and the related notes appearing elsewhere in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this Prospectus.

The above discussion and table is based on 8,400,000 shares of common stock outstanding on December 6, 2022, and excludes 7,575,000 shares of common stock available for future grants under the Company’s 2022 Equity Incentive Plan.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Our unaudited pro forma condensed consolidated financial statements consist of an unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended September 30, 2022 and the year ended March 31, 2022, and an unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2022.

The unaudited pro forma condensed consolidated financial statements presented below have been derived from our historical unaudited Condensed Consolidated Statement of Operations for the six months ended September 30, 2022 and the year ended March 31, 2022 and the historical unaudited Condensed Consolidated Balance Sheet at September 30, 2022. The unaudited pro forma Condensed Consolidated Balance Sheet gives effect to the related transactions described below as if they had occurred on September 30, 2022. The pro forma adjustments to the unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended September 30, 2022 and the year ended March 31, 2022 assume that the related transactions occurred as of April 1, 2021. The transaction adjustments identified below have been separately broken out to clearly identify the adjustments and the disclosure includes the basis for the adjustment.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2022

		Other Transaction
	Historical	Adjustments	Pro Forma
		(4)

REVENUES
Oil and gas production	$2,208,760	$-	$2,208,760
Fund management	-	-	-
Total revenues	2,208,760	-	2,208,760

COSTS AND EXPENSES
Cost of revenues (excludes items below)	811,977	-	811,977
Salaries and salaries related costs	2,321,066	-	2,321,066
Professional and consulting fees	319,274	-	319,274
Oilfield supplies and repairs	4,223,608	-	4,223,608
Selling, general and administrative costs	2,594,372	-	2,594,372
Depreciation, amortization, impairment, depletion and accretion	6,202,396	-	6,202,396
Total costs and expenses	16,472,693	-	16,472,693

Loss from operations before other income (expenses)	(14,263,933)	-	(14,263,933)

OTHER INCOME (EXPENSE)
Gain on sale of working interest on oil and gas properties	971,609	-	971,609
Gain on sale of oil and gas property and ARO	391,533	-	391,533
Interest expense, net of interest income	(4,123)	-	(4,123)
Total other income (expense)	1,359,019	-	1,359,019

LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(12,904,914)	-	(12,904,914)

DISCONTINUED OPERATIONS
Loss from discontinued operations	(85,848)	-	(85,848)
Loss on disposal of discontinued operations	(144,654)	-	(144,654)
Total discontinued operations	(230,502)	-	(230,502)

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(13,135,416)	-	(13,135,416)
Provision for income taxes	-	-	-

NET LOSS	$(13,135,416)	$-	$(13,135,416)

NET LOSS PER SHARE

Basic and Diluted loss per share:	$(1.56)		$(0.24)

WEIGHTED AVERAGE SHARES OUTSTANDING	8,400,000		55,420,930

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PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2022

		Other Transaction
	Historical	Adjustments	Pro Forma
		(4)

REVENUES
Oil and gas production	$5,046,559	$-	$5,046,559
Fund management	-	-	-
Total revenues	5,046,559	-	5,046,559

COSTS AND EXPENSES
Salaries and salaries related costs	2,027,255	-	2,027,255
Professional and consulting fees	324,739	-	324,739
Oilfield supplies and repairs	3,339,369	-	3,339,369
Selling, general and administrative costs	2,065,897	-	2,065,897
Depreciation, amortization, impairment, depletion and accretion	6,218,183	-	6,218,183
Total costs and expenses	13,975,443	-	13,975,443

Loss from operations before other income (expenses)	(8,928,884)	-	(8,928,884)

OTHER INCOME (EXPENSE)
Change in fair value of derivative liability on Ecoark	2,954,109	-	2,954,109
(Loss) gain on sale of oil and gas property and ARO	(885,796)	-	(885,796)
Interest expense, net of interest income	(62,182)	-	(62,182)
Total other income (expense)	2,006,131	-	2,006,131

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(6,922,753)	-	(6,922,753)
Provision for income taxes	-	-	-

NET LOSS	$(6,922,753)	$-	$(6,922,753)

NET LOSS PER SHARE

Basic and Diluted loss per share:	$(0.82)		$(0.12)

WEIGHTED AVERAGE SHARES OUTSTANDING	8,400,000		55,420,930

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PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2022

		Other	Other	Other
		Transaction	Transaction	Transaction
	Historical	Adjustments	Adjustments	Adjustments	Pro Forma
		(1)	(2)	(3)
ASSETS
CURRENT ASSETS
Cash	$579,357	$4,732,409	$-	$-	$5,311,766
Accounts receivable	410,085	-	-	-	410,085
Secured promissory note receivable	200,000	-	-	-	200,000
Prepaid expenses and other current assets	240,860	-	-	-	240,860
Inventory	91,925	-	-	-	91,925
Total current assets	1,522,227	4,732,409	-	-	6,254,636

NON-CURRENT ASSETS

Property and equipment, net	1,431,285	-	-	-	1,431,285
Capitalized drilling costs	322,806	-	-	-	322,806
Oil and gas reserves	5,426,976	-	-	-	5,426,976
Right of use asset - operating leases	172,141	-	-	-	172,141
Other assets	13,465	-	-	-	13,465
Total non-current assets	7,366,673	-	-	-	7,366,673

TOTAL ASSETS	$8,888,900	$4,732,409	$-	$-	$13,621,309

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$344,307	$-	$-	$-	344,307
Accrued liabilities	289,730	-	-	-	289,730
Current portion of lease liability - operating leases	157,260	-	-	-	157,260
Current portion of long-term debt	42,668	-	-	-	42,668
Total current liabilities	833,965	-	-	-	833,965

NON-CURRENT LIABILITIES
Asset retirement obligation	668,151	-	-	-	668,151
Lease liability - operating leases, net of current portion	31,236	-	-	-	31,236
Note payable, net of current portion	92,704	-	-	-	92,704
	792,091	-	-	-	792,091

Total liabilities	1,626,056	-	-	-	1,626,056

STOCKHOLDERS’ EQUITY

Preferred stock, Series A, par value	1	-	-	(1)	-
Preferred stock, Series B, par value	-	-	-	-	-
Preferred stock, Series C, par value	-	-	-	-	-
Common stock, par value	840	-	477	4,225	5,542
Additional paid-in capital	37,076,394	4,732,409	(477)	(4,224)	41,804,102
Accumulated deficit	(29,814,391)	-	-	-	(29,814,391)
Total stockholders’ equity	7,262,844	4,732,409	-	-	11,995,253

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,888,900	$4,732,409	$-	$-	$13,621,309

Beginning October 19, 2022 up through November 8, 2022, the Company sold 190.6963632 Units for a total purchase price of $4,767,409. See “The Private Placement.”

The acquisition of White River Holdings was considered a reverse merger. In accordance with ASC 805-40-45-1, the consolidated financial statements prepared following a reverse acquisition are issued under the name of the legal parent (White River Energy Corp) but described in the notes to the financial statements as a continuation of the financial statements of the legal subsidiary (White River Holdings Corp), with one adjustment, which is to retroactively adjust the accounting acquirer’s legal capital to reflect the legal capital of the accounting acquiree (White River Energy Corp). That adjustment is required to reflect the capital of the legal parent. Comparative information presented in the consolidated financial statements also is retroactively adjusted to reflect the legal capital of the legal parent.

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Under ASC 805-40-45-2, the consolidated financial statements represent the continuation of the legal subsidiary except for the capital structure, as follows:

(a)	The assets and liabilities of the legal subsidiary recognized and measured at their precombination carrying amounts;
(b)	The assets and liabilities of the legal parent recognized and measured in accordance with the guidance in this topic applicable to business combinations (ASC 805);
(c)	The retained earnings and other equity balances of the legal subsidiary before the business combination;
(d)	The amount recognized as issued equity interests in the consolidated financial statements determined by adding the issued equity interest of the legal subsidiary outstanding immediately before the business combination to the fair value of the legal parent determined in accordance with the guidance in ASC 805 applicable to business combinations. However, the equity structure reflects the equity structure of the legal parent, including the equity interests the legal parent issued to effect the combination. Accordingly, the equity structure of the legal subsidiary is restated using the exchange ratio established in the acquisition agreement to reflect the number of shares of the legal parent issued in the reverse acquisition.

The Company acquired White River Holdings for 1,200 shares of Series A valued at $30,000,000. On an as converted basis, the 1,200 Series A shares convert to 42,253,521 shares of common stock.

On July 25, 2022, the Company completed its acquisition of White River Holdings. As a result of this transaction, which is accounted for as a reverse merger, White River Holdings is a wholly owned subsidiary of the Company (the “Merger”). In accordance with the terms of the Merger, at the effective time of the Merger, each outstanding share of the common stock of White River was exchanged for the 1,200 shares of Series A Preferred Stock of the Company. This exchange of shares and the resulting controlling ownership of White River Energy Corp constitutes a reverse acquisition resulting in a recapitalization of White River Holdings and purchase accounting being applied to White River Energy Corp under ASC 805 due to White River being the accounting acquirer and White River Energy Corp, being deemed an acquired business. This requires financial reporting from the Merger close date forward to reflect only the historic consolidated results of White River Holdings and to include the consolidated results for White River Energy Corp and subsidiaries from July 25, 2022 forward.

The primary reasons White River Holdings consummated the merger with the Company were the opportunity to immediately become a public company without the process of doing its own initial public offering, thereby affording it the opportunity to more quickly raise capital and provide liquidity options to its stockholders, and at the same time acquiring the infrastructure required of a public company run by people experienced in investor relations and the public company regulatory compliance issues and filings required by virtue of appointing certain of Ecoark’s executive officers as executive officers of the Company. The previously existing businesses of the Company at the time of the Merger, consisting of Norr and Elysian, were sold within 60 days of the Merger taking place.

The unaudited pro forma condensed consolidated financial statements have been prepared to include other transaction adjustments to reflect the financial condition and results of operations as if White River Holdings were operating as a public company for all the periods presented. Our historical financial statements included cost allocations from Ecoark as noted below.

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Management does not believe there are any transaction accounting or autonomous entity adjustments necessary to be included in the unaudited pro forma information presented herein. We have identified four transaction adjustments as noted below. Additionally, we have provided a presentation of management adjustments that we believe are necessary to enhance an understanding of the pro forma effects of the transaction.

White River Holdings has included in their historical columns certain operating expenses and other income (expense) from Ecoark that have been allocated to them in the year ended March 31, 2022, which are part of the Condensed Consolidated Statement of Operations for the year ended March 31, 2022. Commencing April 1, 2022, White River Holdings included in their historical financial statements, all expenses that were previously allocated to them. The allocations represented charges incurred by Ecoark for certain corporate, infrastructure and shared services expenses, including legal, human resources, payroll, finance and accounting, employee benefits, insurance, information technology, telecommunications, treasury, and other expenses. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount, asset, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented pursuant to SAB Topic 1.B.1. The allocations may not, however, reflect the expense White River Holdings would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that White River Holdings will incur in the future or would have incurred if White River Holdings had obtained these services from a third party.

The unaudited pro forma condensed financial information is for informational purposes only and does not purport to represent what our financial position and results of operations actually would have been had the reverse merger of White River Holdings not occurred, or to project our financial performance for any future period. Our historical financial statements have been derived from our historical accounting records and reflect certain allocation of expenses as noted above.

The unaudited pro forma condensed financial information reported below should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the historical financial statements and the corresponding notes included elsewhere in this prospectus.

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Transaction Accounting Adjustments:

There were no transaction accounting adjustments identified by Management.

Autonomous Entity Adjustments:

There were no autonomous entity adjustments identified by Management.

Other Transaction Adjustments:

(1)	To record the issuance of 190.6963632 Series C preferred shares for $4,732,409, which is net of offering expenses of $35,000. On the Unaudited Condensed Consolidated Balance Sheet as of September 30, 2022, this adjustment is #2.
(2)	To record the issuance of 4,767,409 shares of common stock in conversion of the 190.6963632 Series C preferred shares. On the Unaudited Condensed Consolidated Balance Sheet as of September 30, 2022, this adjustment is #3. No effect has been given to the exercise of the warrants in the Private Placement.

(3)	To record the issuance of 42,253,521 shares of common stock in conversion of the 1,200 Series A preferred shares issued to Ecoark in the reverse merger transaction when the Company acquired White River Holdings. On the Unaudited Condensed Consolidated Balance Sheet as of September 30, 2022, this adjustment is #4.
(4)	We anticipate no tax adjustments as a result of the transactions reflected herein.

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Management Adjustments:

Management adjustments are optional to include. Management determined the following items to be significant to enhance the understanding of the White River Holdings business will have on our financial statements.

(1)	In management adjustment #1, we have adjusted the Unaudited Condensed Consolidated Statement of Operations for the year ended March 31, 2022 to remove the cost allocations that were contained in our historical financial statements. We have added these back in management adjustment #2. White River Holdings recorded all of the previously recorded cost allocations in their six months ended September 30, 2022. The net effect of this adjustment was to increase our net loss by $1,733,784. The increase in the net loss was related to the change in the fair value of the derivative liability of $2,954,109 on Ecoark’s financial statements as this was related to funding White River Holdings, offset by added costs and expenses of $1,157,507 and interest expense of $62,818.

(2)	As noted in management adjustment #1, we have included in management adjustment #2, the below items as we expect to incur additional revenue and expenses based on either signed agreements or anticipated services that will be provided to the Company. Management adjustment #2, reflects the anticipated annual revenue and expenditures in the year ended March 31, 2022 and the anticipated six month revenue and expenditures in the six months ended September 30, 2022.

Description	Year Ended March 31, 2022	Six Months Ended September 30, 2022
Oil and gas production revenue	$2,343,750	$1,171,875	(a)
Fund management	$2,000,000	$1,000,000	(b)
Cost of revenues (excludes items below)	$-	$700,000	(c)
Salaries and salaries related costs	$750,000	$375,000	(d)
Professional and consulting fees	$1,400,000	$700,000	(e)
Oilfield supplies and repairs	$3,800,000	$1,200,000	(c)
Selling, general and administrative costs	$1,275,000	$637,500	(f)
Depreciation, amortization, impairment, depletion and accretion	$420,000	$210,000	(g)
Gain on sale of working interest on oil and gas properties	$1,000,000	$500,000	(h)

Net loss	$(2,301,250)	$(1,150,625)

(a)	The increase in oil and gas production is estimated based on an average of an additional 125,000 gross barrels of oil produced (annual) and 62,500 gross barrels of oil produced (semi-annual) at an average price of $75 per barrel. The net revenue is approximately 25% of the gross amount.

(b)	The fund management fee is based on an assumed $200,000,000 being raised in the fund at a management fee of 1%. This results in $2,000,000 being earned annually, and $1,000,000 being earned semi-annually.

(c)	Cost of revenues for the year ended March 31, 2022 was previously included in oilfield costs and repairs. The Company in fiscal year 2023, separately broke this out. We anticipate with the added production noted in (a) above, we will incur additional costs in oilfield costs and cost of revenues. These costs have typically been approximately 35% to 40% of the production revenue. As a result, we have increased our costs in these areas.

(d)	The increase in salaries and salaries related costs consist of increases in salaries of $750,000 (annually) and $375,000 (semi-annually) for additional personnel required to manage our growing operations.

(e)	The increase in professional and consulting fees represent anticipated increases in legal ($400,000), accounting and audit services ($400,000), engineering and regulatory ($400,000) and compliance ($200,000), for a total increase of $1,400,000 (annual) and $700,000 (semi-annual).

(f)	The increase in selling, general and administrative costs represent anticipated increases in (i) director compensation ($450,000 annual and $225,000 semi-annual); (ii) travel and travel related costs ($250,000 annual and $125,000 semi-annual) as we will be completing several drilling projects over the course of the next year; (iii) insurance expense ($400,000 annual and $200,000 semi-annual) for increases to both our liability insurance and directors and officers insurance; and (iv) general administrative expenses ($175,000 annual and $87,500 semi-annual).

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(g)	It is anticipated that our depreciation expense will increase $180,000 (annual) and $90,000 (semi-annual) due to the depreciation on the two rigs we purchased in October 2022; and it is anticipated that our depletion will increase approximately $240,000 (annually) and $120,000 (semi-annually) as a result of the additional reserves that will be recorded.

(h)	We expect to generate non-operating revenue from the sales of working interests in projects that we undertake, similar to the one that we sold in the period ended September 30, 2022. We anticipate an estimated $1,000,000 (annually) and $500,000 (semi-annually) from the sales of these working interests.

(3)	We have reversed the impairment charge of $5,917,843 that was recorded in the reverse merger adjustment to reflect the net assets we acquired of White River Energy Corp.

(4)	From July 25, 2022 through August 15, 2022, the Company entered into advisor agreements with directors, management and consultants pursuant to which the Company agreed to issue a total of 17,450,000 restricted shares of common stock at prices ranging from $0.71 to $1.25 per share (combined value of $12,604,500). These issuances represented 11,950,000 shares that are service-based grants ($8,699,500 value) and 5,500,000 shares that are performance-based grants ($3,905,000 value). The performance criteria are based on the average number of gross barrels of oil produced per day (BOPD) ranging from 1,000 to 5,000 BOPD. The service-based grants vest through July 31, 2032. None of the 17,450,000 restricted shares of common stock have been issued by the transfer agent as of November 30, 2022, and on November 15, 2022, 25,000 of these service-based shares were cancelled as the employee terminated their employment prior to any issuance or vesting of those shares. None of the shares have vested. The Company has expensed $657,935 in stock-based compensation in the period ended September 30, 2022 and $664,379 from October 1, 2022 through November 30, 2022 related to these grants. This amount was reflected in additional paid in capital. On December 1, 2022, the remaining 17,425,000 restricted stock grants were cancelled. The Company then entered into new RSU agreements on December 2, 2022 with these individuals, that represented 5,500,000 performance-based RSUs valued at $5,005,000, and 11,925,000 service-based RSUs valued at $10,851,750. The performance-based grants are based on the average number of gross barrels of oil produced per day (BOPD) ranging from 1,000 to 5,000 BOPD; and the service-based grants vest through November 30, 2032. Included in Management’s adjustments for the year ended March 31, 2022 is $4,434,703 which represents the estimated stock-based compensation expense of the service-based grants in the year ended March 31, 2023, and in the six months ended September 30, 2022, the added amounts for stock-based compensation include an additional $1,559,416, which represents six months of estimated stock-based compensation less amounts included in the historical column of $657,935. In addition, for management adjustment purposes, we have assumed none of the criteria to vest the performance-based grants has been achieved.

We believe there are no other material adjustments that need to be made to the unaudited pro forma condensed financial statements to enhance an understanding of the pro forma effects of the proposed transaction. The adjustments are limited to the effect of such synergies and dis-synergies on the historical financial statements that form the basis for the pro forma statements of operations as if the synergies and dis-synergies existed as of the beginning of the fiscal year presented.

The pro forma financial information reflects all Management’s Adjustments that are, in the opinion of management, necessary to a fair statement of the pro forma financial information presented.

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A reconciliation between pro forma net loss and net loss after management adjustments is as follows. The numbers in the table refer to the notes above.

For the year ended March 31, 2022:

Pro forma net loss	$(6,922,753)
Adjustment(1)	(1,733,784)
Adjustment(2a)	2,343,750
Adjustment(2b)	2,000,000
Adjustment(2c)	(3,800,000)
Adjustment(2d)	(750,000)
Adjustment(2e)	(1,400,000)
Adjustment(2f)	(1,275,000)
Adjustment(2g)	(420,000)
Adjustment(2h)	1,000,000
Adjustment(4)	(4,434,703)
Net loss – after management adjustments	$(10,957,787)

For the six months ended September 30, 2022:

Pro forma net loss	$(13,135,416)
Adjustment(3)	5,917,843
Adjustment(2a)	1,171,875
Adjustment(2b)	1,000,000
Adjustment(2c)	(1,900,000)
Adjustment(2d)	(375,000)
Adjustment(2e)	(700,000)
Adjustment(2f)	(637,500)
Adjustment(2g)	(210,000)
Adjustment(2h)	500,000
Adjustment(4)	(1,559,416)
Net loss – after management adjustments	$(9,927,614)

Earnings (Loss) Per Share:

The pro forma weighted average number of shares outstanding of our common stock used to compute basic earnings per share are as follows for both the six months ended September 30, 2022 and year ended March 31, 2022.

EPS Reconciliations:

For the six months ended September 30, 2022 and the year ended March 31, 2022:

Historical weighted average shares outstanding	8,400,000
Shares to be issued in conversion of the Series A preferred stock	42,253,521
Shares to be issued in conversion of the Series C preferred stock	4,767,409
Pro forma weighted average shares outstanding	55,420,930

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THE SPIN-OFF

Background

Ecoark plans to effect a Spin-Off, which will be a distribution of the 42,253,521 shares of White River common stock issuable to Ecoark upon conversion of the Series A, which are referred to herein as the Spin-Off Shares, pursuant to this Prospectus. The Series A becomes convertible upon the effectiveness of the Registration Statement of which this Prospectus is a part.

The Ecoark Board has fixed the Record Date for the Spin-Off at September 30, 2022. The ratio, based on 42,253,521 Spin-Off Shares divided by the 32,614,151 shares of Ecoark common stock outstanding and underlying the outstanding Ecoark convertible preferred stock (without taking into account the beneficial ownership limitations in the Ecoark preferred stock) as of the Record Date, is 1.295557900618 White River Spin-Off Shares per Ecoark share of common stock. The estimated distribution date for the Spin-Off is March 2, 2023 (the “Distribution Date”). However, because of a 4.99% beneficial ownership blocker (the “Blocker”) applicable to the holder of the Ecoark convertible preferred stock, not all of the shares that otherwise would have been distributable will be issued on the Distribution Date; the balance will be distributed to the Ecoark preferred stockholder in the future in compliance with the Blocker. See below under “Number of Shares Ecoark Stockholders Will Receive.”

Completion of the Spin-Off is subject to the satisfaction, or the Ecoark Board’s waiver, to the extent permitted by law, of a number of conditions. In addition, Ecoark may at any time until the distribution decide to abandon the distribution or modify or change the terms of the distribution. For a more detailed discussion, see below under “Conditions to the Spin-Off.”

Reasons for the Spin-Off

The Ecoark Board has reviewed various factors, including the company’s portfolio and capital allocation options with the goal of enhancing long-term stockholder value and determined that the Spin-Off is in the best interests of Ecoark and its stockholders. The potential benefits considered by the Ecoark Board in making the determination to consummate the Spin-Off include the following:

●	Greater Focus and Enhanced Operational Agility. The Spin-Off will permit both us and Ecoark and the respective management teams to more effectively focus on pursuing their own distinct operating priorities and strategies.

●	Separate Capital Structures and Allocation of Financial Resources. Each of Ecoark and White River has different cash flow structures and capital requirements. The separation will permit each company to allocate its financial resources to meet the unique needs of its businesses and intensify the focus on its distinct operating and strategic priorities. The separation will also give each business its own capital structure and allow it to manage capital allocation and adopt distinct capital return strategies. Further, the separation will eliminate internal competition for capital between the two businesses which are under common management control and enable each business to implement a capital structure tailored to its strategy and business needs.

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●	Improved Alignment of Management Incentives and Performance. The separation will allow each company to more effectively recruit, retain and motivate employees, including through the use of equity-based compensation that more closely reflects and aligns management and employee incentives with specific business objectives, financial goals and business attributes. To the extent that the separate equity awards are more attractively valued, this would further benefit each company.

●	Enhanced Strategic Opportunities. The separation will provide each of Ecoark and White River with its own capital structure and asset base that can be used to facilitate capital raising and to pursue potential acquisitions, strategic transactions and other opportunities that are more closely aligned with each company’s strategic goals and expected growth opportunities. To the extent that the separate attributes are more attractively valued and aligned with the respective goals of each company, this would further increase these benefits to each company.

●	Changes to Ecoark. Ecoark has publicly disclosed that it intends to spin-off each of its operating subsidiaries, although it may not spin-off of Agora Digital Holdings, Inc., which previously was a Bitcoin mining company until it ceased operations when the Bitcoin market crashed earlier in 2022, or Zest Labs, Inc. which holds technology and intellectual property rights which are the subject of ongoing litigation. Prior to its final Spin-Off, Ecoark expects to enter into a reverse merger. On June 8, 2022, Ecoark raised $12 million from the sale of convertible preferred stock to a subsidiary of BitNile Holdings, Inc. [NYSE: NILE] (“BitNile”). BitNile is receiving 5,749,810 shares from the Spin-Off subject to the effect of the Blocker. While no meaningful discussions have occurred to date, we expect that such discussions will occur in the future.

●	Clearer Investment Identities. The separation will allow investors to more clearly understand the separate business models, financial profiles and investment identities of the two companies and to invest in each based on a better appreciation of these characteristics. Each company may appeal to different types of investors who may differ from Ecoark’s current investors. Following the separation, the separate management teams of each of the two companies are expected to be better positioned to implement goals and evaluate strategic opportunities in light of the expectations of the specific investors in that individual company’s market.

When and How You Will Receive Our Shares

Ecoark will distribute to its common and preferred stockholders, as a pro rata dividend, 42,253,521 shares of our common stock for every share of Ecoark common stock outstanding on a fully diluted basis as of September 30, 2022, the Record Date for the Spin-Off.

Prior to the Spin-Off, subject to satisfaction of the conversion conditions set forth in the Series A, the Series A held by Ecoark will convert into shares of common stock, and Ecoark will then deliver those shares of our common stock to the distribution agent. VStock Transfer, LLC will serve as distribution agent in connection with the distribution and as transfer agent and registrar for our common stock. Because the 42,253,521 shares of our common stock issuable to Ecoark upon conversion of the Series A is in excess of the number of shares of Ecoark common stock entitled to receive our shares on a fully-diluted basis, Ecoark stockholders will receive our shares at a ratio of 1.295557900618. However, as more fully described below under “Treatment of Fractional Shares,” any fractional shares that would have otherwise been distributable to Ecoark stockholders in the Spin-Off by virtue of that ratio will instead be rounded down, and may be returned to the status of unauthorized and unissued shares of our common stock, or may be held by us as treasury shares, as may be determined by our Board.

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If you own Ecoark common stock or preferred stock as of the close of business on the Record Date, the shares of our common stock that you are entitled to receive in the Spin-Off will be issued to your account as follows:

●	Registered stockholders. If you own your shares of Ecoark common stock or preferred stock directly through Ecoark’s transfer agent, you are a registered stockholder. In this case, the distribution agent will credit the shares of our common stock you receive in the distribution by way of direct registration in book-entry form to a new account with our transfer agent. Registration in book-entry form refers to a method of recording share ownership where no physical stock certificates are issued to stockholders, as is the case in the distribution. You will be able to access information regarding your book-entry account for our shares at ecoark.info or by calling _______. Commencing on or shortly after the Distribution Date, the distribution agent will mail to you an account statement that indicates the number of shares of our common stock that have been registered in book-entry form in your name. We expect it will take the distribution agent up to two weeks after the Distribution Date to complete the distribution of the shares of our common stock and mail statements of holding to all registered stockholders.

●	“Street name” or beneficial stockholders. If you own your shares of Ecoark common stock or preferred stock beneficially through a bank, broker or other nominee, the bank, broker or other nominee holds the shares in “street name” and records your ownership on its books. In this case, your bank, broker or other nominee will credit your account with the shares of our common stock that you receive in the distribution on or shortly after the Distribution Date. We encourage you to contact your bank, broker or other nominee if you have any questions concerning the mechanics of having shares held in “street name.”

If you sell any of your shares of Ecoark stock on or before the Distribution Date, the buyer of those shares may in some circumstances be entitled to receive the shares of our common stock to be distributed in respect of the Ecoark shares you sold. See “Trading Prior to the Distribution Date” for more information.

We are not asking Ecoark stockholders to take any action in connection with the Spin-Off. We are not asking you for a proxy and request that you not send us a proxy. We are also not asking you to make any payment or surrender or exchange any of your shares of Ecoark common stock or preferred stock for shares of our common stock. The number of outstanding shares of Ecoark common stock or preferred stock will not change as a result of the Spin-Off, except for the Series A which will convert into the Spin-Off Shares.

Number of Shares Ecoark Stockholders Will Receive

On the Distribution Date, each record holder of Ecoark common stock will be entitled to receive 1.295557900618 shares of our common stock for every share of Ecoark common stock held as of the Record Date.

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With respect to the Ecoark convertible preferred stockholder, because of the 4.99% beneficial ownership limitation contained in the Certificate of Designation for that series of preferred stock, the holder will initially only receive approximately 2,355,000 shares of our common stock, and the remaining approximately 3,394,810 shares of our common stock top which it is or may become entitled will be held by us or the distribution agent in abeyance until the earlier to occur of (i) such time as the preferred stockholder’s receipt of all or any portion of those shares would not cause it to exceed the 4.99% beneficial ownership limitation, in which case the additional shares will not cause the holder to exceed that percentage, and (ii) such time as the preferred stockholder as provided us and Ecoark with 61 days’ notice of its intent to increase its beneficial ownership to up to 9.99%, in which case the additional shares receivable by the holder on or after the end of the 61 day-period will not cause the holder exceed that increased percentage. As a result of this, each time PIPE Shares are sold, unless the Ecoark preferred stockholder transfers shares of our common stock it holds, the number of Spin-Off Shares distributable to the preferred stockholder will increase accordingly.

Treatment of Fractional Shares

Because the 42,253,521 shares of our common stock issuable to Ecoark upon conversion of the Series A is in excess of the number of shares of Ecoark common stock entitled to receive our shares on a fully-diluted basis, Ecoark stockholders will receive our shares at a ratio of 1.295557900618-for-one. By virtue of this ratio, some or most of the Spin-Off Shares would have needed to be divided into fractions to effect that Spin-Off ratio for some of the Ecoark stockholders. However, inside of dividing and distributing fractional Spin-Off Shares, any fractions of Spin-Off Shares that would have otherwise been distributable to Ecoark stockholders in the Spin-Off by virtue of that ratio will instead be rounded down, and may be returned to the status of unauthorized and unissued shares of our common stock, or may be held by us as treasury shares, as may be determined by our Board. Ecoark has informed us that in lieu of distributing fractional shares, it intends to pay each Ecoark stockholder who would have otherwise received the fractions of shares a cash amount equal to the product of (i) $0.71 multiplied by (B) the fraction of a share that each such Ecoark stockholder would have otherwise received in the Spin-Off.

Results of the Spin-Off

After the Spin-Off, we will continue as an independent, publicly-traded company. Immediately following the Spin-Off, we expect to have approximately 51,751,120 shares of our common stock outstanding, based on the number of Ecoark shares of common stock outstanding and underlying the Ecoark preferred stock on the Record Date, which amount gives effect to the beneficial ownership limitations in the Ecoark convertible preferred stock and the issuance of PIPE Shares to the Selling Stockholders pursuant to conversion of the Series C which automatically convert upon the effectiveness of the Registration Statement of which this Prospectus forms a part, subject to beneficial ownership limitations. This amount does not give effect to the exercise of any Warrants. Any outstanding shares of our common stock in excess of that number following the Spin-Off may be returned to the status of unauthorized and unissued shares of our common stock, or may be held by us as treasury shares, as may be determined by our Board. The Spin-Off will not affect the number of outstanding shares of Ecoark common stock or preferred stock, or any common stock equivalents or any rights of Ecoark stockholders. However, following the distribution, the equity value of Ecoark will no longer reflect the value of the White River capital stock it held prior to the Spin-Off, including any value that may have been ascribed to that amount based on White River’s business. Although Ecoark believes that the Spin-Off offers its stockholders greater long-term value, there can be no assurance that the combined trading prices of the Ecoark common stock and our common stock underlying the Series A will equal or exceed what the trading price of Ecoark common stock would have been in absence of the Spin-Off.

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Trading Prior to the Distribution Date

It is possible that a “when-issued” market in our common stock may develop prior to the Distribution Date. “When-issued” trading refers to a sale or purchase made conditionally on or before the Distribution Date because the securities of the spun-off entity have not yet been distributed. If you own shares of Ecoark common stock or preferred stock at the close of business on the Record Date, you will be entitled to receive shares of our common stock in the Distribution. You may trade this entitlement to receive our Shares, without the shares of Ecoark common stock or preferred stock you own, on the “when-issued” market. We expect “when-issued” trades of our common stock to settle within two trading days after the Distribution Date. On the first trading day following the Distribution Date, we expect that any “when-issued” trading of our common stock will end and “regular-way” trading will begin.

We also anticipate that if a when-issued market develops prior to the Distribution Date, there may be two markets in Ecoark common stock: a “regular-way” market and an “ex-distribution” market. Shares of Ecoark common stock that trade on the regular-way market will trade with an entitlement to receive shares of our common stock in the distribution. Shares that trade on the ex-distribution market will trade without an entitlement to receive shares of our common stock in the distribution. Therefore, if you sell shares of Ecoark common stock in the regular-way market up to and including the Distribution Date, you will be selling your right to receive shares of our common stock in the distribution. However, if you own shares of Ecoark common stock at the close of business on the Record Date and sell those shares on the ex-distribution market up to and including the Distribution Date, you will still receive the shares of our common stock that you would otherwise be entitled to receive in the distribution.

If “when-issued” trading occurs, the quotation for our common stock is expected to be under a trading symbol different from our regular-way trading symbol. We will announce our “when-issued” trading symbol when and if it becomes available. If the Spin-Off does not occur, all “when-issued” trading will be null and void.

Conditions to the Spin-Off

We expect that the Spin-Off will be effective on the Distribution Date (although there may be a delay in the delivery of the spun-off shares to Ecoark stockholders), provided that the following conditions shall have been satisfied or waived by the Ecoark Board (if any such waiver permitted by law):

●	The Ecoark Board shall have approved the Distribution and not withdrawn such approval, and shall have declared the dividend of our common stock to Ecoark stockholders.
●	The Registration Statement, of which this Prospectus is a part, shall be effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the SEC.

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●	No order, injunction or decree issued by any governmental authority of competent jurisdiction or other legal restraint or prohibition preventing consummation of the distribution shall be in effect, and no other event outside the control of Ecoark shall have occurred or failed to occur that prevents the consummation of the distribution.
●	No other events or developments shall have occurred prior to the distribution that, in the judgment of the Ecoark Board, would result in the distribution having a material adverse effect on Ecoark or its stockholders.

Any of the above conditions may be waived by the Ecoark Board to the extent such waiver is permitted by law. If the Ecoark Board waives any condition prior to the effective date of this Registration Statement, of which the Prospectus forms a part, or change the terms of the Distribution, and the result of such waiver or change is material to Ecoark stockholders, we will file an amendment to the Registration Statement to revise the disclosure in this Prospectus accordingly. In the event that Ecoark waives a condition or changes the terms of the distribution after the Registration Statement becomes effective and such waiver or change is material to Ecoark stockholders, we expect Ecoark would communicate such waiver or change to Ecoark’s stockholders by filing a Current Report on Form 8-K with the SEC and/or a press release describing the waiver or change.

The fulfillment of the above conditions will not create any obligation on Ecoark’s part to complete the Spin-Off. We are not aware of any material federal, foreign or state regulatory requirements with which we must comply, other than SEC rules and regulations, or any material approvals that we must obtain, in connection with the distribution. Ecoark may at any time until the distribution decide to abandon the distribution or modify or change the terms of the distribution.

Consequences to U.S. Holders of Ecoark Capital Stock

The following is a summary of the material U.S. federal income tax consequences to holders of Ecoark capital stock in connection with their receipt of shares of our common stock in the Spin-Off. This summary is based on the Internal Revenue Code of 1986 (the “Code”), the Treasury Regulations promulgated under the Code and judicial and administrative interpretations of those laws, in each case as in effect and available as of the date of this Prospectus and all of which are subject to change at any time, possibly with retroactive effect. Any such change could affect the tax consequences described below.

This summary is limited to holders of Ecoark capital stock that are U.S. Holders, as defined immediately below, that hold their Ecoark capital stock as a capital asset. A “U.S. Holder” is a beneficial owner of Ecoark capital stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or a resident of the United States;
●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust if (1) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (2) in the case of a trust that was treated as a domestic trust under law in effect before 1997, a valid election is in place under applicable Treasury Regulations.

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This summary is for general information only and is not tax advice. It does not discuss all tax considerations that may be relevant to stockholders in light of their particular circumstances, nor does it address the consequences to stockholders subject to special treatment under the U.S. federal income tax laws, such as:

●	dealers or traders in securities or currencies;
●	tax-exempt entities;
●	banks, financial institutions or insurance companies;
●	real estate investment trusts, regulated investment companies or grantor trusts;
●	persons who acquired Ecoark capital stock pursuant to the exercise of employee stock options or otherwise as compensation;
●	stockholders who own, or are deemed to own, 10% or more, by voting power or value, of Ecoark equity;
●	stockholders owning Ecoark capital stock as part of a position in a straddle or as part of a hedging, conversion, synthetic security, integrated investment, constructive sale transaction or other risk reduction transaction for U.S. federal income tax purposes;
●	persons who are subject to the alternative minimum tax;
●	persons whose functional currency is not the U.S. dollar;
●	certain former citizens or long-term residents of the United States;
●	persons who are subject to special accounting rules under Section 451(b) of the Code;
●	persons who own Ecoark capital stock through partnerships or other pass-through entities; or
●	persons who hold Ecoark capital stock through a tax-qualified retirement plan.

This summary is not a complete analysis or description of all potential U.S. federal income tax consequences of the distribution. It does not address any tax consequences arising under the Medicare tax on net investment income or the Foreign Account Tax Compliance Act (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). In addition, it does not address any U.S. state or local or foreign tax consequences or any estate, gift or other non-income tax consequences of the distribution.

If a partnership, or any other entity treated as a partnership for U.S. federal income tax purposes, holds Ecoark capital stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to its tax consequences.

EACH HOLDER OF ECOARK CAPITAL STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES OF THE DISTRIBUTION.

General

Ecoark anticipates that the distribution of the Spin-Off Shares and any cash received in lieu of a fractional share will constitute a taxable transaction for U.S. federal income tax purposes. Neither the Company nor Ecoark expect to obtain a private letter ruling from the IRS, or an opinion of counsel, on whether the distribution will qualify for non-recognition of gain or loss under Section 355 and related provisions of the Code or any other provisions of the Code or Treasury Regulations.

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If the distribution is determined to be a taxable event, each U.S. Holder who receives our common stock in the distribution would generally be treated as receiving a distribution in an amount equal to the fair market value of our common stock received, which would generally result in:

●	a taxable dividend to the U.S. Holder to the extent of that U.S. Holder’s pro rata share of Ecoark’s current or accumulated earnings and profits;
●	a reduction in the U.S. Holder’s basis (but not below zero) in Ecoark capital stock to the extent the amount received exceeds the shareholder’s share of Ecoark earnings and profits; and
●	a taxable gain from the exchange of Ecoark capital stock to the extent the amount received exceeds the sum of the U.S. Holder’s share of Ecoark’s earnings and profits and the U.S. Holder’s basis in its Ecoark capital stock.

Further, if a U.S. Holder receives cash in lieu of a fractional share of common stock as part of the Spin-Off, the U.S. Holder will be treated as though it first received a distribution of the fractional share in the Spin-Off and then sold it for the amount of cash actually received. Provided the fractional share is considered to be held as a capital asset on the date of the Spin-Off, the U.S. Holder will generally recognize capital gain or loss measured by the difference between the cash received for such fractional share and the U.S. Holder’s tax basis in that fractional share, as determined above. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the Ecoark capital stock is more than one year on the date of the Spin-Off.

U.S. Holders that have acquired different blocks of Ecoark capital stock at different times or at different prices are urged to consult their tax advisors regarding the allocation of their aggregate adjusted tax basis among, and the holding period of, shares of our common stock distributed with respect to such blocks of Ecoark capital stock.

Alternatively, if the distribution were determined to qualify as a tax-free distribution, then subject to the qualifications and limitations set forth herein, for U.S. federal income tax purposes:

●	no gain or loss will be recognized by, or be includible in the income of, a U.S. Holder as a result of the distribution, except with respect to any cash received in lieu of fractional shares;
●	the aggregate tax basis of the Ecoark capital stock and our capital stock held by each U.S. Holder immediately after the distribution will be the same as the aggregate tax basis of the Ecoark capital stock held by the U.S. Holder immediately before the distribution, allocated between the Ecoark capital stock and our common stock in proportion to their relative fair market values on the date of the distribution (subject to reduction upon the deemed sale of any fractional shares); and
●	the holding period of our common stock received by each U.S. Holder will include the holding period of their Ecoark capital stock, provided that such Ecoark capital stock is held as a capital asset on the date of the distribution.

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Information Reporting

Treasury Regulations require each Ecoark shareholder that, immediately before the distribution, owned 5% or more (by vote or value) of the total outstanding stock of Ecoark or stockholders whose basis in their Ecoark capital stock equals or exceeds $1,000,000 to attach to such shareholder’s U.S. federal income tax return for the year in which the distribution occurs a statement setting forth certain information related to the distribution.

Consequences to Ecoark

The following is a summary of the material U.S. federal income tax consequences to Ecoark in connection with the Spin-Off that may be relevant to holders of Ecoark capital stock.

If the distribution is determined not to qualify for non-recognition of gain or loss under Section 355 and related provisions of the Code, then Ecoark will recognize gain equal to the excess of the fair market value of our common stock distributed to Ecoark stockholders over Ecoark’s tax basis in our common stock.

If the distribution were to qualify for non-recognition of gain or loss under Section 355 and related provisions of the Code, no gain or loss would be recognized by Ecoark as a result of the distribution (other than income or gain arising from any imputed income or other adjustment to Ecoark, us or our respective subsidiaries if and to the extent that the Spin-Off is determined to have terms that are not at arm’s length).

As discussed above, Ecoark has not received a private letter ruling from the IRS or an opinion of counsel concerning the tax consequences of the distribution.

THE PRIVATE PLACEMENT

Overview

Beginning October 19, 2022 through November 8, 2022, the Company entered into a Securities Purchase Agreement (“SPA”) with the Selling Stockholders whereby the Selling Stockholders purchased a total of 190.6963632 Units from the Company, with each Unit consisting of one share of Series C and five-year Warrants to purchase up to 200% of the shares of common stock issuable upon conversion of the Series C, at a purchase price of $25,000 per Unit for a total purchase price of $4,767,409 in the PIPE Offering. The Company is using the net proceeds from the Offering, after Offering expenses and related costs, for working capital and general corporate purposes including oil and gas drilling on the Company’s working interests in Louisiana and Mississippi.

Each share of Series C has a stated value of $25,000 (the “Stated Value”), and will automatically convert into shares of the Company’s common stock upon the earlier to occur of (i) the effectiveness of the Registration Statement, of which this Prospectus forms a part, registering the sale by the holder of the shares of common stock issuable upon conversion of the Series C, and (ii) December 31, 2023, with the number of shares of Common Stock to be determined by dividing the Stated Value by the lower of (A) $1.00 and (B) 80% of the 30-day volume-weighted average price, or VWAP, for the period ending on the 10th trading day immediately preceding such date, subject to adjustment.

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The Warrants are exercisable into 200% of the shares of common stock underlying the Series C contained in the Units purchased by the holder, at an initial exercise price of $1.00 per share (subject to adjustment as provided in the Warrant), beginning at the same time as the Series C converts, and ending on October 19, 2027.

The current estimate of 14,302,227 PIPE Shares and 9,534,818 Warrants assumes that $1.00 is the lower number in the number of shares of common stock underlying both the Series A and the Warrants is tied to that PIPE Securities Formula. If the number of PIPE Shares and Warrants is higher, we intend to file an amendment to the Registration Statement, of which this Prospectus is a part, to reflect the higher amount. The maximum number of PIPE Shares and Warrants will not be determinable 10 trading days prior to the effectiveness of the Form S-1, which we will determine by communications between the Company and its counsel and the Staff of the SEC.

The PIPE Offering was not registered under the Securities Act of 1933 and was exempt from registration pursuant to Section 4(a)(2) thereof and Rule 506(b) promulgated thereunder.

Pursuant to a Registration Rights Agreement with the Selling Stockholders, the Company has agreed to register the sale by the Selling Stockholders of the shares of common stock issuable upon conversion of the Series C and exercise of the Warrants. The Company filed the Registration Statement, of which this Prospectus is a part, with the SEC registering the sale of the PIPE Securities by the Selling Stockholders pursuant to the Registration Rights Agreement.

SELLING STOCKHOLDERS

This Prospectus covers the Spin-Off of the Spin-Off Shares by Ecoark, as well as the possible resale of PIPE Securities by the Selling Stockholders identified below. The PIPE Shares being offered by the Selling Stockholders are issuable upon conversion of the Series C and exercise of the Warrants. For additional information regarding the issuance of the Series C and Warrants, see the section of this Prospectus entitled “The Private Placement” above. We are registering the PIPE Securities to permit the Selling Stockholders to offer and sell the PIPE Securities from time-to-time. Except as otherwise noted above and under “Related Party Transactions” or “Principal Stockholders,” prior to the PIPE Offering the Selling Stockholders have not had any material relationship with us within the past three years.

The Selling Stockholders may pursuant to this Prospectus from time-to-time offer and sell any or all of the Shares to be issued to the Selling Stockholders upon conversion of the Series C and exercise of the Warrants, and/or may sell the Warrants themselves. We do not know how long each Selling Stockholder will hold the PIPE Securities before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the PIPE Securities.

To our knowledge, none of the Selling Stockholders nor any affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates, except as set forth under “Principal Stockholders.” As used in this Prospectus, the term “Selling Stockholder” includes each Selling Stockholder and any donees, pledgees, transferees or other successors in interest selling Securities received after the date of this Prospectus from that Selling Stockholder as a gift, pledge or other non-sale related transfer.

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The table below lists information regarding the ownership of the Shares by the Selling Stockholders. The first column lists the shares of our common stock beneficially owned by the Selling Stockholders prior to this offering. Each Selling Stockholder may sell all, some or none of the Shares it beneficially owns in this offering. See “Plan of Distribution.” For this purpose, it is assumed that the Selling Stockholders will exercise their Warrants and sell the underlying Shares issuable thereby, rather than sell their Warrants, and as such the table below reflects the Shares on an “as-converted” and “as-exercised” basis.

The second column lists the Shares being offered by this Prospectus by Selling Stockholder. The third column lists any Shares beneficially owned by each Selling Stockholder after the sale of all Shares listed in the second column. The fourth column lists the percent of the class beneficially owned by each Selling Stockholder after the Offering. The fourth column assumes the sale of all the Shares offered by each Selling Stockholder pursuant to this Prospectus and is based on 8,400,000 shares of our common stock outstanding on December 6, 2022.

In accordance with the terms of a Registration Rights Agreement with the Selling Stockholders, this Prospectus covers the resale of up to 14,302,227 PIPE Shares issuable to the Selling Stockholders, in addition to the potential sale by the Selling Stockholders of the up to 9,534,818 Warrants and the Spin-Off by Ecoark.

Name of Holder	Shares Beneficially Owned Before This Offering(1)(2)(3)	Number of Shares being Registered to be Sold in the Offering	Number of Shares Beneficially Owned After This Offering(3)	Percentage of Outstanding Shares Beneficially Owned After Offering

Nepsis Inc.	100,000	825,000	100,000
Rebecca Gore-Clark		24,056

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with Section 13(d) under the Exchange Act and Rule 13d-3 thereunder. It includes all shares which each Selling Stockholder currently has the power to vote and/or sell as of the date of this Prospectus and within 60 days afterwards.
(2)	The PIPE Shares reflected in the above table as to each Selling Stockholder consist of the following: (i) one-third of such PIPE Shares are shares of common stock issuable upon conversion of shares of Series C held by the Selling Stockholder, and (ii) two-thirds of such PIPE Shares are shares of common stock issuable upon exercise of the Warrants held by the Selling Stockholder, which represent 200% warrant coverage. These amounts may be increased based on the PIPE Securities Formula. The Series C and Warrants held by each Selling Stockholder are subject to beneficial ownership limitations such that the Series C and Warrants may not be converted or exercised, respectively, if it would result in the holder exceeding the beneficial ownership limitation. The amounts reflected in the above table do not give effect to the beneficial ownership limitation in the Series C and Warrants which is initially 4.99%, but may be increased to 9.99% upon written notice to the Company.
(3)	This table does not include the Spin-Off Shares issuable upon conversion of the Series A held by Ecoark, which are being distributed to Ecoark’s stockholders in the Spin-Off.

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PLAN OF DISTRIBUTION

Spin-Off

For information on the process and administration of the Spin-Off by Ecoark, see “Spin-Off” beginning on page 37.

PIPE Offering

With respect to the PIPE Securities being sold hereby by the Selling Stockholders, such Selling Stockholders and any of such party’s pledgees, assignees and successors-in-interest may from time-to-time sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling the PIPE Securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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In connection with the sale of the Securities, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Securities in the course of hedging the positions they assume. The Selling Stockholders may also sell Shares short and deliver these Shares to close out their short positions, or loan or pledge the Securities to broker-dealers that in turn may sell these Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this Prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this Prospectus effective until the earlier of (i) the date on which the Securities have all been sold or (ii) the date on which the Securities may be sold by the Selling Stockholders without volume or manner-of-sale restrictions under Rule 144, and the conditions of Rule 144(i)(2) have been met, which generally require that the issuer have been subject to the Exchange Act reporting requirements and filed all required reports. The Securities will be sold only through or to registered broker-dealers. In addition, in all states but New York, the Securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this Prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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BUSINESS

Company Overview

White River is a holding company which beginning in late July 2022 operates in oil and gas exploration, drilling and production through White River Holdings and our management of the Fund. The Company was previously in the early stages of operations in the online sporting goods space Norr, and was developing a business plan for the commencement of operations as a retail distributor of cannabis products in California, before it divested those subsidiaries in September 2022. The financial statements contained in this Prospectus do not reflect our former businesses, and instead only reflect our oil and gas exploration and drilling operations business through White River Holdings. Set forth below is an overview of our current and planned operations.

White River Holdings Acquisition

On July 25, 2022, the Company entered into a Share Exchange Agreement with Ecoark and White River pursuant to which the Company acquired White River Holdings from Ecoark and in exchange issued Ecoark 1,200 shares of a new series of Series A of White River. The transaction was treated as a reverse merger for accounting purposes. Ecoark funded the Company with $3 million at the time of the reverse merger.

Following the reverse merger and the subsequent divestment of our non-oil and gas business in September 2022, our operations consist of generating revenue through oil and gas exploration, production and drilling. Through White River Holdings, the Company is now engaged in oil and gas exploration, production, and drilling operations on over 30,000 cumulative acres of active mineral leases in Louisiana and Mississippi. In recent years the Company has focused its efforts to a considerable extent on expanding its exploration and production footprint and capabilities by acquiring oil and gas leases, working interests in oil and gas mineral leases, and related assets. We may also expand our energy asset portfolio or engage in other energy-related strategic transactions as they arise, provided we have sufficient capital and market and regulatory conditions otherwise enable favorable to such transactions. Such transactions may serve a number of business objectives, including by seeking to expand our product and service offerings and/or to increase our geographic footprint.

Our Oil and Gas Operations

Through its wholly-owned operating subsidiary, White River Holdings, the Company is engaged in oil and gas exploration, production, and drilling operations on over 30,000 cumulative acres of active mineral leases in Louisiana and Mississippi. This subsidiary is engaged in oil and natural gas development, production, acquisition, and exploration activities principally in the above-referenced states. We may also expand our energy asset portfolio or engage in other energy-related strategic transactions as they arise, provided we have sufficient capital and market and regulatory conditions otherwise enable favorable to such transactions. Such transactions may serve a number of business objectives, including by seeking to expand our product and service offerings and/or to increase our geographic footprint.

Using a vertically-integrated business model, we plan to proceed with consistent, timely and efficient execution of our drilling campaigns, work programs and operations, while maintaining a substantial degree of operational control over our properties. We endeavour to execute our operations in a safe and environmentally responsible manner, and to continuously seek ways to reduce our operating cash costs on a per barrel basis. Our exploration and drilling initiatives are primarily conducted in-house, with the principal exceptions being (i) wire line services to obtain exploratory data, (ii) concrete procurement and installation at well sites, (iii) seismic and geophysical services, and (iv) funding and participation rights provided to third parties.

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Our White River business is focused on developing and commercializing these holdings and transactions to produce and sell revenue-generating energy resources, particularly oil. Our exploration and drilling operations are principally focused on sand formations rather than shale formations, as the latter are very deep and involve horizontal drilling complexities that sand formations do not. One major advantage of our focus on sand formation is that the wells can be drilled vertically as opposed to the shale wells which are usually lateral. Examples of sand formations the Company operates on through White River Holdings are the Frio Formation of the Texas Gulf Coast Basin which is partially located in Louisiana and Mississippi and has a depth of 3,000 feet, and the Wilcox Formation in Louisiana, which has a depth of 9,000 feet. The Company also has oil and gas mineral leases covering deep levels below the aforementioned sand formations including, but not limited to, the Austin Chalk and Tuscaloosa Marine Shale formations.

The Company has continuous drilling requirements to drill or re-complete a well on its 9,615 Peabody Blackhawk lease every 270 days to keep the lease active. The Company drilled and completed a well in February 2022 on this oil and gas mineral lease and extended the lease to at least August 2023. In February 2022, our Executive Chairman funded Ecoark’s drilling obligation. See “Risk Factors at page 4.

Key Developments

The Company has continued to grow its oil and gas exploration and drilling, energy transportation business and achieved or experienced the following key developments:

As of November 29, 2022, the Company has 22 productive wells in operation, which includes 11 wells producing at least 243 gross barrels of oil per day, or BOPD, as of that date.

On November 22, 2022, the Company entered into two Participation Agreements (each, an “Agreement”) with White River E&P 1 LP, a related party referred to elsewhere in this Prospectus as the “Fund”, whereby the parties agreed to the following: (i) under the first Agreement, the Fund agreed to pay the Company an initial amount of $1,408,000 for drilling one or more wells on the Company’s mineral lease located in Rankin County, Mississippi in exchange for (A) a 50% working interest and (B) a 32.5% net revenue interest in all such wells (the “Mississippi Agreement”); and (ii) under the second Agreement, the Fund agreed to pay the Company an initial amount of $1,597,632 for drilling one or more wells on the Company’s mineral lease located in Concordia Parish, Louisiana in exchange for (A) a 37.5% working interest and (B) a 27% net revenue interest in all such wells (the “Louisiana Agreement”). In addition, under the Louisiana Agreement, in the event the test well on the lease is determined to be economically viable, the Fund agreed to pay the Company an additional $595,972.45 in costs to complete and produce the test well, while the Mississippi Agreement requires an additional $992,963.27 in costs to complete and produce that test well. The Louisiana well commenced drilling in mid-November 2022 and is expected to reach terminal depths and be logged in mid-December 2022. The Mississippi well is expected to commence drilling in mid-December 2022 and is expected to reach terminal depths and be logged in mid-January 2023.

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In October 2022, the Company through White River Operating LLC (“WR Ops”) and Ault Energy, LLC (“Ault Energy”), a wholly-owned subsidiary of BitNile, successfully completed drilling a 9,531 foot well, the Harry O’Neal 20-9 No. 1 (the “O’Neal No. 1 Well”), on White River’s oil and gas mineral lease in Holmes County, Mississippi. The O’Neal No. 1 Well was logged on Tuesday, October 4, 2022, by an independent Fortune 500 oilfield services company and had productive oil results across multiple pay-zones in the Smackover formation. WR Ops has commenced the completion process on the O’Neal No. 1 Well and anticipates pumping the O’Neal No. 1 Well in mid-October 2022 as an economically viable oil well. Initial production results indicated higher than estimated production. Through an exercise of its participation right, BitNile acquired a 40% working interest in the O’Neal No. 1 well, which is the first project in an expected long-term partnership between White River and BitNile, which was previously announced in July 2022 with the intention to drill approximately 100 oil wells over five years.

In October 2022, WR Ops borrowed $1,500,000 from and issued a Secured Promissory Note to Align Business Finance, LLC in the principal amount of $1,500,000 , and used the proceeds to acquire two oil and gas drilling rigs and related equipment. See “Promissory Note Financing” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

White River’s next drilling project is expected to be a 14,000’ deep vertical oil well in the Wilcox, Austin Chalk, and Tuscaloosa Marine Shale formations in the Coochie Oil Field in Concordia Parish, LA. White River also plans to drill three consecutive deep vertical drilling projects at approximately 13,000’ in the Rodessa and Hosston sand formations on the Pisgah Field Lease in Rankin County, MS.

In September 2022, WR Ops completed a workover project as the operator of record on the Deshotel 24H 001 Well (“Deshotel Well”) in the Bayou Jack North Field in Avoyelles Parish, Louisiana. The Deshotel Well was originally drilled and completed by WR Ops in early 2021 as an open-hole lateral Austin Chalk oil and gas well. Production had been inhibited on the Deshotel Well due to a build-up of paraffin in the well’s vertical casing and tubing. White River performed a workover procedure on the Deshotel Well, which involved a heavy water flush into the wellbore to remove a substantial paraffin blockage and also installed artificial lift to increase the production rate. The initial results of the workover procedure greatly exceeded expectations with over a 500% increase in current production rates being realized at the Deshotel Well. As the well has returned online, numerous pumper readings have shown initial production rates as high as 30 barrels of oil produced per hour, although typically initial production rates decline over time. As of November 29, 2022, the Deshotel well was stabilized and producing approximately 65 gross BOPD.

In August 2022, in connection with drilling efforts on the O’Neal No. 1 Well, White River Holdings purchased two additional drilling rigs, comprised of an additional MD Cowan Super Single drilling rig and an APEX PK drilling rig, for a total purchase price of $1,800,000.00. The addition of two more drilling rigs to our equipment portfolio resulted in White River owning three drilling rigs and three workover rigs, thereby enhancing the Company’s in-house drilling capabilities for projects on up to 30,000’ horizontally in formations on our leases, including the Austin Chalk and Tuscaloosa Marine Shale.

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On March 4, 2022, White River successfully completed the drilling of an oil project on its 9,615 acre oil and gas mineral lease in the Blackhawk oil field in Concordia Parish, Louisiana on March 4, 2022. White River led the drilling effort in close partnership with a local energy services provider. The completed well was logged March 5, 2022 and had significant shows in the three different zones in the Frio sand formation.

In April 2022, White River purchased an MD Cowan Super Single drilling rig for $351,813 to add to its three workover rigs it owns. This purchase is expected to enable White River to drill its own vertical wells at both shallow and deep levels. This purchase, together with the recent financing described below, will facilitate the expansion of the Company’s drilling program.

On September 1, 2021 the White River entered into an agreement with several individuals to acquire working interests in the various leases in Concordia, LA for $53,500.

White River has recently formed the Fund which will consist of private external general and limited partners consisting of retail accredited and institutional investors who have or will advance proceeds to the fund in exchange for partnership interests therein. Our subsidiary’s WR Fund #1 Manager is the managing General Partner of the Fund. The Fund is currently offering up to 4,000 units of partnership interest at a price per unit of $50,000 with a minimum investment of one unit or $50,000 through a five-year closed-end fund structure. The fund is expected to close to new investors at the earlier of June 30, 2023 or the sale of all 4,000 units. Mr. May, our Executive Chairman and Mr. Puchir, our Chief Executive Officer are also serving in the roles as Co-Fund Managers of WR Fund #1 Manager. Proceeds of the Fund will be intended to be used in drilling White River drilling projects whereby White River will receive a 25% promoted working interest and WR Fund #1 Manager will receive a 10% carried working interest at the successful closure of the Fund and 1% annual management fee. White River has made a commitment to acquire the partnership interest of all investor partners in WR Fund #1 at the end of the fund’s 5-year term at the PV20 valuation generated by an independent valuation firm subject to the cash availability of White River. The Fund will terminate, and we have agreed to redeem all of the Fund’s partners, five years after the Fund terminates its offering which will be not later than but possibly earlier than June 30, 2023.

While the Company anticipates collaborating with the Fund in pursuing oil and gas ventures that are mutually beneficial to both entities, conflicts of interest may arise. See “Risk Factors” below for more information. The Company has no equity ownership of the Fund but expects to provide drilling services for a fee and receive management fees.

Oil Gas Portfolio and Acquisitions

The following is an overview of our oil and gas properties portfolio:

Louisiana properties

-	Coochie Oil Field
-	Five Mile Bayou Oil Field
-	Lake Ophelia Oil Field
-	Lake St John Oil Field
-	North Bayou Jack Oil Field
-	Tew Lake Oil Field

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Mississippi properties:

-	Henry Oil Field
-	Horseshoe Lake Oil Field
-	Pearl River Oil Field
-	Thanksgiving Oil Field

Competition

The Company faces intense competition in the oil and gas industry, as we are producing and selling crude oil as a commodity so we compete against all producers including individual well owners through the major global and national oil companies. Many of these competitors possess greater financial, technical, human and other resources than we do and our financial resources are relatively limited when contrasted with those of many of these competitors.

Government Regulations

Set forth below is an overview of the government regulations we presently face or could face as a result of our current and planned operations. As the regulatory and legal environment evolves, we may become subject to new laws, such as further regulation by the SEC and other agencies, which may affect our mining and other activities. For additional discussion regarding our belief about the potential risks existing and future regulation pose to our business, see “Risk Factors.”

Oil and Gas

Oil and gas production is regulated under a wide range of federal and state statutes, rules, orders and regulations. State and federal statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. The states in which we operate, Louisiana and Mississippi, have regulations governing conservation matters, including provisions for the unitization or pooling of oil and gas properties, the establishment of maximum rates of production from oil and gas wells, the regulation of spacing, and requirements for plugging and abandonment of wells. Also, states in our territory impose a severance tax on production and sales of oil, and gas within its jurisdiction. Failure to comply with these rules and regulations can result in substantial penalties. Our competitors in the oil and gas industry are subject to the same regulatory requirements and restrictions that affect our operations. But large companies have sufficient human capital to deal with regulation in contrast to White River.

Our exploration and production activities are subject to a variety of rules and regulations concerning drilling permits, location, spacing and density of wells, water discharge and disposal, prevention of waste, bonding requirements, surface use and restoration, public health and environmental protection and well plugging and abandonment. In addition, our operations must comply with rules governing the size of drilling and spacing units or proration units and the unitization or pooling of lands and leases. Some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely primarily or exclusively on voluntary pooling of lands and leases. In states where pooling is primarily or exclusively voluntary, it may be more difficult to form units and therefore to drill and develop our leases in circumstances where we do not own all of the leases in the proposed unit. These risks also exist in other states that have imposed limits on forced pooling. State laws may also prohibit or limit the venting or flaring of natural gas, which may impact rates of production of crude oil and natural gas from our wells. Leases covering state or federal lands often include additional laws, regulations and conditions which can limit the location, timing and number of wells we can drill and impose other requirements on our operations, all of which can increase our costs. The Company, however, only had an insignificant amount of oil and gas mineral leases on federal land owned by the Bureau of Land Management.

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Federal regulation of oil and gas is also extensive. The recent spike in gasoline and other fuel costs is at least in part been driven by the Biden Administration’s efforts to reduce oil drilling and transition away from fossil fuels.

Since he took office in January 2021, President Biden has signed a series of executive orders seeking to adopt new regulations to address climate change and to suspend, revise, or rescind certain prior agency actions which were part of the Trump Administration’s de-regulatory push, including oil drilling. The Biden Administration is expected to continue to aggressively seek to regulate the energy industry and has stated its goal to eliminate fossil fuels. The new executive orders include, among other things, orders requiring a review of current federal lands leasing and permitting practices, as well as a temporary halt of new leasing of federal lands and offshore waters available for oil and gas exploration, directing federal agencies to eliminate subsidies for fossil fuels, and to develop a plan to improve climate-related disclosures. Federal agencies including the Environmental Protection Agency (“EPA”) and the SEC have followed suit in pushing ahead with new regulations which will adversely affect our future business, as more particularly described below.

In January 2021, President Biden also issued an executive order calling for methane emissions regulations to be reviewed and for the EPA to establish new standards by September 2021. This resulted in the EPA finalizing what it refers to as “the most ambitious federal greenhouse gas emissions standards for passenger cars and light trucks ever” in December 2021. The EPA has also adopted regulations under existing provisions of the Clean Air Act that, among other things, establish Prevention of Significant Deterioration (the “PSD”), construction and Title V operating permit reviews for certain large stationary sources. Facilities required to obtain PSD permits for their greenhouse gas emissions also will be required to meet “best available control technology” standards that will be established on a case-by-case basis. The EPA also has adopted rules requiring the monitoring and reporting of greenhouse gas emissions from specified onshore and offshore natural gas and oil production sources in the United States on an annual basis, which include certain of our operations.

In November 2021, the EPA released new proposed methane rules which would impose regulations on methane release at existing wells nationwide, although methane primarily affects gas production rather than oil which is our focus. These new rules, among other things, would implement a comprehensive monitoring program to require companies to find and fix leaks. Additionally, the new rules would require well operators to place gas that is produced in a pipeline to be sold when possible to prevent wasting the gas, which could force us or well operators on which we rely to sell the gas at lower prices and thereby reduce our revenues. As with most regulations, smaller participants like us will face more burdens due to the compliance and other costs and the limited revenue to absorb such costs. The EPA is expected to issue a supplemental proposal in 2022 in the hopes of identifying additional regulatory means of reducing methane and other emissions, and has indicated an intention to adopt final rules before the end of calendar year 2022. In November 2022, the EPA announced it intends to strengthen its proposed methane standards and cut methane and other harmful air pollution.

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While a recent U.S. Supreme Court case imposed limitations on the EPA’s authority under the Clean Air Act, including by holding that the EPA’s attempted energy generation shifting entailed an overly broad interpretation of the statute’s delegation of authority, if the EPA adopts the above or other regulations and such regulations are held to be valid, the resulting new regulatory framework could impose additional restrictions and costs on our operations which could materially adversely affect our business. The regulations at issue in the recent case pertained to an attempt to shift a portion of U.S. energy production from coal to natural gas by an enumerated percentage by 2030. In February 2022, a federal judge blocked a Biden Administration executive order which used the “social cost of carbon.” The Interior Department responded by suspending permits for oil and gas drilling.

Although Congress from time-to-time has considered legislation to reduce emissions of greenhouse gases, there has not been significant activity in the form of adopted legislation to reduce greenhouse gas emissions at the federal level in recent years. In the absence of such federal climate legislation, a number of states, including states in which we operate, have enacted or passed measures to track and reduce emissions of greenhouse gases, primarily through the planned development of greenhouse gas emission inventories and regional greenhouse gas cap-and-trade programs. Most of these cap-and-trade programs require major sources of emissions or major producers of fuels to acquire and surrender emission allowances, with the number of allowances available for purchase reduced each year until the overall greenhouse gas emission reduction goal is achieved. These reductions may cause the cost of allowances to escalate significantly over time.

Additionally, the United States re-joined, effective February 19, 2021, the non-binding international treaty to reduce global greenhouse gas emissions (the “Paris Agreement”), adopted by over 190 countries in December 2015. The Paris Agreement entered into force in November 2016 after more than 70 nations, including the United States, ratified or otherwise indicated their intent to be bound by the agreement. The United States had previously withdrawn from the Paris Agreement effective November 4, 2020. Following the United States re-joining the Paris Agreement, President Biden announced in April 2021 the United States’ pledge to achieve an approximately 50% reduction from 2005 levels in “economy-wide” net greenhouse gas emissions by 2030. To the extent that the United States implements this agreement or imposes other climate change regulations on the oil and natural gas industry, or that investors insist on compliance regardless of legal requirements, it could have an adverse effect on our business, operating results and future growth.

Environmental Compliance

Our oil and gas operations through White River Holdings are or may become subject to numerous laws and regulations relating to environmental protection and climate change. These laws and regulations change frequently, and the effect of these changes is often to impose additional costs or other restrictions on our operations. We cannot predict the occurrence, timing, nature or effect of these changes. We also operate under a number of environmental permits and authorizations. The issuing agencies may take the position that some or all of these permits and authorizations are subject to modification, suspension, or revocation under certain circumstances, but any such action would have to comply with applicable procedures and requirements.

While we are currently not experiencing any material expenses related to the environmental compliance, we may become subject to requirements of environmental or other related laws and regulations in the future, which may result from a number of causes. Please review the Risk Factors beginning on page 4 and the paragraph that follows with regard to potential environmental and other compliance expenses.

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On March 21, 2022, the SEC released proposed rule changes on climate-related disclosure. The proposed rule changes would require registrants including the Company to include certain climate-related disclosures in registration statements and periodic reports, including information about climate-related risks that are reasonably likely to have a material impact on the registrant’s business, results of operations, or financial condition, and certain climate-related financial statement metrics in a note to their audited financial statements. The required information about climate-related risks also would include disclosure of a registrant’s greenhouse gas emissions, information about climate-related targets and goals, and transition plan, if any, and requires extensive attestation requirements. The proposed new rules would also require companies to disclose multiple levels of climate impact, including primary direct impacts from the registrant’s own operations, as well as secondary and tertiary effects of the operations and uses by contractors that the registrant utilizes and end-users of the registrant’s products and/or services. If adopted as proposed, the rule changes will result in material additional compliance and reporting costs, including monitoring, collecting, analyzing and reporting the new metrics and implementing systems and procuring additional internal and external personnel with the requisite skills and expertise to serve those functions. We expect that the rules will be adopted in large part at least in late 2022 or early 2023, and our compliance costs will be material. However, following a June 2022 U.S. Supreme Court administrative law decision, we expect a court challenge to any climate change SEC Rule. We cannot predict the outcome of any challenge.

Seasonality

Our business experiences a certain level of seasonality due to our oil and gas exploration and production business, including as a result of demand for oil typically being higher in the Fall and Winter months resulting in higher prices. Due to these seasonal fluctuations, results of operations for individual quarterly periods may not be indicative of the results that may be realized on an annual basis. Seasonal weather conditions, including the annual flooding of coastal properties, and lease stipulations can limit drilling and producing activities. These seasonal anomalies can pose challenges for the drilling objectives and can increase competition for equipment, supplies and personnel during the spring and summer months, which could lead to shortages and increase costs or delay operations, thus, harming our operating margins. Also, the volatility of commodities prices and supply chain issues can potentially delay the receipt of critical parts and equipment needed during drilling projects which can both delay the project and add additional costs to the project. Finally, Winter storms and lower temperatures resulting in snow and ice adversely impact drilling and production capabilities.

Dependence on Major Customers

From time-to-time we have had and may continue to have customers generating 10 percent or more of the Company’s revenues, and loss of such customers could have a material adverse effect on the Company.

In FY 2022 three of our customers accounted for 95% of our total revenue and 66% of our accounts receivable. In particular, we frequently rely on Plains Marketing, LP, a leading midstream energy company, for our sales. We expect this trend to continue unless and until we expand our oil and gas drilling activities and diversify our customer base in terms of amount and geographic region.

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Acquisition of a Broker-Dealer

An element of our business strategy is to acquire an existing broker-dealer which is licensed by the SEC and FINRA and also meets applicable state licensure and registration requirements. The purposes of acquiring the broker-dealer is to enable us to proceed with our plan to open a new oil and gas drilling fund, which began in calendar year 2022 with the Fund, each year for the next 10 years. Because our and our affiliates’ activities in raising proceeds and attracting investors to invest in these funds may be viewed by regulators as engaging in the business of effecting sales of securities for the accounts of others, we have been advised by counsel to acquire and maintain registration and licensure for a registered and licensed broker-dealer to ensure these activities are conducted in compliance with the applicable federal and state securities laws and self-regulatory organization rules.

The acquisition of a broker-dealer will be subject to approval by FINRA as well as possibly a few states. The key will be incentivizing existing management and key personnel to remain at least until we can provide a management team to assume operations. As of the date of this Prospectus, we are negotiating a definitive agreement and conducting due diligence to acquire a broker-dealer. We cannot assure you we can or will complete any acquisition on favorable terms, within the timeframe intended or at all. Any such acquisition would be subject to FINRA rules, which require the submission to and approval by FINRA of an application prior to the closing which could take months to complete. We would also need to employ and compensate key individuals of the target entity, including potentially long-term employment agreements with members of the target’s management team.

If we do acquire a broker-dealer, the operation of any such entity is subject to intense regulation. We would need to overcome obstacles inherent in integration of a newly acquired business generally, as well as specific complications posed in the broker-dealer context. Among these challenges are:

●	differences in the information technology infrastructure or friction amongst the personnel of White River and the broker-dealer;

●	the lack of knowledge and experience of our management team in the broker-dealer industry, and resultant reliance upon the former management and other key personnel of the broker-dealer, particularly in the short- and medium-term following the acquisition; and

●	laws and regulations imposed on the industry and broker-dealer practices by legislatures, governmental agencies such as the SEC and self-regulatory organizations such as FINRA which are intense and robust, and the high costs of continued compliance with these requirements.

With respect to laws and regulations, we will need to comply with, among others: (i) anti-money laundering and know your customers laws, (ii) minimum capital, liquidity reserve and corporate structure requirements, (iii) monitoring, reporting and notice requirements with respect to net capital and other financial metrics, and (iv) cash deposit, “best execution,” margin lending, and other operational obligations and restrictions aimed at protecting investors and securities markets.

See “Risks Related to Our Planned Acquisition of a Broker-Dealer” beginning on page 20 for more information on the challenges and risks involved in the acquisition and operation of a broker-dealer.

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Human Capital Resources

As of November 29, 2022, we have eight full-time employees, no part-time employees and 48 independent contractors.

Our ability to successfully execute our strategic initiatives is highly dependent on recruiting and retaining skilled personnel.

PROPERTIES

Headquarters

The Company currently leases a small office space in Fayetteville, Arkansas for its headquarters. Most of our employees and consultants work remotely and/or in the field.

Oil and Gas Properties

As of March 31, 2022, our oil and gas acreage is comprised of approximately 30,000 cumulative acres of active mineral leases in Louisiana and Mississippi. We acquired certain oil and gas properties as part of the White River Holdings acquisition in July 2022, which are reflected below as of the fiscal year ended March 31, 2022 (“FY 2022”) and the fiscal year ended March 31, 2021 (“FY 2021”). During these periods and continuing presently, we continue to focus on expanding our exploration and production footprint and capabilities by acquiring real property and working interests in oil and gas mineral leases.

White River Holdings, received an analysis from an independent petroleum consulting company as of March 31, 2022. Based on this analysis, there was no impairment noted to our proved reserves as of March 31, 2022.

Oil and Natural Gas Reserves

As of March 31, 2022 and 2021, all of our proved oil and natural gas reserves were located in the United States, specifically in Mississippi and Louisiana.

The following tables set forth summary information with respect to White River Holdings’ proved reserves as of March 31, 2022 and 2021. All reserves are located in the United Stated. For additional information see Supplemental Information “Oil and Gas Producing Activities (Unaudited)” to our consolidated financial statements in the Financial Statements and Supplementary Data contained in this Prospectus.

Proved reserves as of March 31, 2022:

Reserve Category	Crude Oil (Mbbl)	Natural Gas (MMcf)	Total Proved (BOE)(1)
Proved Reserves
Developed	169,688	-	169,688
Developed Non-Producing	-	-	-
Undeveloped	-	-	-

Total Proved Reserves	169,688	-	169,688

Estimated Future Net Cash Flows(2)			$7,309,454
10% annual discount for estimated timing of cash flows			(2,460,231)

Standardized Measure of Discounted Future Net Cash Flows - (PV10)(3)			$4,849,223

(1)	BOE (barrels of oil equivalent) is calculated by a ratio of 6 1,000 cubic feet of volume (Mcf) to 1 barrel (Bbl) of oil.

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(2)	Prices used for net cash flow are based on the 12 month average of the West Texas Intermediate (WTI) cushing price reference. An average benchmark of $75.24/ Bbl and average realized price of $75,47/ Bbl were analyzed with the realized price ultimately used in the cash flow analysis.

(3)	PV-10 represents the discounted future net cash flows attributable to our proved oil and natural gas reserves discounted at 10%. PV-10 of our total year-end proved reserves is considered a non-U.S. GAAP financial measure as defined by the SEC. We believe that presentation of the PV-10 is relevant and useful to our investors because it presents the discounted future net cash flows attributable to our proved reserves. We further believe investors and creditors use our PV-10 as a basis for comparison of the relative size and value of our reserves to other companies.

Proved reserves as of March 31, 2021:

Reserve Category	Crude Oil (Mbbl)	Natural Gas (MMcf)	Total Proved (BOE)(1)
Proved Reserves
Developed	462,914	-	462,914
Developed Non-Producing	-	-	-
Undeveloped	-	-	-

Total Proved Reserves	462,914	-	462,914

Estimated Future Net Cash Flows(2)			$10,569,577
10% annual discount for estimated timing of cash flows			(3,346,198)

Standardized Measure of Discounted Future Net Cash Flows - (PV10)(3)			$7,223,379

(1)	BOE (barrels of oil equivalent) is calculated by a ratio of 6 Mcf to 1 Bbl of oil

(2)	Prices used for net cash flow are based on the 12 month average of the WTI cushing price reference. An average benchmark of $40.01/Bbl and average realized price of $38.54/Bbl were analyzed with the realized price ultimately used in the cash flow analysis.

(3)	PV10 represents the discounted future net cash flows attributable to our proved oil and natural gas reserves discounted at 10%. PV-10 of our total year-end proved reserves is considered a non-U.S. GAAP financial measure as defined by the SEC. We believe that presentation of the PV-10 is relevant and useful to our investors because it presents the discounted future net cash flows attributable to our proved reserves. We further believe investors and creditors use our PV-10 as a basis for comparison of the relative size and value of our reserves to other companies.

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The following table presents certain information with respect to oil and natural gas production attributable to our interests in all of our properties in the United States, the reserve derived from the sale of such production, average sales price received and average production costs for FY 2022 and FY 2021.

	Units of Measure	March 31, 2022
Production
Oil	Barrels	64,285
Natural Gas	Mcf	-
BOE		64,285

Sales
Oil	Barrels	$66,025
Natural Gas	Mcf	$-

Average Sales Price
Oil	Barrels	$75.55
Natural Gas	Mcf	$-

Production - Lease Operating Expenses		$1,412,093

Average Cost of Production per BOE		$21.97

	Units of Measure	March 31, 2021
Production
Oil	Barrels	37,808
Natural Gas	Mcf	-
BOE		37,808

Sales
Oil	Barrels	$37,259
Natural Gas	Mcf	$-

Average Sales Price
Oil	Barrels	$41.89
Natural Gas	Mcf	$-

Production - Lease Operating Expenses		$1,213,700

Average Cost of Production per BOE		$32.10

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Drilling and other exploratory activities

During FY 2022, White River Holdings undertook very minor drilling and exploratory activities that were nominal in terms of costs incurred.

During FY 2021, White River Holdings undertook a drilling program and pre-funded approximately $5,800,000 of the cost, associated with the drilling and completion of an initial deep horizontal well in the Austin Chalk formation of which $3,387,000 has been expensed as drilling costs.

Present activities

The Company is assessing all of its properties at the present time to determine any future drilling activities to commence.

Delivery commitments

The Company is not currently committed to provide a fixed and determinable quantity of oil and gas in the near future under existing contracts or agreements.

Productive Wells

The following table sets forth the number of wells in our inventory, in which White River Holdings maintained an operated ownership interest as of November 29, 2022.

Well Category:	Oil	Gas

Active Producer	15	-
Inactive Producer	7	-
Shut-In	14	-
Plugged & Abandoned	41	-
Active Salt Water Disposal (SWD)	6	-
Inactive SWD	2	-

	85	0

The following table sets forth the number of wells in our inventory, in which we maintained an operated ownership interest as of March 31, 2021.

Well Category:	Oil	Gas

Active Producer	29	-
Inactive Producer	63	11
Shut-In	2	1
Plugged & Abandoned	1	-
Active Salt Water Disposal (SWD)	19	-
Inactive SWD	2	-

	116	12

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

White River operates in the oil and gas industry, with a focus on exploration, production and drilling operations on approximately 30,000 cumulative acres of active mineral leases in Louisiana and Mississippi.

In FY 2022 and more recently, the following key aspects of our business advanced and developments occurred:

●	On July 25, 2022 the Company purchased 100% of the capital stock of White River Holdings from Ecoark in exchange for 1,200 shares of Series A which will become convertible into approximately 42,253,521 shares of the Company’s common stock upon the effective date of the Registration Statement of which this Prospectus is a part. As a result of this acquisition, we shifted our focus to operating as an oil and gas exploration and drilling company.

●	In September 2022, we divested our two former operating subsidiaries, Norr and Elysian, to focus exclusively on our newly acquired oil and gas business.

●	In FY 2022 the Company obtained additional drilling rigs to enhance its equipment portfolio, which as a result now consists of three drilling rigs and three workover rigs;

●	The Company commenced or completed the following projects: (i) the O’Neal No. 20-9 Well, (ii) a deep vertical well in the Blackhawk oil field in Concordia Parish, Louisiana, and (iii) a deep vertical well in the Pisgah oil field in Rankin, Mississippi; and

●	In October and November 2022, the Company raised a total of $4,767,409 in gross proceeds from the sale of Units consisting of shares of Series C and Warrants in the PIPE Offering; and

●	Recently, the Company formed WR Fund #1 which will be used in White River drilling projects and managed by the Company’s management.

For an overview of key developments during FY 2022 as well as more recent developments and plans for the Company and its operations, see “Business.”

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Production Data – FY 2022 and FY 2021

The following tables set forth our production data for FY 2022 and FY 2021:

	Years Ended March 31,
	2022		2021
	Bbls		Bbls
	Gross	Net	Gross	Net
Production Data:
By State/County
Mississippi
Holmes	1,838	1,378	6	3
Amite	12,054	9,629	13,853	11,063
Wilkinson	13,619	10,560	10,964	8,765
Pike	1,327	1,019	752	611
	28,838	22,586	25,575	20,442

Louisiana
Catahoula	5,534	4,186	4,019	3,197
Concordia	8,626	4,407	6,650	3,128
Tensas	3,209	2,407	2,724	2,024
Lasalle	609	330	1,013	549
Avoyelles	44,558	30,371	12,166	8,469
	62,536	41,701	26,572	17,367

Total	91,374	64,287	52,147	37,809

Production Data – Six Months Ended September 30, 2022 and 2021

The following tables set forth our production data for the six months ended September 30, 2022 and 2021:

	Six Months Ended September 30,
	2022		2021
	Bbls		Bbls
	Gross	Net	Gross	Net
Production Data:
By State/County
Mississippi
Holmes	8	1	139	104
Amite	3,316	-	6,183	4,927
Wilkinson	5,599	6	7,490	5,805
Pike	288	-	759	585
	9,211	7	14,571	11,421

Louisiana
Catahoula	1,613	-	3,244	2,210
Concordia	4,564	957	3,419	1,660
Tensas	892	646	1,687	1,265
Lasalle	-	-	609	330
Avoyelles	10,367	5,190	30,707	20,878
	17,436	6,793	39,666	26,343

Total	26,647	6,800	54,237	37,764

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Results of Operations

Results of Operations for FY 2022 compared to FY 2021

The financial information contained in this Prospectus reflect White River Holdings’ operations for FY 2022 and 2021 and a combination of White River Holdings and our operations since July 25, 2022.

White River Holdings has included in their historical consolidated financial statements certain operating expenses and other income (expense) from Ecoark that have been allocated to them in the years ended March 31, 2022 and 2021, and for the six months ended September 30, 2022 (prior to the sale to the Company on July 25, 2022) and 2021, which are part of the Condensed Consolidated Statements of Operations for each of these periods. The allocations represented charges incurred by Ecoark for certain corporate, infrastructure and shared services expenses, including legal, human resources, payroll, finance and accounting, employee benefits, insurance, information technology, telecommunications, treasury, and other expenses. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount, asset, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented pursuant to SAB Topic 1.B.1. The allocations may not, however, reflect the expense White River Holdings would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that White River Holdings will incur in the future or would have incurred if White River Holdings had obtained these services from a third party.

Revenues

Revenues for FY 2022 of $5,046,559 compared to FY 2021 of $2,373,482, with the increase primarily related to higher average oil prices during FY 2022, as well as an overall increase in production from an average of 127 barrels of oil per day (“BOPD”) in FY 2021 compared to an average of 186 in BOPD in FY 2022. We expect our revenues to increase in our next fiscal year as a result of planned drilling projects we expect to commence in our fiscal third and fourth quarters of FY 2023. See the Unaudited Pro Forma Condensed Consolidated Financial Statements for the anticipated annual and semi-annual adjustments we have estimated in our revenues.

Costs and Expenses

The following table shows costs and expenses for FY 2022 and FY 2021:

	FY 2022	FY 2021
Costs and Expenses
Cost of revenues (excludes items below)	$1,735,650	$805,275
Salaries and salaries related costs	2,027,255	2,313,092
Professional and consulting fees	324,739	185,691
Oilfield costs, supplies and repairs	1,603,719	6,657,355
Selling, general and administrative costs	2,065,897	1,256,395
Depreciation, amortization, depletion, accretion and impairment	6,218,183	958,141
	$13,975,443	$12,175,949

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Costs and expenses in FY 2022 totaled $13,975,443 compared to $12,175,949 for FY 2021. The amounts were relatively even between periods, attributable to a decrease in oilfield costs, supplies and repairs offset by an increase in depreciation, amortization, impairment, depletion and accretion, related to an increase in depletion of proved oil and natural gas properties and an increase in depletion of drilled wells for FY 2022 due to an adjustment of projected lifetime production at the Deshotel #24 well. White River Holdings oilfield costs and related expenses arose from which in each period related to additional procedures performed related to the completion and production of the Deshotel well in addition to various workover procedures to increase production on existing wells.

A portion of White River Holdings increase in operating expenses arose from its efforts to scale our oil and gas drilling capabilities and activities. Increased oil prices in FY 2022 have aided oil and gas production operations by increasing revenue as a result of the higher prices, but are also increasing drilling costs due to the increase in demand for ancillary drilling services. We expect our costs and expenses to increase in our next fiscal year as a result of planned drilling projects we expect to commence in our fiscal third and fourth quarters of FY 2023 as well as anticipated increases in stock-based compensation related to the granted RSUs on December 2, 2022. See the Unaudited Pro Forma Condensed Consolidated Financial Statements for the anticipated annual and semi-annual adjustments we have estimated in our costs and expenses.

Other Income (Expense)

The following table shows other income (expense) for FY 2022 and FY 2021:

	FY 2022	FY 2021
Change in fair value of derivative liabilities	$2,954,109	(2,039,656)
Gain on exchange of warrants for common stock	-	2,322,234
Gain on conversion of long-term debt and accrued expenses	-	115,659
Loss on abandonment of oil and gas property	-	(109,407)
Loss on sale of oil and gas property and ARO	(885,796)	-
Interest expense, net of interest income	(62,182)	(242,585)
	$2,006,131	$46,245

Total other income was $2,006,131 in FY 2022 compared to $46,245 in FY 2021. The increase was primarily the result of an increase in fair value of derivative liabilities in FY 2022 compared to a decrease in FY 2021, and a $2,322,234 gain on the exchange of warrants for common stock. The change in the fair value of the derivative liabilities and gain on the exchange of warrants for common stock, were related to warrants granted in registered direct offerings by White River Holdings former parent, Ecoark, and allocated to White River Holdings as noted herein. See the Unaudited Pro Forma Condensed Consolidated Financial Statements for the anticipated annual and semi-annual adjustments we have estimated related to our other income (expense) items.

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Net Loss

Net loss from continuing operations for FY 2022 was $6,922,753 as compared to net loss from continuing operations of $9,756,222 for FY 2021. The decrease in net loss was primarily due to higher revenue in FY 2022 due to higher oil prices and production activities, combined with an increase in total other income in FY 2022 from the change in fair value of derivative liabilities. Approximately 70% of loss from operations was from non-cash charges of depreciation, amortization, impairment, depletion and accretion in FY 2022, compared to approximately 10% in FY 2021.

Results of Operations for the Six Months Ended September 30, 2022 and 2021

Revenues

Revenues for the six months ended September 30, 2022 of $2,208,760 compared to the six months ended September 30, 2021 of $2,303,071, reflected a slight decrease of $94,311. The decrease is primarily related to a decline in the average barrel price of oil period over period, and less production out of some of our wells as White River Holdings completed some repairs intended to enable greater production. We expect our revenues to increase in our two fiscal quarters and years thereafter as a result of planned drilling projects we expect to commence in our fiscal third and fourth quarters of FY 2023. See the Unaudited Pro Forma Condensed Consolidated Financial Statements for the anticipated annual and semi-annual adjustments we have estimated in our revenues.

Costs and Expenses

The following table shows costs and expenses for the six months ended September 30, 2022 and 2021:

	Six Months Ended September 30,
	2022	2021
Costs and Expenses
Cost of revenues (excludes items below)	$811,977	$694,258
Salaries and salaries related costs	2,321,066	1,245,878
Professional and consulting fees	319,274	141,220
Oilfield cists, supplies and repairs	4,223,608	595,628
Selling, general and administrative costs	2,594,372	2,607,561
Depreciation, amortization, depletion, accretion and impairment	6,202,396	1,234,262
	$16,472,693	$6,518,807

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Costs and expenses in the six months ended September 30, 2022 increased by $9,953,886 when compared to the six months ended September 30, 2021, primarily from the increase of $3,627,980 in oilfield costs as we repaired some wells in an effort to increase production and almost $4 million in noncash intangible costs. In addition, increased labor in the fields contributed which were procured to manage our growing operations resulted in the $1,075,188 increase in salaries and salaries related costs. General and administrative costs were consistent period over period. We expect our costs and expenses to increase in our next two fiscal quarters and years thereafter as a result of planned drilling projects we expect to commence in our fiscal third and fourth quarters of FY 2023 as well as anticipated increases in stock-based compensation related to the granted RSUs on December 2, 2022. See the Unaudited Pro Forma Condensed Consolidated Financial Statements for the anticipated annual and semi-annual adjustments we have estimated in our costs and expenses.

Other Income (Expense)

The following table shows other income (expense) for the six months ended September 30, 2022 and 2021:

	Six Months Ended September 30,
	2022	2021
Change in fair value of derivative liabilities	$-	$2,157,838
Gain (loss) on disposal of fixed assets/oil and gas	1,363,142	721,365
Interest expense, net of interest income	(4,123)	(278,170)
Other income	$1,359,019	$2,601,033

Total other income decreased $1,242,014 in 2022 from the same period in 2021. The change in the fair value of the derivative liabilities and interest expense were related to warrants granted in registered direct offerings and debt by White River Holdings former parent, Ecoark, and allocated to White River Holdings as noted herein. In both 2022 and 2021 we (or White River Holdings) recognized gains on sales of oil and gas reserves. See the Unaudited Pro Forma Condensed Consolidated Financial Statements for the anticipated annual and semi-annual adjustments we have estimated related to our other income (expense) items.

Net Loss

Net loss from continuing operations for the six months ended September 30, 2022 was $(13,135,416) as compared to net loss from continuing operations of $(1,614,703) for the same period 2021. The increase in net loss was primarily due to non-cash charges of almost $5 million, and the oilfield repair work completed in 2022. While the work performed is intended and expected to increase production on the applicable wells, no assurances can be given that the increased production will offset the expenses incurred in the short-term or at all, including due to fluctuations in oil prices over time and other factors beyond our control. See “Risk Factors” for more information.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are revenue generated from operations, levels of accounts receivable and accounts payable and capital expenditures.

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FY 2022 and FY 2021

Net cash (used in) operating activities was $(475,519) for FY 2022, as compared to net cash provided by operating activities of $7,829,910 for FY 2021. Cash used in operating activities for FY 2022 was primarily caused by White River Holdings net loss partially offset by adjustments including depreciation, amortization, depletion and accretion, share-based compensation, and losses on the sale of fixed assets and disposal or abandonment of oil and gas properties as well as amounts allocated from Ecoark and changes in amounts due to Ecoark. In FY 2021, the amounts due to parent (Ecoark) were higher by nearly $10 million, and accrued payable and accrued liabilities increased by approximately $2.6 million, which were the principal reasons for the difference in net cash provided by (used in) operations between periods.

Net cash provided by investing activities was $585,774 for FY 2022, compared to net cash (used in) investing activities of $(6,406,885) for FY 2021. Net cash used in investing activities in FY 2022 were comprised of proceeds from the sale of oil and gas properties as we sold various leases that had large plugging liabilities, partially offset by purchases of oil and gas properties, net of asset retirement obligations. In FY 2021, the cash used in investing activities primarily related to purchases of oil and gas properties, net of asset retirement obligations, and capitalized drilling costs.

Net cash (used in) financing activities for FY 2022 was $(109,618) arising from a decrease in cash overdraft. In FY 2021, we used $(1,288,545) in cash flows from financing activities related to repayment to prior owners and repayment of related party notes, partially offset by an increase in cash overdraft.

Six Months Ended September 30, 2022 and 2021

Net cash (used in) provided by operating activities for continuing operations was $(2,689,794) for the six months ended September 30, 2022, as compared to $327,795 for the same period in 2021. Cash used in operating activities for the six months ended September 30, 2022 was primarily caused by the $13,135,416 net loss from continuing operations including offset by the changes in current assets and liabilities and non-cash stock-based compensation of $657,935 and non-cash impairment of $5,917,843 related to the purchase accounting being applied to White River Energy Corp under ASC 805 due to White River being the accounting acquirer and White River Energy Corp being deemed an acquired business. In the 2021 period, the changes in operating activities related to the net loss from continuing operations of $1,614,703 offset by the changes in accounts payable and the amounts that were due to Ecoark.

Net cash used in investing activities was $89,353 for the six months ended September 30, 2022, compared to $301,000 for the six months ended September 30, 2021. Net cash used in investing activities in the six months ended September 30, 2022 were comprised of proceeds received from the sale of equipment, net of purchases, and advances of $200,000 in notes receivable. In the 2021 period, the cash used in investing activities related to purchases of oil and gas properties, offset slightly by sales of fixed assets.

Net cash provided by (used in) financing activities for the six months ended September 30, 2022 was $3,107,454 which comprised of $3,000,000 in cash transferred to White River from Ecoark which was a condition of such acquisition, $145,266 in proceeds from long-term debt, offset by repayments of long-term debt and a decrease in a cash overdraft. In 2021, we used $26,387 in cash flows from financing activities related to the decrease in a cash overdraft.

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Available Cash

As of December 1, 2022, the Company has approximately $600,000 in cash and cash equivalents. The Company believes this cash is sufficient to meet our cash needs for the next 12 months. The Company is negotiating an agreement to purchase a broker-dealer for $70,000, subject to regulatory approval.

Prior to the acquisition of White River Holdings in July 2022, that entity relied upon Ecoark to provide it with capital to fund its operations.

Well Opening Requirements

The Company has continuous drilling requirements to drill or re-complete a well on its 9,615 Peabody Blackhawk lease every 270 days to keep the lease active. See “Risk Factors.” The Company commenced drilling a well in November 2022 which extended the lease to at least August 2023. Depending on the formation drilled, the costs could be as low as $500,000 and as high as approximately $5,000,000. In this event, we would likely seek significant partners to share the cost. We have already orally agreed to afford the Ault Energy a 25% participation right in future wells we drill. As of November 29, 2022, Ault Energy had paid to participate in one of our drilling projects and has orally committed to participate in a second drilling project. Ault Energy is a subsidiary of BitNile which invested $12 million in Ecoark in June 2022.

PIPE Offering

From October 19, 2022 through November 8, 2022, the Company raised a total of $4,767,409 in the PIPE Offering. The net proceeds from the PIPE Offering, after offering expenses and related costs, are being used for working capital and general corporate purposes including oil and gas drilling on the Company’s working interests in Louisiana and Mississippi. The terms of the securities sold in the PIPE Offering are outlined under “The Private Placement.”

Critical Accounting Policies, Estimates and Assumptions

Oil and Gas Properties

The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Under the full cost method of accounting, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs are capitalized. General and administrative costs related to production and general overhead are expensed as incurred.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit of production method using estimates of proved reserves. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in operations. Unproved properties and development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the loss from operations before income taxes and the adjusted carrying amount of the unproved properties is amortized on the unit-of-production method.

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Limitation on Capitalized Costs

Under the full-cost method of accounting, we are required, at the end of each reporting period, to perform a test to determine the limit on the book value of our oil and gas properties (the “Ceiling” test). If the capitalized costs of our oil and natural gas properties, net of accumulated amortization and related deferred income taxes, exceed the Ceiling, the excess or impairment is charged to expense. The expense may not be reversed in future periods, even though higher oil and gas prices may subsequently increase the Ceiling. The Ceiling is defined as the sum of: (a) the present value, discounted at 10% and assuming continuation of existing economic conditions, of (1) estimated future gross revenues from proved reserves, which is computed using oil and gas prices determined as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month hedging arrangements pursuant to Staff Accounting Bulletin (“SAB”) 103, less (2) estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves; plus, (b) the cost of properties being amortized; plus, (c) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; net of (d) the related tax effects related to the difference between the book and tax basis of our oil and natural gas properties.

Oil and Gas Reserves

Reserve engineering is a subjective process that is dependent upon the quality of available data and interpretation thereof, including evaluations and extrapolations of well flow rates and reservoir pressure. Estimates by different engineers often vary sometimes significantly. In addition, physical factors such as results of drilling, testing and production subsequent to the date of an estimate, as well as economic factors such as changes in product prices, may justify revision of such estimates. Because proved reserves are required to be estimated using recent prices of the evaluation, estimated reserve quantities can be significantly impacted by changes in product prices.

Joint Interest Activities

Certain of our exploration, development and production activities are conducted jointly with other entities and, accordingly, the consolidated financial statements reflect only our proportionate interest in such activities.

Inventories

Crude oil, products and merchandise inventories are carried at the lower of cost (last-in-first-out (LIFO)) or net realizable value. Inventory costs include expenditures and other charges directly and indirectly incurred in bringing the inventory to its existing condition and location.

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Accounting for Asset Retirement Obligation

Asset retirement obligations (“ARO”) primarily represent the estimated present value of the amount the Company will incur to plug, abandon and remediate its producing properties at the projected end of their productive lives, in accordance with applicable federal, state and local laws. The Company determined its ARO by calculating the present value of the estimated cash flows related to the obligation. The retirement obligation is recorded as a liability at its estimated present value as of the obligation’s inception, with an offsetting increase to proved properties or to exploration costs in cost of revenues.

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers.

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

● Step 1: Identify the contract with the customer

● Step 2: Identify the performance obligations in the contract

● Step 3: Determine the transaction price

● Step 4: Allocate the transaction price to the performance obligations in the contract

● Step 5: Recognize revenue when the Company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

● Variable consideration

● Constraining estimates of variable consideration

● The existence of a significant financing component in the contract

● Noncash consideration

● Consideration payable to a customer

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Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

The Company accounts for contract costs in accordance with ASC Topic 340-40, Contracts with Customers. The Company recognizes the cost of sales of a contract as expense when incurred or at the time a performance obligation is satisfied. The Company recognizes an asset from the costs to fulfil a contract only if the costs relate directly to a contract, the costs generate or enhance resources that will be used in satisfying a performance obligation in the future and the costs are expected to be recovered. The incremental costs of obtaining a contract are capitalized unless the costs would have been incurred regardless of whether the contract was obtained.

Commodities

The Company recognizes revenue for their proportionate share of revenue when: (i) the Company receives notification of the successful sale of a load of crude oil to a buyer; (ii) the buyer will provide a price based on the average monthly price of crude oil in the most recent month; and (iii) cash is received the following month from the crude oil buyer.

MANAGEMENT

The table below sets forth certain information concerning our executive officers and directors, including their names, ages, and positions with us. Our executive officers are chosen by our Board and hold their respective offices until their resignation or earlier removal by the Board.

Our Bylaws, as amended, provide for a classified Board, with the Board divided into four classes, with each class consisting as nearly as possible of one fourth of the number of directors constituting the full Board. Subject to the rights of holders of any series of preferred stock, each director shall serve for a term ending on the fourth annual meeting of stockholders following the annual meeting at which such director was elected. The initial terms of each class of directors are as follows: (i) Class A shall serve for a term expiring at the Company’s first annual stockholder’s meeting after the effectiveness of the Bylaws (August 15, 2022), (ii) Class B shall serve for a term expiring at the second stockholder’s meeting after August 15, 2023, (iii) Class C shall serve for a term expiring at the third stockholder’s meeting after August 15, 2024, and (iv) Class D shall serve for a term expiring at the third stockholder’s meeting after August 15, 2025.

Name	Age	Position	Board Class
Jay Puchir	46	Chief Executive Officer and Principal Financial Officer	N/A
Randy May	58	Executive Chairman	Class D
Danny Hames	63	Director	Class C
James Cahill	65	Director	Class B
Greg Landis	60	Director	Class A
Alisa Horgan	29	Director	Class D

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The following information pertains to the members of our Board and executive officers, their principal occupations and other public company directorships for at least the last five years and information regarding their specific experiences, qualifications, attributes and skills:

Jay Puchir. Mr. Puchir has served as the Chief Executive Officer and Principal Financial Officer of the Company since July 2022. He has served as Chief Financial Officer of Ecoark since April 12, 2022 and Treasurer of Ecoark since October 22, 2020. Mr. Puchir has served as co-fund manager of White River Private Capital Management LLC since November 2022. Mr. Puchir also served as the Chief Executive Officer and President of Banner Midstream Corp., a former Ecoark subsidiary, from its formation in April 2018 to September 2022. He previously was Chief Financial Officer of Agora Digital Holdings, Inc., a majority owned subsidiary of Ecoark, from September 2021 to April 2022. Mr. Puchir served in various roles with Ecoark as an executive at the Company including Director of Finance from December 2016 to March 2017, Chief Executive Officer from March 2017 to October 2017, Chief Financial Officer from October 2017 to May 2018 and Chief Accounting Officer from March 2020 to October 2020. He served as Chief Executive Officer of Banner Energy Services Corp. from November 2019 to August 2020 and as Chairman from February 2020 to August 2020. Mr. Puchir is a licensed Certified Public Accountant in the State of South Carolina.

Randy S. May. Mr. May has served as Executive Chairman since July 2022. He has served as Chairman of the Ecoark Board since April 11, 2016 and served as Chief Executive Officer of Ecoark from April 13, 2016 through March 28, 2017, and then again from September 21, 2017, to the present. Mr. May has also served as the Executive Chairman of the Board of Directors of Agora, an approximately 89% owned subsidiary of the Company, since September 2021. Mr. May is a 25-year retail and supply-chain veteran with experience in marketing, operational and executive roles. Prior to joining the Company, Mr. May held a number of roles with WalMart Stores, Inc. (“Walmart”). From 1998 to 2004, Mr. May served as Divisional Manager for half the United States for one of Walmart’s specialty divisions, where he was responsible for all aspects of strategic planning, finance, and operations for more than 1,800 stores. Mr. May’s qualifications and background that qualify him to serve on the Board include his strong managerial and leadership experience, his extensive knowledge of strategic planning, finance and operations, as well his ability to guide the Company.

Danny Hames. Mr. Hames has served as a director of the Company since July 2022.

James Cahill. Mr. Cahill has served as a director of the Company since July 2022. Since September 2002, Mr. Cahill has been a restaurant owner and manager for various restaurants in New York.

Greg Landis. Mr. Landis has served as a director of the Company since July 2022. Since 2011, Mr. Landis has served as the President of Landis & Associates PLLC.

Alisa Horgan. Ms. Horgan has served as a director of the Company since July 2022 and as Chief Administrative Officer since December 2, 2022. From May 2018 through July 2022, Ms. Horgan was a real estate broker. From July 2017 through May 2018, Ms. Horgan served as the President of Vetritionals.

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CORPORATE GOVERNANCE

Appointment of Officers

Each executive officer serves at the discretion of our Board and holds office until his successor is duly elected and qualified or until his earlier resignation or removal.

Code of Business Conduct and Ethics

We have not adopted a code of business conduct and ethics, however we plan to adopt such a code, that will apply to all of our employees, officers and directors, prior to or upon to effectiveness of the Registration Statement of which this Prospectus is a part. Upon the adoption of the code of business conduct and ethics, the full text of our code will be posted on our website. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Exchange Act.

Board of Directors

Our business and affairs are managed under the direction of our Board. We currently have five directors.

Director Independence

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that Danny Hames, Greg Landis and James Cahill do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the Nasdaq listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described above.

Family Relationships

Alisa Horgan, a director of the Company, is the daughter of Randy S. May, Executive Chairman and a director, and wife of Richard Horgan, current Vice President of M&A, former Chief Executive Officer and former director.

Committees of the Board of Directors

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board is described below. Members will serve on these committees until their resignation or until as otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time-to-time.

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Audit Committee

Our Audit Committee is comprised of Danny Hames, Greg Landis and James Cahill. Greg Landis is the Chairman of our Audit Committee and meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. In addition, our Board has determined that Mr. Landis is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K promulgated under the Securities Act. This designation does not impose on him any duties, obligations, or liabilities that are greater than are generally imposed on members of our audit and compliance committee and our Board. Each member of our Audit Committee is financially literate. Our Audit Committee is directly responsible for, among other things:

●	selecting a firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

●	ensuring the independence of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

●	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

●	considering the adequacy of our internal controls and internal audit function;

●	inquiring about significant risks, reviewing our policies for risk assessment and risk management, including cybersecurity risks, and assessing the steps management has taken to control these risks;

●	reviewing and overseeing our policies related to compliance risks;

●	reviewing related party transactions that are material or otherwise implicate disclosure requirements; and

●	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our Compensation Committee is comprised of Danny Hames, Greg Landis and James Cahill. James Cahill is the Chairman of our Compensation Committee. The composition of our compensation committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Each member of this Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Compensation Committee is responsible for, among other things:

●	reviewing and approving, or recommending that our Board approve, the compensation and the terms of any compensatory agreements of our executive officers;

●	reviewing and recommending to our Board the compensation of our directors;

●	administering our stock and equity incentive plans;

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●	reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans; and

●	establishing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Danny Hames, Greg Landis and James Cahill. Danny Hames is the Chairman of our Nominating and Corporate Governance Committee. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Our Nominating and Corporate Governance Committee is responsible for, among other things:

●	identifying and recommending candidates for membership on our Board;

●	recommending directors to serve on Board committees;

●	reviewing and recommending our corporate governance guidelines and policies;

●	reviewing succession plans for senior management positions, including the Chief Executive Officer;

●	reviewing proposed waivers of the Code of Business Conduct and Ethics for directors, executive officers, and employees (with waivers for directors or executive officers to be approved by the Board);

●	evaluating, and overseeing the process of evaluating, the performance of our Board and individual directors; and

●	advising our Board on corporate governance matters.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation paid, earned or accrued by the Company during FY 2022 and FY 2021 by: (i) all individuals who served as the Company’s principal executive officer during FY 2022; (ii) the Company’s two most highly compensated executive officers other than the principal executive officer who were serving as an executive officer of the Company as of FY 2022; and (iii) up to two additional individuals for whom disclosure would have been provided under (ii) above but for the fact that the individual was not serving as an executive officer of the Company at March 31, 2022 and whose compensation exceeded $100,000.

Name and principal position	Year	Salary	Bonus	All Other compensation	Total
Richard Horgan (1)	2022	$73,500	—	—	73,500
Vice President of M&A; Former Chief Executive Officer	2021	$122,115	—	—	122,115

(1) Mr. Horgan is our former Chief Executive Officer. He resigned from that role in July 2022, at which time he was also appointed our Vice President of M&A.

Outstanding Equity Awards at Fiscal Year End

As of March 31, 2022, we did not have outstanding any unexercised options, stock or other equity incentive plan awards. Our compensation arrangements that were approved in connection with the July 2022 acquisition of White River Holdings are described below.

Agreements with Executive Officers

The Company’s Board approved five-year executive employment agreements pursuant to which our officers are entitled to the following compensation and other rights. These executive officers received grants of restricted stock in July 2022 which were cancelled and replaced on December 2, 2022 by RSUs with identical economic terms:

Randy May, our Executive Chairman, is receiving an annual base salary of $400,000, and was granted 5,000,000 shares of restricted common stock with half of the shares vesting annually over a five-year period and the remainder vesting based on performance metrics set forth in the agreement. Under his Agreement, Mr. May was also granted the following rights related to the Company’s oil and gas operations:

(A) an ORI to be held in perpetuity from either the Company or its subsidiaries equal to 5% in any and all successfully drilled and completed oil and/or gas wells during the term of his employment.

(B) a 15% participation right in the funding and ownership interest in any drilling or participation by the Company or any subsidiary in the drilling by the Company or a third party of an oil and gas well other than the Fund (a “Participation Right”).

Jay Puchir, our Chief Executive Officer, is receiving an annual base salary of $350,000 and was granted 5,000,000 shares of restricted common stock with half of the shares vesting annually over a five-year period and the remainder vesting based on performance metrics set forth in the agreement. Under his agreement, Mr. Puchir was also granted the following rights related to the Company’s oil and gas operations:

(A) a 5% ORI during the term of his employment.

(B) a 10% Participation Right otherwise identical to Mr. May’s.

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Alisa Horgan, our Chief Administrative Officer and a member of our Board and Mr. May’s daughter, is receiving an annual base salary of $180,000, and was granted 2,000,000 shares of restricted common stock with the shares vesting annually over a 10-year period.

Her Husband, Richard Horgan, Senior Vice President of M&A and our former Chief Executive Officer, is receiving an annual base salary of $200,000, and was granted 2,000,000 shares of restricted common stock with the shares vesting annually over a 10-year period.

Each of the above employment agreements are also subject to the following severance provisions:

In the event of termination by the Company without “cause” or resignation by the officer for “good reason,” each officer is entitled to receive 2.99 years’ base salary, immediate vesting of unvested equity awards and continued benefits for six months.

In case of termination or adverse change in title upon a change of control, each officer is entitled to receive 2.99 years’ base salary, immediate vesting of unvested equity awards, continued benefits for 18 months and 100% of the existing target bonus, if any, for that fiscal year when the change of control occurs.

Generally, “change of control” is defined in the employment agreements to include a transfer of 50% of the voting securities or interests of the Company or a key subsidiary (as defined in the Internal Revenue Code and Treasury Regulations thereunder), including through a merger or asset purchase, a change in the majority of the Board in a two-year period, or a liquidation or dissolution by the Company. The definition of change of control is subject to certain exceptions and limitations as more particularly set forth in the employment agreements.

Generally, “good reason” is defined as a material diminution in the officer’s authority, duties or responsibilities due to no fault of his or her own (unless he or she has agreed to such diminution); any other action or inaction that constitutes a material breach by the Company under the employment agreement; or a relocation of the principal place of employment to a location outside the location specified in the employment agreements.

Generally, “cause” is defined as a felony conviction or plea related to the business of the Company; gross negligence or intentional misconduct in carrying our his or her duties resulting in material harm to the Company; misappropriation of Company funds or otherwise defrauding the Company; breach of fiduciary duty to the Company; material breach of any agreement with the Company without timely cure; breach of certain restrictive covenants set forth in the employment agreement; a federal injunction enjoining the officer from violating federal securities laws; a cease and desist order or other order issued by the SEC; refusal to carry out a resolution adopted by the Company’s Board after a reasonable opportunity to dispute such resolution; or alcohol or drug abuse in a manner that interferes with the successful performance of his or her duties.

Further, upon the officer’s death or disability, as defined, during the officer’s term of employment, the officer’s estate or the officer, as applicable, becomes entitled to, among other things, a $500,000 lump-sum payment and full vesting of all outstanding equity grants made to the officer.

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In the event an officer’s employment is terminated at the end of the term upon the notice of non-renewal and the officer remains employed until the end of the term, the officer will be entitled to receive six months’ base salary and continued benefits for six months.

Under the terms of the Employment Agreements, the officers are subject to non-competition and non-solicitation covenants during the term of their employment and during one year following termination of employment with the Company. The Employment Agreements also contain customary confidentiality and non-disparagement covenants.

Director Compensation

To date, we have not paid our director any compensation for services on our Board. However, the Company has agreed to the following compensation for each non-employee director:

(A) an annual grant of $100,000 in RSUs which will vest on the final business day of each quarter equal to one-fourth of the total stipend, or $25,000 per quarter, with the number of shares to be determined based on the volume weighted average price of the Company’s common stock as of each quarterly vesting.

(B) an annual cash fee of $50,000 which will vest on the final business day of each quarter equal to one-fourth of the total fee, or $12,500 per quarter (the “Cash Fees”).

The director compensation set forth above is subject to upward adjustment upon the successful uplisting of the Company to a national securities exchange, whereupon the RSU grant will be increased to $200,000 per year and the Cash Fees will be increased to $100,000 per year. The existing directors also initially received restricted stock grants which were cancelled on December 1, 2022 in exchange for RSU grants.

Equity Compensation Plan Information

The Company does not have any securities authorized for issuance or outstanding under an equity compensation plan or and no equity compensation grants were made outside of such a plan.

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS

Market Information

Our common stock issued is quoted on the OTCQB under the symbol “WRTV.” On December 1, 2022, the last reported sale price of our common stock on the OTCQB was $0.90.

We have applied to have our Warrants traded on the OTCQB under the symbol “WTRVW.”

Stockholders

As of December 1, 2022, there were an estimated 133 holders of record of our common stock. A total of 202,643 shares of common stock are held in street name and are held by additional beneficial owners.

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Dividends

We have never paid a cash dividend on our common stock since inception. The payment of dividends may be made at the discretion of our Board, and will depend upon, but not limited to, our operations, capital requirements, and overall financial condition.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board may consider relevant. We intend to follow a policy of retaining all of our earnings to finance the development and execution of our strategy and the expansion of our business. If we do not pay dividends, our common stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

RELATED PARTY TRANSACTIONS

Set forth below is a brief description of the White River Holding (and us since July 25, 2022) transactions since April 1, 2020 in excess of $120,000 in which we or White River Holdings was a participant and in which any director or executive officer of the Company, any known 5% or greater stockholder of the Company or any immediate family member of any of the foregoing persons, had a direct or indirect material interest as defined in Item 404(a) of Regulation S-K. As permitted by the SEC rules, discussion of employment relationships or transactions involving the Company’s executive officers and directors, and compensation solely resulting from such employment relationships or transactions, or service as a director of the Company, as the case may be, has been omitted to the extent disclosed in the sections of this Prospectus titled “Executive Compensation” or “Director Compensation”, as applicable.

White River Holdings has recently formed the Fund which will consist of private external general and limited partners consisting of retail accredited and institutional investors who have or will advance proceeds to the fund in exchange for partnership interests therein. WR Fund #1 Manager, our subsidiary, is the managing General Partner of the Fund. The Fund is currently offering up to 4,000 units of partnership interest at a price per unit of $50,000 with a minimum investment of one unit or $50,000 through a five-year closed-end fund structure. Mr. May, our Executive Chairman and Mr. Puchir, our Chief Executive Officer are also serving in the roles as Co-Fund Managers of WR Fund #1 Manager. Proceeds of the fund will be intended to be used in drilling White River drilling projects whereby White River will receive a 25% promoted working interest and WR Fund #1 Manager will receive a 10% carried working interest at the successful closure of the fund and 1% annual management fee. White River has made a commitment to acquire the partnership interest of all investor partners in the Fund at the end of the Fund’s five-year term at the PV20 valuation generated by an independent valuation firm subject to the cash availability of White River.

Additionally, pursuant to their respective Employment Agreements, each of Messrs. May and Puchir were granted a 5% ORI from the Company and its subsidiaries in any and all successfully drilled and completed oil and/or gas wells, as well a participation right of 15% and 10%, respectively, in the funding and ownership interest in any drilling or participation by the Company or any subsidiary in the drilling by a third party of an oil and gas well, which does not include the Fund but will include any other investment funds the Company sponsors. The initial terms of their Employment Agreements are five years, subject in each case to possible renewal.

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White River Holdings historically relied upon advances from Ecoark which totaled $25,068,890 and $21,582,193, respectively, at March 31, 2022 and 2021. There was no interest charged on this amount and the amount is due on demand and reflected as a current liability. The sum due at July 25, 2022 was contributed to our capital by Ecoark. The balance is comprised of expenses paid on behalf of the Company by Ecoark.

On August 1, 2020, White River Holdings issued a Junior Secured Revolving Promissory Note to Atikin Investments LLC, an entity managed by Jay Puchir, now the Company’s Chief Executive Officer. Pursuant to this note, the Company may borrow up to an amount not to exceed $200,000 in principal outstanding at a given time. The note bears interest at a rate of 10% per annum, and was to mature on December 15, 2020, which had been extended to January 15, 2021. As of January 11, 2021, the principal outstanding amounts along with all accrued interest has been repaid.

On October 13, 2022, White River Operating LLC, an indirect subsidiary of the Company, issued a $1,500,000 secured promissory note, which was used to purchase two workover rigs (total value of $1,800,000, where the Company paid a total of $300,000). The note bears interest at the lesser of (i) prime rate plus 7.50%; and (ii) the maximum rate permitted by applicable law, and payments consist of interest and principal in the amount of $25,000 per month through October 13, 2025 when the remaining balance of principal and interest is due. Our Executive Chairman and Chief Executive Officer, Randy May and Jay Puchir, respectively, executed and delivered guarantees in favor of the lender to secure this note. The Company repaid this note on December 6, 2022 because certain unaffiliated oil and gas interest owners declined to execute documents in favor of the lender. .

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the date of this Prospectus for:

●	each of our directors;
●	each of our executive officers;
●	all of our current directors and executive officers as a group; and
●	each person, entity or group, who beneficially owned more than 5% of each of our classes of securities.

For the pre-Offering columns, we have based our calculations of the percentage of beneficial ownership on 8,400,000 shares of our common stock outstanding as of December 1, 2022. For the post-Offering columns, the calculations are based on 8,400,000 shares outstanding as of December 1, 2022, plus the Spin-Off Shares and the shares of common stock issuable upon conversion of the Series C, subject to beneficial ownership limitations, for an estimated post-Offering amount of 51,751,120 shares of common stock outstanding. This amount does not give effect to any exercises of the Warrants. We have deemed shares of our common stock subject to warrants that are currently exercisable within 60 days of the date of this Prospectus to be outstanding and to be beneficially owned by the person holding the warrants for the purpose of computing the percentage ownership of that person. Unless otherwise indicated, the principal business address for each of the individuals and entities listed below is our offices Arkansas. These amounts give effect to the Spin-Off and our PIPE Offering to which this Prospectus relates assuming the $1.00 price is used.

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The information provided in the table is based on our records, and information provided to us, except where otherwise noted. It does not give effect to the RSUs none of which will vest within 60-days of the date of this Prospectus. The post offering percentages give effect to the receipt of Spin-Off shares to the extent disclosed in the notes.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Common Stock Included*	Pre-Offering Percentage of Common Stock Beneficially Owned	Post-Offering Beneficial Ownership Of Common Stock	Post-Offering Percentage
Randy May(1)	1,587,063	18.9%	2,293,142	5.7%
Jay Puchir(2)	687,063	8.2%	1,403,264	3.5%
Richard Horgan (3)	1,587,063	18.9%	1,587,063	3.9%
Danny Hames(4)	—	*	—	*
James Cahill(5)	—	*	—	*
Greg Landis(6)	—	*	—	*
Alisa Horgan(7)	—	*	—	*
All officers and directors as a group (7 persons)	2,274,126	27.1%	3,696,406	9.2%

5% or more Stockholders
May Family Foundation(8)	1,587,063	18.89%	1,587,063	3.9%
Atikin Investments LLC(9)	1,487,063	17.7%	1,487,063	3.7%
Peter DiChiara(10)	487,063	5.79%	573,240	1.4%
Tomatoshed Holdings, LLC(11)	500,000	5.95%	500,000	1.2%
Nepsis, Inc. (12)	—	—	3,768,028	9.3%

*	Less than 1%.
(1)	May. Mr. May is our Executive Chairman and a director. Post-offering amount includes 706,079 Spin-Off Shares.
(2)	Puchir. Mr. Puchir is our Chief Executive Officer and Chief Financial Officer. Represents shares of common stock held by Atikin Investments LLC an entity for which Mr. Puchir serves as manager. Post-offering amount includes 716,201 Spin-Shares, including 709,896 Spin-Off Shares distributable to Atikin Investments LLC.
(3)	Horgan. Mr. Horgan is our former Chairman of the Board and Chief Executive Officer.
(4)	Hames. Mr. Hames is a director of the Company.
(5)	Cahill. Mr. Cahill is a director of the Company.
(6)	Landis. Mr. Landis is a director of the Company.
(7)	Horgan. Ms. Horgan is a director of the Company.
(8)	May Family Foundation. Elizabeth Boyce is the managing member of the May Family Foundation and deemed the beneficial owner of its common stock.

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(9)	Atikin Investments LLC. Address is 5899 Preston Road #505, Frisco, Texas 75034. Atikin Investments LLC (687,063 shares) is managed by Jay Puchir. Included in this amount is common stock issued to Overcoming the Odds Foundation (800,000 shares) as Jay Puchir controls the voting for this entity. Post-offering amount includes 709,896 Spin-Off Shares.
(10)	Peter DiChiara. Address is 51 Croton Ave., Mt. Kisco, New York 10549. Post offering includes 86,177 Spin-Off Shares.
(11)	Tomatoshed Holdings, LLC. Address is 4547 Lakeshore Dr., Waco, Texas 76718. Tomatoshed Holdings, LLC is managed by Todd Dorton.
(12)	Nepsis, Inc. Mark Pearson is the President. The address is 8674 Eagle Creek Circle, Minneapolis, MN 55378. Post-offering includes 3,768,028 Spin-Off Shares. Based solely on the information contained in a Schedule 13D/A filed with the SEC on April 13, 2022. Does not include the PIPE Shares to be issued or issuable upon conversion of the Series C or exercise of the Warrants purchased by in the PIPE Offering, which are subject to beneficial ownership limitations. See “Selling Stockholders.”

DESCRIPTION OF OUR SECURITIES

Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of “blank check” preferred stock, par value $0.0001 per share. As of the date of this Prospectus, 8,400,000 shares of our common stock and 1,200 shares of our Series A and 190.6963632 shares of Series C were issued and outstanding. The following description summarizes the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description, you should refer to our Articles of Incorporation, as amended, our Bylaws, and the Certificates of Designation setting forth the terms of our authorized series of preferred stock, each of which are filed as an exhibit to the Registration Statement of which this Prospectus is a part, and to the applicable provisions of Nevada law, including Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Common stock

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders on which holders of common stock are entitled to vote. Our Articles of Incorporation do not provide for cumulative voting with respect to the election of directors. The directors are elected by a plurality of the votes cast at the election.

Dividend Rights

Subject to applicable law and to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to declare and pay dividends and then only at the times and in the amounts that our Board may determine.

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Liquidation Rights

If the Company becomes subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Other Rights and Preferences

The holders of the common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of the common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that the Board may designate and issue in the future.

Series A Preferred Stock

The Company has authorized 1,200 shares of Series A, of which 1,200 shares are outstanding. Subject to certain terms and conditions set forth in the Certificate of Designation of the Series A, the Series A will become convertible into 42,253,521 shares of the Company’s common stock upon such time as (A) the Company has filed a Registration Statement with the SEC and such Form Registration Statement has been declared effective, or is no longer subject to comments from the Staff of the SEC, and (B) Ecoark elects to distribute shares of the Company’s common stock to the stockholders. The Series A has a stated value of $30 million and has a liquidation preference over the common stock and any subsequent series of junior preferred stock equal to the stated value, plus any accrued but unpaid dividends.

Series B Preferred Stock

The Company has a single authorized share of Series B Preferred Stock, of which no shares are outstanding. The single share of Series B, if issued, is entitled to vote with the Company’s common stock as a single class on any matter brought before the stockholders, and the Series B is entitled to a number of votes equal to the greater of (A) 100,000,000 votes, or (B) 50.1% of the Company’s voting power as of the applicable date of determination. Any outstanding Series B will be automatically cancelled upon the Company applying to have its common stock listed on a national securities exchange. The Series B does not come with any dividend rights, preemptive rights or liquidation rights. The Series B was established to ward off any hostile takeover and may be issued by our Board at any time.

Series C Preferred Stock

The Company is authorized to issue up to 1,000 shares of Series C, of which 190.6963632 shares are outstanding. The terms of the Series C are summarized under “The Private Placement.”

Warrants

The Warrants being offered by the Selling Stockholders hereunder were originally sold by the Company in the PIPE Offering. The terms of the Warrants are summarized under “The Private Placement.”

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Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing our Board and management. Set forth below is a summary of certain of these provisions.

Classified Board of Directors

The Company’s Bylaws provide for a classified Board, with the Board divided into four classes, with each class consisting as nearly as possible of one fourth of the number of directors constituting the full Board. Subject to the rights of holders of any preferred stock, each director shall serve for a term ending on the fourth annual meeting of stockholders following the annual meeting at which such director was elected. The initial terms of each class of directors are as follows: (i) Class A shall serve for a term expiring at the Company’s first annual stockholder’s meeting after the effectiveness of the Bylaws (August 15, 2022), (ii) Class B shall serve for a term expiring at the second stockholder’s meeting after August 15, 2023, (iii) Class C shall serve for a term expiring at the third stockholder’s meeting after August 15, 2024, and (iv) Class D shall serve for a term expiring at the third stockholder’s meeting after August 15, 2025.

“Blank Check” Preferred Stock

Under our Articles of Incorporation the Board may authorize the issuance of one or more series of preferred stock with such rights, preferences and limitations as the Board may determine, including voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

Potential Series B Issuance

As described above, the Series B, if issued, entitles the holder to a number of votes equal to the greater of (A) 100,000,000 votes, or (B) 50.1% of the Company’s voting power as of the applicable date of determination. Any outstanding Series B will be automatically cancelled upon the Company applying to have its common stock listed on a national securities exchange. The Board authorized the Series B because the Company is not subject to Section 13 of the Exchange Act, so the protections and disclosure provided by Section 13(d) and the rules and regulations promulgated thereunder do not apply to the Company, and the Series B is intended to enable the Board to act quickly to react to any potential hostile takeover. The auto-cancellation provision was included because the super-voting rights contained in the Series B would violate the rules of a prospective national securities exchange.

Advance Notice of Stockholder’s Proposals

Our Bylaws contain advance notice requirements for shareholder proposals wherein stockholders seeking to propose a matter for consideration at an annual meeting must deliver detailed notice to us no earlier than the 120th calendar day, nor later than the 90th calendar day, prior to the anniversary date of the immediately preceding annual meeting, or if the current year’s meeting is called for a date that is not within 30 days of the anniversary of the previous year’s annual meeting, such notice must be received no later than 10 calendar days following the day on which public announcement of the date of the annual meeting is first made.

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Special Meeting Limitations

Under our Bylaws, special meetings of the stockholders may be called only by (i) the Chairman of the Board, (ii) the Chief Executive Officer, or (iii) the President, and shall be called upon a written request signed by a majority of members of the Board.

Jurisdiction and Venue

Our Articles of Incorporation provides that lawsuits involving the Company and its internal affairs, including derivative actions brought on behalf of the Company by its stockholders under state corporate law, be governed by the laws of Nevada and providing that resulting proceedings be heard exclusively in state courts located within Nevada, which may make actions against or on behalf of the Company more difficult to litigate by stockholders. Similarly, our Articles of Incorporation provides that actions brought under the Securities Act or the Exchange Act be brought exclusively in federal court in Nevada, and that federal courts have exclusive jurisdiction over Securities Act litigation relating to the Company.

These provisions, together with provisions of Chapter 78 of the Nevada Revised Statutes (the “NRS”), could have the effect of delaying, deferring or preventing an attempted takeover or change of control of the Company, or making such an attempt more difficult. Additionally, while a Nevada court has upheld a similar provision, in most jurisdictions it remains unclear how a court would interpret and whether it would enforce some of these provisions, resulting in added uncertainty. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

These provisions, together with provisions of the NRS, could have the effect of delaying, deferring or preventing an attempted takeover or change of control of the Company, or making such an attempt more difficult. Additionally, in most jurisdictions it remains unclear how a court would interpret and whether it would enforce some of these provisions, resulting in added uncertainty. See the risk factor titled “Our articles of incorporation contain certain provisions which may result in difficulty in bringing stockholder actions against or on behalf of the Company or its affiliates” beginning on page 27 for more information. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder, and that there is uncertainty as to whether a state or federal court would enforce these charter provisions.

Transfer Agent and Registrar

VStock Transfer, LLC, with an address of 18 Lafayette Place, Woodmere, New York 11598, will act as the transfer agent with respect to our common stock.

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LEGAL MATTERS

The validity of the securities being offered by this Prospectus will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A.

EXPERTS

The financial statements included in this Prospectus have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This Prospectus, which constitutes a part of the Registration Statement that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this Prospectus, you should refer to the Registration Statement and the exhibits filed as part of that document. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the Registration Statement. Each of these statements is qualified in all respects by this reference.

We will be subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the Registration Statement, are publicly available through the SEC’s website at www.sec.gov. The information contained in, or that can be accessed through, our website is not part of this Prospectus.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

White River Holdings Corp

Consolidated Financial Statements

White River Energy Corp

(formerly Fortium Holdings Corp.)

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

White River Holdings Corp

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of White River Holdings Corp (the “Company”) as of March 31, 2022 and 2021, and the related consolidated statements of operations, stockholders deficit and cash flows for each of the two years in the period ended March 31, 2022 , and the related notes and schedule (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Substantial doubt about the Company’s Ability to Continue as a Going Concern

The accompanying combined consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and had an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The combined consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/S/ RBSM LLP

We have served as the Company’s auditor since 2022

PCAOB ID 587

New York, NY

October 28, 2022

F-2

WHITE RIVER HOLDINGS CORP

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2022 AND 2021

	MARCH 31,	MARCH 31,
	2022	2021
ASSETS

CURRENT ASSETS:

Cash (including $251,050 and $250,413 restricted as of March 31, 2022 and 2021, respectively)	$251,050	$250,413
Accounts receivable, net of allowance of $208,713 as of March 31, 2022 and 2021, respectively	634,483	850,735
Inventories - Crude Oil	107,026	122,007
Prepaid expenses and other current assets	318,771	313,897

Total current assets	1,311,330	1,537,052

NON-CURRENT ASSETS:
Property and equipment, net	596,464	612,902
Right of use asset - operating lease	243,494	362,267
Oil and gas properties, full cost-method	6,626,793	12,352,479
Capitalized drilling costs, net of depletion	604,574	2,566,052
Other assets	14,760	14,760
Goodwill	2,100,374	2,100,374

Total non-current assets	10,186,459	18,008,834

TOTAL ASSETS	$11,497,789	$19,545,886

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$799,100	$2,868,448
Accrued liabilities	119,600	463,052
Due to parent	25,068,890	21,582,193
Cash overdraft	27,918	137,536
Current portion of lease liability - operating lease	155,263	145,078

Total current liabilities	26,170,771	25,196,307

NON-CURRENT LIABILITIES
Lease liability - operating lease, net of current portion	110,235	248,421
Asset retirement obligations	1,303,751	1,531,589

Total non-current liabilities	1,413,986	1,780,010

Total Liabilities	27,584,757	26,976,317

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.000001 par value, 1,000 shares authorized and no shares issued and outstanding	-	-
Common stock, $0.000001 par value, 100,000,000 shares authorized and 60,000,000 shares issued and outstanding	60	60
Additional paid in capital	591,947	2,325,731
Accumulated deficit	(16,678,975)	(9,756,222)
Total stockholders’ equity (deficit)	(16,086,968)	(7,430,431)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$11,497,789	$19,545,886

The accompanying notes are an integral part of these consolidated financial statements.

F-3

WHITE RIVER HOLDINGS CORP

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED MARCH 31, 2022 AND 2021

	MARCH 31,
	2022	2021

REVENUES	$5,046,559	$2,373,482

OPERATING EXPENSES
Salaries and salaries related costs	2,027,255	2,313,092
Professional and consulting fees	324,739	185,691
Oilfield costs, supplies and repairs	3,339,369	7,462,630
Selling, general and administrative costs	2,065,897	1,256,395
Depreciation, amortization, impairment, depletion, and accretion	6,218,183	958,141

Total operating expenses	13,975,443	12,175,949

LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSE)	(8,928,884)	(9,802,467)

OTHER INCOME (EXPENSE)
Change in fair value of derivative liabilities	2,954,109	(2,039,656)
Gain (loss) on exchange of warrants for common stock	-	2,322,234
Loss on conversion of long-term debt and accrued expenses	-	115,659
Loss on abandonment of oil and gas property	-	(109,407)
Gain on sale of oil and gas property and ARO	(885,796)	-
Interest expense, net of interest income	(62,182)	(242,585)
Total other income (expense)	2,006,131	46,245

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(6,922,753)	(9,756,222)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(6,922,753)	$(9,756,222)

NET LOSS PER SHARE	$(0.12)	$(0.15)

WEIGHTED AVERAGE SHARES OUTSTANDING	60,000,000	60,000,000

The accompanying notes are an integral part of these consolidated financial statements.

F-4

WHITE RIVER HOLDINGS CORP

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED MARCH 31, 2022 AND 2021

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance - March 31, 2020	-	$-	60,000,000	$60	$1,459,797	$-	$1,459,857

Cost allocations from Ecoark Holdings	-	-	-	-	865,934	-	865,934
Net loss for the year	-	-	-	-	-	(9,756,222)	(9,756,222)

Balance - March 31, 2021	-	-	60,000,000	60	2,325,731	(9,756,222)	(7,430,431)

Cost allocations from Ecoark Holdings	-	-	-	-	(1,733,784)	-	(1,733,784)
Net income (loss) for the period	-	-	-	-	-	(6,922,753)	(6,922,753)

Balance - March 31, 2022	-	$-	60,000,000	$60	$591,947	$(16,678,975)	$(16,086,968)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

WHITE RIVER HOLDINGS CORP

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31, 2022 AND 2021

	MARCH 31,
	2022	2021

CASH FLOW FROM OPERATING ACTIVITIES FROM OPERATIONS
Net loss	$(6,922,753)	$(9,756,222)
Adjustments to reconcile net loss to net cash provided by operating activities
Home office allocation	(1,733,784)	865,934
Depreciation, amortization, depletion, and accretion	6,218,182	958,142
Share-based compensation	120,675	-
Bad debt, net of recovery	-	183,713
Loss on disposal of oil and gas property, ARO and fixed assets	681,808	-
Loss on abandonment of oil and gas property	-	109,407
Loss on conversion of debt and liabilities to common stock	-	2,439,969
Changes in assets and liabilities
Accounts receivable	216,252	(1,016,920)
Inventory	4,456	(122,007)
Prepaid expenses and other assets	(4,874)	(333,132)
Amortization of right of use asset - operating leases	118,773	79,246
Due to parent	3,366,022	13,265,294
Operating lease expense	(128,001)	(48,014)
Accrued payable and accrued liabilities	(2,412,275)	1,204,500
Total adjustments	6,447,234	17,586,132
Net cash (used in) provided by operating activities	(475,519)	7,829,910

CASH FLOWS FROM INVESTING ACTIVITIES
Advance of note receivable	-	(275,000)
Purchases of oil and gas properties, net of asset retirement obligations	(303,500)	(3,215,060)
Drilling costs capitalized	-	(2,696,542)
Proceeds from the sale of fixed assets	5,032	-
Proceeds from the sale of oil and gas properties	906,274	-
Purchase of fixed assets	(22,032)	(220,283)
Net cash provided by (used in) investing activities	585,774	(6,406,885)

CASH FLOWS FROM FINANCING ACTIVITIES
(Decrease) increase in cash overdraft	(109,618)	137,536
Repayments of notes payable - related parties	-	(296,013)
Repayment to prior owners	-	(1,130,068)
Net cash used in financing activities	(109,618)	(1,288,545)

NET INCREASE IN CASH AND RESTRICTED CASH	637	134,480

CASH AND RESTRICTED CASH - BEGINNING OF YEAR	250,413	115,933

CASH AND RESTRICTED CASH - END OF YEAR	$251,050	$250,413

SUPPLEMENTAL DISCLOSURES
Cash paid for interest expense	$-	$-
Cash paid for income taxes	$-	$-

SUMMARY OF NON-CASH ACTIVITIES:

Due to parent for acquisition of oil and gas reserves and fixed assets, net of asset retirement obligations	$-	$2,860,000
Note receivable offset against oil and gas reserves in acquisition of Rabb	$-	$304,475

The accompanying notes are an integral part of these consolidated financial statements.

F-6

WHITE RIVER HOLDINGS CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Pinnacle Frac Holdings Corp is a corporation established pursuant to the laws of the State of Delaware on April 2, 2018. Pinnacle Frac Holdings Corp was renamed Banner Midstream Corp (“Banner Midstream”) by the Delaware Division of Corporations on December 6, 2018.

On March 27, 2020, Ecoark Holdings, Inc. (“Ecoark Holdings”) and Banner Energy Services Corp., a Nevada corporation (“Banner Parent”), entered into a Stock Purchase and Sale Agreement (the “Banner Purchase Agreement”) to acquire Banner Midstream. Pursuant to the acquisition, Banner Midstream became a wholly owned subsidiary of the Ecoark Holdings received shares of Ecoark Holdings, Inc. (“Ecoark Holdings”) common stock in exchange for all of the issued and outstanding shares of Banner Midstream.

Banner Midstream has two active operating subsidiaries: Pinnacle Frac Transport LLC (“Pinnacle Frac”), and Capstone Equipment Leasing LLC (“Capstone”). The Company assigned the ownership interests of White River Holdings Corp. (“White River”), and Shamrock Upstream Energy LLC (“Shamrock”) to Ecoark Holdings in June 2022. These consolidated financial statements do not include the operations of Pinnacle Frac and Capstone.

White River and Shamrock are engaged in oil and gas exploration, production, and drilling operations on over 30,000 cumulative acres of active mineral leases in Louisiana and Mississippi.

On June 11, 2020, the Company acquired certain energy assets from SR Acquisition I, LLC for $1,000 as part of the ongoing bankruptcy reorganization of Sanchez Energy Corporation. The transaction includes the transfer of 262 total wells in Mississippi and Louisiana, approximately 9,000 acres of active mineral leases, and drilling production materials and equipment. The 262 total wells include 57 active producing wells, 19 active disposal wells, 136 shut-ins with future utility wells, and 50 shut-in pending plugging wells. Included in the assignment are 4 wells in the Tuscaloosa Marine Shale formation. One of the leases acquired in this transaction was sold in November 2020.

On June 18, 2020, the Company acquired certain energy assets from SN TMS, LLC for $500 as part of the ongoing bankruptcy reorganization of Sanchez Energy Corporation. The transaction includes the transfer of wells, active mineral leases, and drilling production materials and equipment.

On August 14, 2020, the Company entered into an Asset Purchase Agreement by and among the Company, White River E&P LLC, a Texas Limited Liability Company and a wholly owned subsidiary of the Company Rabb Resources, LTD. and Claude Rabb, the sole owner of Rabb Resources, LTD. Pursuant to the Asset Purchase Agreement, the Company completed the acquisition of certain assets of Rabb Resources, LTD. The acquired assets consisted of certain real property and working interests in oil and gas mineral leases. The Company in June 2020 previously provided for bridge financing to Rabb Resources, LTD under the $225,000 Senior Secured Convertible Promissory Note. As consideration for entering into the Asset Purchase Agreement, the Company agreed to pay Rabb Resources, LTD. A total of $3,500,000 consisting of (i) $1,500,000 in cash, net of $304,475 in outstanding amounts related to the note receivable and accrued interest receivable, and (ii) $2,000,000 payable in common stock of the Company, which based on the closing price of the common stock as of the date of the Asset Purchase Agreement equaled 102,828 shares. The Company accounted for this acquisition as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, as a result of the amendment, the presentation of the Rabb Resources, LTD historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, were not required to be presented.

On September 4, 2020, White River SPV 3, LLC, a wholly owned subsidiary of Banner Midstream entered into an Agreement and Assignment of Oil, Gas and Mineral Lease with a privately held limited liability company (the “Assignor”). Under the Lease Assignment, the Assignor assigned a 100% working interest (75% net revenue interest) in a certain oil and gas lease covering in excess of 1,600 acres (the “Lease”), and White River paid $1,500,000 in cash to the Assignor. The Company accounted for this acquisition as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, as a result of the amendment, the presentation of the historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, were not required to be presented.

On October 9, 2020, the Company and White River SPV, entered into a Participation Agreement (the “Participation Agreement”) by and among the Company, White River SPV, BlackBrush Oil & Gas, L.P. (“BlackBrush”) and GeoTerre, LLC, an unrelated privately held limited liability company (the “Assignor”), to conduct drilling of wells in the Austin Chalk formation.

Pursuant to the Participation Agreement, the Company and White River SPV pre-funded a majority of the cost, approximately $5,746,941, associated with the drilling and completion of an initial deep horizontal well in the Austin Chalk formation of which $3,387,000 was expensed as drilling costs. The Participation Agreement required the drilling costs that were paid into a designated escrow account at the commencement of the drilling in January 2021, which it was. BlackBrush agreed to assign to the other parties to the Participation Agreement, subject to certain exceptions and limitations specified therein, specified portions of its leasehold working interest in certain Austin Chalk formation units.

F-7

WHITE RIVER HOLDINGS CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

The Participation Agreement provides for an initial allocation of the working interests and net revenue interests among the assignor, BlackBrush and the Company and then a re-allocation upon payout or payment of drilling and completion costs for each well drilled. Prior to payout, the Company will own 90% of the working interest and 67.5% of the net revenue interest in each well. Following payout, the Company will own 70% of working interest and 52.5% net revenue interest in each well.

The Parties to the Participation Agreement, except for the Company, had previously entered into a Joint Operating Agreement, dated September 4, 2020 (the “Operating Agreement”) establishing an area of mutual interest, including the Austin Chalk formation, and governing the parties’ rights and obligations with respect to drilling, completion and operation of wells therein. The Participation Agreement and the Operating Agreement require, among other things, that White River SPV and the Company drill and complete at least one horizontal Austin Chalk well with a certain minimum lateral each calendar year and/or maintain leasehold by paying its proportionate share of any rental payments.

On September 30, 2020, the Company entered into three Asset Purchase Agreements (the “Asset Purchase Agreements”) with privately held limited liability companies to acquire working interests in the Harry O’Neal oil and gas mineral lease (the “O’Neal OGML”), the related well bore, crude oil inventory and equipment. Immediately prior to the acquisition, White River Energy owned an approximately 61% working interest in the O’Neal OGML oil well and a 100% working interest in any future wells.

The purchase prices of these leases were $125,474, $312,264 and $312,262, respectively, totaling $750,000. The consideration paid to the Sellers was in the form of 68,000 shares of Ecoark Holdings common stock. The Company accounted for this acquisition as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, as a result of the amendment, the presentation of the historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, were not required to be presented.

In February and March 2021, the Company acquired additional leases for $916,242 under the Blackbrush/Deshotel lease related to the Participation Agreement.

On August 16, 2021 the Company and Shamrock Upstream Energy, LLC, a wholly-owned subsidiary of the Company entered into an agreement with a privately-held limited liability company to acquire working interests in the Luling Prospect for $250,000. No other assets were acquired in this transaction, nor was there any recognized ARO for this working interest. The Company accounted for this acquisition as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, as a result of the amendment, the presentation of the historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, were not required to be presented.

On September 1, 2021 the Company entered into an agreement with several individuals to acquire working interests in the various leases in Concordia, LA for $53,500. No other assets were acquired in this transaction, nor was there any recognized ARO for this working interest. The Company accounted for this acquisition as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, as a result of the amendment, the presentation of the historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, were not required to be presented.

Principles of Consolidation

The Company prepares its consolidated financial statements on the accrual basis of accounting. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, all of which have a year end of March 31. All intercompany accounts, balances and transactions have been eliminated in the consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for uncollectible accounts receivable, impaired value of equipment and intangible assets, including goodwill, liabilities to accrue, cost incurred in the satisfaction of performance obligations, permanent and temporary differences related to income taxes, cost allocations from Ecoark Holdings to present these consolidated financial statements on a standalone basis and determination of the fair value of stock awards.

Actual results could differ from those estimates.

F-8

WHITE RIVER HOLDINGS CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

The estimates of proved, probable and possible oil and gas reserves are used as significant inputs in determining the depletion of oil and gas properties and the impairment of proved and unproved oil and gas properties. There are numerous uncertainties inherent in the estimation of quantities of proven, probable and possible reserves and in the projection of future rates of production and the timing of development expenditures. Similarly, evaluations for impairment of proved and unproved oil and gas properties are subject to numerous uncertainties including, among others, estimates of future recoverable reserves and commodity price outlooks. Actual results could differ from the estimates and assumptions utilized.

Oil and Gas Properties

The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Under the full cost method of accounting, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs are capitalized. General and administrative costs related to production and general overhead are expensed as incurred.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit of production method using estimates of proved reserves. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in operations. Unproved properties and development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the loss from operations before income taxes and the adjusted carrying amount of the unproved properties is amortized on the unit-of-production method.

There was $4,793,847 and $739,037 in depletion expense for the Company’s oil and gas properties for the years ended March 31, 2022 and 2021, respectively.

Limitation on Capitalized Costs

Under the full-cost method of accounting, we are required, at the end of each reporting period, to perform a test to determine the limit on the book value of our oil and gas properties (the “Ceiling” test). If the capitalized costs of our oil and natural gas properties, net of accumulated amortization and related deferred income taxes, exceed the Ceiling, the excess or impairment is charged to expense. The expense may not be reversed in future periods, even though higher oil and gas prices may subsequently increase the Ceiling. The Ceiling is defined as the sum of: (a) the present value, discounted at 10% and assuming continuation of existing economic conditions, of (1) estimated future gross revenues from proved reserves, which is computed using oil and gas prices determined as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month hedging arrangements pursuant to Staff Accounting Bulletin (“SAB”) 103, less (2) estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves; plus, (b) the cost of properties being amortized; plus, (c) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; net of (d) the related tax effects related to the difference between the book and tax basis of our oil and natural gas properties. A ceiling test was performed as of March 31, 2022 and the Company incurred an impairment charge of $772,000 related to the book to tax differences on the depletion of the reserves.

Oil and Gas Reserves

Reserve engineering is a subjective process that is dependent upon the quality of available data and interpretation thereof, including evaluations and extrapolations of well flow rates and reservoir pressure. Estimates by different engineers often vary sometimes significantly. In addition, physical factors such as results of drilling, testing and production subsequent to the date of an estimate, as well as economic factors such as changes in product prices, may justify revision of such estimates. Because proved reserves are required to be estimated using recent prices of the evaluation, estimated reserve quantities can be significantly impacted by changes in product prices.

Joint Interest Activities

Certain of our exploration, development and production activities are conducted jointly with other entities and, accordingly, the consolidated financial statements reflect only our proportionate interest in such activities.

Inventories

Crude oil, products and merchandise inventories are carried at the lower of cost (last-in-first-out (LIFO)) or net realizable value. Inventory costs include expenditures and other charges directly and indirectly incurred in bringing the inventory to its existing condition and location.

F-9

WHITE RIVER HOLDINGS CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

Accounting for Asset Retirement Obligation

Asset retirement obligations (“ARO”) primarily represent the estimated present value of the amount the Company will incur to plug, abandon and remediate its producing properties at the projected end of their productive lives, in accordance with applicable federal, state and local laws. The Company determined its ARO by calculating the present value of the estimated cash flows related to the obligation. The retirement obligation is recorded as a liability at its estimated present value as of the obligation’s inception, with an offsetting increase to proved properties or to exploration costs in cost of revenue.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer

●	Step 2: Identify the performance obligations in the contract

●	Step 3: Determine the transaction price

●	Step 4: Allocate the transaction price to the performance obligations in the contract

●	Step 5: Recognize revenue when the Company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

●	Variable consideration

●	Constraining estimates of variable consideration

●	The existence of a significant financing component in the contract

●	Noncash consideration

●	Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The standalone selling price is the price at which the Company would sell a promised service separately to a customer. The relative selling price for each performance obligation is estimated using observable objective evidence if it is available. If observable objective evidence is not available, the Company uses its best estimate of the selling price for the promised service. In instances where the Company does not sell a service separately, establishing standalone selling price requires significant judgment. The Company estimates the standalone selling price by considering available information, prioritizing observable inputs such as historical sales, internally approved pricing guidelines and objectives, and the underlying cost of delivering the performance obligation. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

Management judgment is required when determining the following: when variable consideration is no longer probable of significant reversal (and hence can be included in revenue); whether certain revenue should be presented gross or net of certain related costs; when a promised service transfers to the customer; and the applicable method of measuring progress for services transferred to the customer over time.

F-10

WHITE RIVER HOLDINGS CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022 AND 2021

The Company recognizes revenue upon satisfaction of its performance obligation at either a point in time or over time in accordance with ASC 606-10-25.

The Company accounts for incremental costs of obtaining a contract with a customer and contract fulfillment costs in accordance with ASC 340-40, Other Assets and Deferred Costs. These costs should be capitalized and amortized as the performance obligation is satisfied, if certain criteria are met. The Company elected the practical expedient, to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that would otherwise have been recognized is one year or less, and expenses certain costs to obtain contracts when applicable. The Company recognizes an asset from the costs to fulfill a contract only if the costs relate directly to a contract, the costs generate or enhance resources that will be used in satisfying a performance obligation in the future and the costs are expected to be recovered. The Company recognizes the cost of sales of a contract as expense when incurred or when a performance obligation is satisfied. The incremental costs of obtaining a contract are capitalized unless the costs would have been incurred regardless of whether the contract was obtained, are not considered recoverable, or the practical expedient applies.

Revenue under master service agreements is recorded upon the performance obligation being satisfied. Typically, the satisfaction of the performance obligation occurs upon the frac sand load being delivered to the customer site and this load being successfully invoiced and accepted by the Company’s factoring agent.

Accounts Receivable and Concentration of Credit Risk

The Company considers accounts receivable, net of allowance for doubtful accounts, to be fully collectible. The allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses, credit insurance and economic conditions. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized, however credit insurance is obtained for some customers. Past-due status is based on contractual terms.

White River has recognized an allowance for doubtful accounts of $208,713 as of March 31, 2022 and 2021, respectively.

Fair Value Measurements

ASC 820 Fair Value Measurements defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosure about fair value measurements. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

The carrying values of the Company’s financial instruments such as cash, accounts payable, and accrued expenses approximate their respective fair values because of the short-term nature of those financial instruments.

Cryptocurrencies will consist of cryptocurrency assets and will be presented in current assets. Fair value will be determined by taking the price of the coins from the trading platforms which Agora will most frequently use.

Impairment of Long-lived Assets

Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings (loss) per share (“EPS”) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and warrants.

Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented, so only the basic weighted average number of common shares are used in the computations.

F-11

WHITE RIVER HOLDINGS CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

Cost Allocations

The accompanying consolidated financial statements and footnotes of the Company have been prepared in connection with the expected separation and have been derived from the consolidated financial statements and accounting records of Ecoark Holdings, Inc. operated on a standalone basis during the periods presented and were prepared in accordance with accounting principles generally accepted in the United States of America.

The consolidated financial statements reflect allocations of certain Ecoark Holdings corporate, infrastructure and shared services expenses, including centralized research, legal, human resources, payroll, finance and accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury, and other income and expenses for interest expense on debt that portions were used for White River, changes in derivative liabilities on the books of Ecoark Holdings for warrants granted in offerings of which proceeds went towards the operations of White River, and conversions of debt. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount, asset, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented pursuant to SAB Topic 1.B.1. The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that the Company will incur in the future or would have incurred if the Company had obtained these services from a third party.

Management believes the assumptions underlying our financial statements, including the assumptions regarding the allocation of general corporate expenses from our Parent are reasonable. Nevertheless, our financial statements may not include all of the actual expenses and income that would have been incurred had we operated as a standalone company during the periods presented and may not reflect our results of operations, financial position and cash flows had we operated as a standalone company during the periods presented.

Actual costs that would have been incurred if we had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

We also may incur additional costs associated with being a standalone, publicly listed company that were not included in the expense allocations and, therefore, would result in additional costs that are not included in our historical results of operations, financial position and cash flows.

Recently Issued Accounting Standards

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

Liquidity

For the years ended March 31, 2022 and 2021, the Company had a net loss of $(6,922,753) and ($9,756,222), respectively, has a working capital deficit of $24,859,441 and $23,659,255 as of March 31, 2022 and 2021, and has an accumulated deficit as of March 31, 2022 of $(16,678,975). As of March 31, 2022, the Company has $251,050 in cash and cash equivalents.

The Company has relied on Ecoark Holdings to provide the necessary capital to sustain their operations. The Company has included cost allocations as noted herein to reflect the operations as if they were a standalone entity.

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period. The financial statements of the Company do not include any adjustments that may result from the outcome of the uncertainties.

The Company plans include the raising of capital through a potential offering once they are an SEC reporting company.

Impact of COVID-19

The COVID-19 pandemic has had a profound effect on the U.S. and global economy and may continue to affect the economy and the industries in which we operate, depending on the vaccine and booster rollouts and the emergence of virus mutations including Omicron.

COVID-19 did not have a material effect on the Statements of Operations or the Balance Sheets for the years ended March 31, 2022 and 2021.

COVID-19 has contributed to the supply chain disruptions which have not yet had a material effect for the Company. The Company will continue to monitor the supply chain shortages affecting the world.

F-12

WHITE RIVER HOLDINGS CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

Because the federal government and some state and local authorities are reacting to the current Omicron variant of COVID-19, it is creating uncertainty on whether these actions could disrupt the operation of the Company’s business and have an adverse effect on the Company. The extent to which the COVID-19 outbreak may impact the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

NOTE 2: REVENUE

The Company recognizes revenue when it transfers promised services to customers in an amount that reflects the consideration to which it expects to be entitled in exchange for those services.

The following table disaggregates the Company’s revenue by major source for the years ended March 31:

	2022	2021
Revenue:
Oil and Gas Production	$5,038,855	$2,362,577
Other income	7,704	10,905
	$5,046,559	$2,373,482

There were no significant contract asset or contract liability balances for all periods presented. The Company elected the practical expedients in paragraphs 606-10-50-14 and 50-14A and does not disclose the amount of transaction price allocated to remaining performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed, or variable consideration related to future service periods.

Collections of the amounts billed are typically paid by the customers within 30 to 60 days.

NOTE 3: INVENTORIES

The Company’s inventory as of March 31, 2022 and 2021 of $107,026 and $122,007, respectively, consisted of crude oil of approximately 4,935 and 6,198 barrels of unsold crude oil, respectively, using the lower of cost (LIFO) or net realizable value.

NOTE 4: NOTE RECEIVABLE

The Company entered into a $225,000 senior secured convertible promissory note on June 18, 2020 with Rabb Resources, LTD. The Company had an existing note in the amount of $25,000 that had not been secured, and rolled an additional $200,000 into Rabb Resources, LTD, whereby the entire amount became secured. The note was non-interest bearing if paid or converted within forty-five days of the issuance date of June 18, 2020 (August 2, 2020, which is the maturity date). If not paid or converted, the note bore interest at 11% per annum, paid in cash on a quarterly basis.

This note was convertible into shares of Rabb Resources, LTD. based on a valuation of Rabb Resources, LTD. into shares of that company at a value of the $225,000. The Company advanced an additional $50,000 on July 8, 2020 and $25,000 on August 7, 2020 to bring the total note receivable to $300,000. This amount plus the accrued interest receivable of $4,475 was due as of August 14, 2020.

On August 14, 2020, the Company entered into an Asset Purchase Agreement with Rabb Resources, LTD. which included the acquisition of real property. The purchase price for this acquisition was $3,500,000, of which $1,196,000 was paid in cash (after applying the outstanding principal of the note receivable and accrued interest receivable against the $1,500,000 agreed upon cash consideration) and the balance was paid in common stock of the Company. The Company accounted for this acquisition as an asset purchase (see Note 18). There were no amounts outstanding as of March 31, 2022 and 2021, respectively.

F-13

WHITE RIVER HOLDINGS CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

NOTE 5: PROPERTY AND EQUIPMENT AND GOODWILL

Property and equipment consisted of the following as of March 31, 2022 and 2021:

	March 31, 2022	March 31, 2021

Land	$140,000	$140,000
Buildings	236,000	236,000
Machinery and equipment	278,116	261,116
Total property and equipment	654,116	637,116
Accumulated depreciation and impairment	(57,652)	(24,214)
Property and equipment, net	$596,464	$612,902

As of March 31, 2022 and 2021, the Company performed an evaluation of the recoverability of these long-lived assets. The analysis resulted in no impairment as of related to these assets.

The Company in April 2021 traded in a truck with a value of $5,447 for a new truck with a value of $2,532 and received cash of $2,500 in the exchange. Depreciation expense for the years ended March 31, 2022 and 2021 was $33,438 and $24,214, respectively.

Ecoark Holdings recorded a total of $2,100,374 of goodwill in connection with the purchase of White River. The Company assessed the criteria for impairment, and there were no indicators of impairment present as of March 31, 2022, and therefore no impairment is necessary.

NOTE 6: ACCRUED LIABILITIES

Accrued liabilities consisted of the following:

	March 31, 2022	March 31, 2021

Insurance	$103,162	$70,458
Amounts due override owners	16,438	392,594
Total	$119,600	$463,052

NOTE 7: CAPITALIZED DRILLING COSTS AND OIL AND GAS PROPERTIES

Capitalized Drilling Costs

In January 2021, the Company commenced a drilling program on their Deshotel 24H well included in their proved reserves. The Company incurred $6,083,542 in costs related to this program of which $3,387,000 was expensed directly as drilling costs. The Company, pursuant to ASC 932 will amortize the remaining $2,696,542 of these costs, under the full-cost method based on the units of production method. Depletion expense for the years ended March 31, 2022 and 2021 for the capitalized drilling costs was $1,961,478 and $130,490, respectively. As of March 31, 2022, the capitalized drilling costs were $604,574.

Oil and Gas Properties

The Company’s holdings in oil and gas mineral lease (“OGML”) properties as of March 31, 2022 and 2021 are as follows:

	March 31, 2022	March 31, 2021

Total OGML Properties Acquired	$6,626,793	$12,352,479

The Company’s properties consist of the following:

Cherry et al OGML including shallow drilling rights was acquired by Shamrock from Hartoil Company on July 1, 2018.

O’Neal Family OGML and Weyerhaeuser OGML including shallow drilling rights were acquired by White River on July 1, 2019 from Livland, LLC and Hi-Tech Onshore Exploration, LLC respectively in exchange for a $125,000 drilling credit to be applied by Livland, LLC on subsequent drilling operations.

Taliaferro Family OGML including shallow drilling rights was acquired by White River on June 10, 2019 from Lagniappe Operating, LLC.

F-14

WHITE RIVER HOLDINGS CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

Kingrey Family OGML including both shallow and deep drilling rights was entered into by White River and the Kingrey Family on April 3, 2019.

Peabody Family OGML including both shallow and deep drilling rights was acquired by White River on June 18, 2019 from SR Acquisition I, LLC, a subsidiary of Sanchez Energy Corporation, for a 1% royalty retained interest in conjunction with White River executing a lease saving operation in June 2019.

As discussed in Note 12, the Company acquired certain leases on June 11, 2020 and June 18, 2020 in Mississippi and Louisiana valued at $2,000. These assets were paid entirely in cash. In addition, the Company impaired $82,500 of property as it let certain leases lapse.

As discussed in Note 12, on August 14, 2020, the Company entered into an Asset Purchase Agreement with Rabb Resources, LTD which included the acquisition of real property. The purchase price for this acquisition was $3,500,000. Of this amount, $3,224,000, is reflected as Oil and Gas Properties.

As discussed in Note 12, on September 4, 2020, the Company entered into a Lease Assignment agreement. The purchase price for this acquisition was $1,500,000. Of this amount, $1,500,000, is reflected as Oil and Gas Properties.

As discussed in Note 12, on September 30, 2020, the Company entered into three Asset Purchase Agreements. The purchase prices for these acquisitions were $750,000. Of this amount, $760,000, is reflected as Oil and Gas Properties.

As discussed in Note 12, on October 1, 2020, the Company entered into three Asset Purchase Agreements. The purchase price for these acquisitions were $22,400. Of this amount, $22,400, is reflected as Oil and Gas Properties.

As discussed in Note 12, on October 9, 2020, the Company entered into three Asset Purchase Agreements. The purchase price for these acquisitions were $615,000. Of this amount, $615,000, is reflected as Oil and Gas Properties.

In February and March 2021, the Company acquired additional leases for $916,242 under the Blackbrush/Deshotel lease related to the Participation Agreement.

On May 13, 2021, the Company’s subsidiaries White River Energy LLC and White River Operating LLC entered into a Letter Agreement for a .60 of 8/8th Earned Working Interest with TSEA Partners LLC (“TSEA”) for their Harry O’Neal 20-10 lease in Holmes County, MS (“Letter Agreement”). Under the terms of the Letter Agreement, TSEA paid $600,000 to the Company to transfer the working interest to TSEA and TSEA received a $300,000 drilling or workover credit to use towards any authority for expenditure at Horseshoe Field. There were no amounts valued as oil and gas properties for this particular property, and as a result, the entire $600,000 is reflected as a gain on sale of property as well as the removal of the asset retirement obligation of $175 which brought the total gain to $600,175.

Effective on July 1, 2021, the Company’s subsidiary White River SPV 2, LLC closed on the sale of the Weyerhauser OGML Lease. The Company did not record a value for the property as it was acquired in a group of properties on June 11, 2020 as the entire group of properties were purchased for $1,500. As a result, the entire sales price of $112,094, which includes the sale of the existing inventory and related expenses of $12,094 on this well and removal of the accumulated depletion, asset retirement obligation of $21,191 brought the total gain to $121,190.

The Company had an analysis completed by an independent petroleum consulting company in March 2021 to complete the acquisition analysis within the required one-year period. There were no adjustments required from the original asset allocation on March 27, 2020.

The Company impaired $1,235,285 for the year ended March 31, 2022 in undeveloped reserves.

The following table summarizes the Company’s oil and gas activities by classification for the years ended March 31, 2022 and 2021.

Activity Category	March 31, 2021	Adjustments (1)	March 31, 2022
Proved Developed Producing Oil and Gas Properties
Cost	$7,223,379	$(2,307,411)	$4,915,968
Accumulated depreciation, depletion and amortization	(739,037)	(2,486,490)	(3,225,527)
Changes in estimates	-	-	-
Total	$6,484,342	$(4,793,901)	$1,690,441

Undeveloped and Non-Producing Oil and Gas Properties
Cost	$5,868,137	$(931,785)	$4,936,352
Changes in estimates	-	-	-
Total	$5,868,137	$(931,785)	$4,936,352

Grand Total	$12,352,479	$(5,725,686)	$6,626,793

F-15

WHITE RIVER HOLDINGS CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

Activity Category	March 31, 2020	Adjustments (1)	March 31, 2021
Proved Developed Producing Oil and Gas Properties
Cost	$166,849	$7,056,530	$7,223,379
Accumulated depreciation, depletion and amortization	-	(739,037)	(739,037)
Changes in estimates	-	-	-
Total	$166,849	$6,317,493	$6,484,342

Undeveloped and Non-Producing Oil and Gas Properties
Cost	$5,968,151	$(100,014)	$5,868,137
Changes in estimates	-	-	-
Total	$5,968,151	$(100,014)	$5,868,137

Grand Total	$6,135,000	$6,217,479	$12,352,479

(1)	Relates to acquisitions and dispositions of reserves.

NOTE 8: DUE TO RELATED PARTIES

The Company receives its support from Ecoark Holdings and other subsidiaries of Ecoark Holdings.

As of March 31, 2022 and 2021, the intercompany advances balance with Ecoark Holdings was $25,068,890 and $21,582,193, respectively. There is no interest charged on this amount and the amount is due on demand and reflected as a current liability. The balance is comprised of expenses paid on behalf of the Company by Ecoark Holdings.

Prior to July 1, 2021, the financial statements reflect allocations of certain Ecoark Holdings corporate, infrastructure and shared services expenses, including centralized research, legal, human resources, payroll, finance and accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury, and other income and expenses for interest expense on debt that portions were used for White River, changes in derivative liabilities on the books of Ecoark Holdings for warrants granted in offerings of which proceeds went towards the operations of White River, and conversions of debt. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount, asset, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented pursuant to SAB Topic 1.B.1. The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that the Company will incur in the future or would have incurred if the Company had obtained these services from a third party.

During the year ended March 31, 2021, the Company converted and paid $2,362,760 in amounts due to prior owners. The Company recognized a loss on conversion of $1,247,971 in the year ended March 31, 2021.

NOTE 9: STOCKHOLDERS’ EQUITY (DEFICIT)

The Company had 100,000,000 shares of common stock authorized at $0.000001 par value per share, and there were 60,000,000 common shares issued and outstanding at March 31, 2022 and 2021, respectively, which were all owned by Ecoark Holdings. There were 1,000 shares of preferred stock authorized at $0.000001 par value, and no shares have been issued.

There were no equity transactions for the years ended March 31, 2022 and 2021.

NOTE 10: COMMITMENTS AND CONTINGENCIES

On October 9, 2020, the Company and White River SPV, entered into a Participation Agreement (the “Participation Agreement”) by and among the Company, White River SPV, BlackBrush Oil & Gas, L.P. (“BlackBrush”) and GeoTerre, LLC, an unrelated privately-held limited liability company (the “Assignor”), to conduct drilling of wells in the Austin Chalk formation.

Pursuant to the Participation Agreement, the Company and White River SPV funded 100% of the cost, $5,746,941, associated with the drilling and completion of an initial deep horizontal well in the Austin Chalk formation. The Participation Agreement required the drilling costs that were paid into a designated escrow account at the commencement of the drilling in January 2021, which it was. BlackBrush agreed to assign to the other parties to the Participation Agreement, subject to certain exceptions and limitations specified therein, specified portions of its leasehold working interest in certain Austin Chalk formation units. The Participation Agreement provides for an initial allocation of the working interests and net revenue interests among the assignor, BlackBrush and the Company and then a re-allocation upon payout or payment of drilling and completion costs for each well drilled. Prior to payout, the Company will own 90% of the working interest and 67.5% of the net revenue interest in each well. Following payout, the Company will own 70% of working interest and 52.5% net revenue interest in each well.

F-16

WHITE RIVER HOLDINGS CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

The Parties to the Participation Agreement, except for the Company, had previously entered into a Joint Operating Agreement, dated September 4, 2020 (the “Operating Agreement”) establishing an area of mutual interest, including the Austin Chalk formation, and governing the parties’ rights and obligations with respect to drilling, completion and operation of wells therein. The Participation Agreement and the Operating Agreement require, among other things, that White River SPV and the Company drill and complete at least one horizontal Austin Chalk well with a certain minimum lateral each calendar year and/or maintain leasehold by paying its proportionate share of any rental payments.

NOTE 11: CONCENTRATIONS

Customer Concentration. Three and three customers accounted for more than 10% of the accounts receivable balance at March 31, 2022 and 2021 for a total of 66% and 87% of accounts receivable, respectively. In addition, three and three customers represent approximately 95% and 91% of total revenues for the Company for the years ended March 31, 2022 and 2021, respectively.

Supplier Concentration. Certain of the raw materials, components and equipment used by the Company in the manufacture of its products are available from single-sourced vendors. Shortages could occur in these essential materials and components due to an interruption of supply or increased demand in the industry. If the Company were unable to procure certain materials, components or equipment at acceptable prices, it would be required to reduce its manufacturing operations, which could have a material adverse effect on its results of operations. In addition, the Company may make prepayments to certain suppliers or enter into minimum volume commitment agreements. Should these suppliers be unable to deliver on their obligations or experience financial difficulty, the Company may not be able to recover these prepayments.

The Company occasionally maintains cash balances in excess of the FDIC insured limit. The Company does not consider this risk to be material.

Commodity price risk

We are exposed to fluctuations in commodity prices for oil and natural gas. Commodity prices are affected by many factors, including but not limited to, supply and demand.

NOTE 12: ACQUISITIONS

The following represent acquisitions for the years ended March 31, 2022 and 2021.

Energy Assets

On June 11, 2020, the Company acquired certain energy assets from SR Acquisition I, LLC for $1,500 as part of the ongoing bankruptcy reorganization of Sanchez Energy Corporation. The transaction includes the transfer of 262 total wells in Mississippi and Louisiana, approximately 9,000 acres of active mineral leases, and drilling production materials and equipment. The 262 total wells include 57 active producing wells, 19 active disposal wells, 136 shut-ins with future utility wells, and 50 shut-in pending plugging wells. Included in the assignment are 4 wells in the Tuscaloosa Marine Shale formation.

On June 18, 2020, the Company acquired certain energy assets from SN TMS, LLC for $500 as part of the ongoing bankruptcy reorganization of Sanchez Energy Corporation. The transaction includes the transfer of wells, active mineral leases, and drilling production materials and equipment.

The Company accounted for these acquisitions as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, as a result of the amendment, the presentation of the Rabb Resources, LTD. historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, were not required to be presented.

F-17

WHITE RIVER HOLDINGS CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

Rabb Resources

On August 14, 2020, the Company entered into an Asset Purchase Agreement by and among the Company, White River E&P LLC, a Texas Limited Liability Company and a wholly-owned subsidiary of the Company Rabb Resources, LTD. and Claude Rabb, the sole owner of Rabb Resources, LTD. Pursuant to the Asset Purchase Agreement, the Company completed the acquisition of certain assets of Rabb Resources, LTD. The acquired assets consisted of certain real property and working interests in oil and gas mineral leases. The Company in June 2020 previously provided for bridge financing to Rabb Resources, LTD under the $225,000 Senior Secured Convertible Promissory Note. As consideration for entering into the Asset Purchase Agreement, the Company agreed to pay Rabb Resources, LTD. A total of $3,500,000 consisting of (i) $1,500,000 in cash, net of $304,475 in outstanding amounts related to the note receivable and accrued interest receivable, and (ii) $2,000,000 payable in common stock of the Company, which based on the closing price of the common stock as of the date of the Asset Purchase Agreement equaled 102,828 shares. The Company accounted for this acquisition as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, as a result of the amendment, the presentation of the Rabb Resources, LTD. historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, were not required to be presented.

Building	$236,000
Land	140,000
Oil and Gas Properties	3,224,000
Asset retirement obligation	(100,000)
$3,500,000

Unrelated Third Party

On September 4, 2020, the Company entered into an Agreement and Assignment of Oil, Gas and Mineral Lease with GeoTerre Operating, LLC, a privately held limited liability company (the “Assignor”). Under the Lease Assignment, the Assignor assigned a 100% working interest (75% net revenue interest) in a certain oil and gas lease covering in excess of 1,600 acres (the “Lease”), and the Company paid $1,500,000 in cash to the Assignor. The Company accounted for this acquisition as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, as a result of the amendment, the presentation of the historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, were not required to be presented.

O’Neal Family

On September 30, 2020, the Company entered into three asset purchase agreements (the “Asset Purchase Agreements”) with privately-held limited liability companies to acquire working interests in the Harry O’Neal oil and gas mineral lease (the “O’Neal OGML”), the related well bore, crude oil inventory and equipment. Immediately prior to the acquisition, the Company owned approximately 61% working interest in the O’Neal OGML oil well and a 100% working interest in any future wells.

The purchase prices of these leases were $125,475, $312,261 and $312,264, respectively, totaling $750,000. The consideration paid to the Sellers was in the form of 68,182 shares of common stock. The Company accounted for this acquisition as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, as a result of the amendment, the presentation of the historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, were not required to be presented.

Oil and Gas Properties	$760,000
Asset retirement obligation	(10,000)
$750,000

Luling Prospect

On August 16, 2021 the Company entered into an agreement with a privately-held limited liability company to acquire working interests in the Luling Prospect for $250,000. No other assets were acquired in this, nor was there any recognized ARO for this working interest. The manager of the privately held limited liability company is related through marriage to the Chairman and CEO of the Company, however the acquisition was determined to be at arms’ length. The Company accounted for this acquisition as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant.

F-18

WHITE RIVER HOLDINGS CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

Accordingly, as a result of the amendment, the presentation of the historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, were not required to be presented.

Oil and gas properties	$250,000
$250,000

Concordia Leases

On September 1, 2021 the Company entered into an agreement with several individuals to acquire working interests in the various leases in Concordia, LA for $53,500. No other assets were acquired in this, nor was there any recognized ARO for this working interest. The Company accounted for this acquisition as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, as a result of the amendment, the presentation of the historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, were not required to be presented.

Working interest in oil and gas wells	$53,500
$53,500

NOTE 13: ASSET RETIREMENT OBLIGATIONS

In conjunction with the approval permitting the Company to resume drilling in the existing fields, the Company has recorded an asset retirement obligation (“ARO”) based upon the plan submitted in connection with the permit. The ARO results from the Company’s responsibility to abandon and reclaim their net share of all working interest properties and facilities.

The following table summarizes activity in the Company’s ARO for the years ended March 31, 2022 and March 31, 2021:

	March 31, 2022	March 31, 2021

Balance, beginning of period	$1,531,589	$294,800
Accretion expense	155,612	64,401
Reclamation obligations settled	-	-
Disposition due to sale of property	(383,450)	-
Additions	-	110,000
Changes in estimates	-	1,062,388
Balance, end of period	$1,303,751	$1,531,589

Total ARO at March 31, 2022 and 2021 shown in the table above consists of amounts for future plugging and abandonment liabilities on our wellbores and facilities based on third-party estimates of such costs, adjusted for inflation for the periods ended March 31, 2022 and 2021, respectively. These values are discounted to present value at 10% per annum for the periods ended March 31, 2022 and 2021. The Company disposed of a portion of their properties and wrote off the balance of ARO associated with that disposal of $383,450 in sales of some of the Company’s properties.

NOTE 14: RELATED PARTY TRANSACTIONS

On March 27, 2020, the Ecoark Holdings issued 1,789,041 shares of its common stock to the Company and assumed approximately $11,774,455 in debt and lease liabilities of the Company. The transaction was approved by all of the disinterested members of the Board of Ecoark Holdings. The Chairman and CEO of the Company is the Chief Financial Officer and Treasurer of Ecoark Holdings.

F-19

WHITE RIVER HOLDINGS CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

NOTE 15: LEASES

The Company has adopted ASU No. 2016-02, Leases (Topic 842), as of April 1, 2019 and will account for their leases in terms of the right of use assets and offsetting lease liability obligations under this pronouncement. The Company recorded these leases at present value, in accordance with the standard, using discount rates ranging between 2.5% and 11.36%. The right of use asset is composed of the sum of all lease payments, at present value, and is amortized straight line over the life of the expected lease term. For the expected term of the lease the Company used the initial terms ranging between 42 and 60 months. Upon the election by the Company to extend the lease for additional years, that election will be treated as a lease modification and the lease will be reviewed for re-measurement.

The Company has chosen to implement this standard using the modified retrospective model approach with a cumulative-effect adjustment, which does not require the Company to adjust the comparative periods presented when transitioning to the new guidance. The Company has also elected to utilize the transition related practical expedients permitted by the new standard. The modified retrospective approach provides a method for recording existing leases at adoption and in comparative periods that approximates the results of a modified retrospective approach. Adoption of the new standard did not result in an adjustment to retained earnings for the Company.

As of March 31, 2022, the value of the unamortized lease right of use asset is $243,494, of which is from an operating lease (through maturity at November 30, 2023). As of March 31, 2022, the Company’s lease liability was $265,498, of which is from an operating lease.

Maturity of lease liability for the operating lease for the period ended March 31,
2023	$155,263
2024	$108,116
2024	$2,119
Total lease liability	$265,498

Disclosed as:
Current portion	$155,263
Non-current portion	$110,235

Amortization of the right of use asset for the period ended March 31,
2023	$142,907
2024	$98,468
2025	$2,119
Total	$243,494

Total Lease Cost

Individual components of the total lease cost incurred by the Company is as follows:

	Year ended March 31, 2022	Year ended March 31, 2021

Operating lease expense	$135,850	$79,246

NOTE 16: INCOME TAXES

The Company has been included as a subsidiary of Ecoark Holding’s consolidated income tax return filed with the Internal Revenue Service and State tax authorities. The effective tax rate for the years ended March 31, 2022 and 2021 varied from the expected statutory tax rate due to the Company continuing to provide a 100% valuation allowance on net deferred tax assets. The Company determined that it was appropriate to continue the full valuation allowance on net deferred tax assets as March 31, 2022, primarily because of the Company’s history of operating losses. The Company has incurred operating losses in recent years, and it continues to be in a three-year cumulative loss position at March 31, 2022. Accordingly, the Company determined that there was not sufficient positive evidence regarding its potential for future profits to outweigh the negative evidence of the three-year cumulative loss position under the guidance provided in ASC 740. Therefore, it determined to continue to provide a 100% valuation allowance on its net deferred tax assets. To the extent the Company determines that the realization of some or all of these benefits is more likely than not based upon expected future taxable income, a portion or all of the valuation allowance will be reversed. Based on Ecoark Holding’s consolidated income tax return, the Company has approximately $128 million in Federal and $87 million in State net operating loss carryforwards to offset future taxable income as of March 31, 2022.

F-20

WHITE RIVER HOLDINGS CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

NOTE 17: SUBSEQUENT EVENTS

Subsequent to March 31, 2022, the Company had the following transactions:

Fortium Holdings Corp. (“Fortium”) executed a Share Exchange Agreement (the “Exchange Agreement”) on July 25, 2022 and pursuant to the Exchange Agreement that day acquired 100% of the outstanding shares of capital stock of White River from Ecoark Holdings, Inc.(“Ecoark”), White River’s sole shareholder. In exchange Fortium issued Ecoark 1,200 shares of the newly designated non-voting Series A Convertible Preferred Stock (the “Series A”). The Series A will become convertible into approximately 42,253,521 shares of Fortium’s common stock upon such time as (A) Fortium has filed a Form S-1 or Form 10, or other applicable form, with the Securities and Exchange Commission (the “SEC”) and such Form S-1 or other registration statement has been declared effective, or such Form 10 or other applicable form is no longer subject to comments from the Staff of the SEC, and (B) Ecoark elects to distribute shares of the Fortium’s common stock to Ecoark’s shareholders. The Series A has a stated value of $30 million and has a liquidation preference over the common stock and any subsequent series of junior preferred stock equal to the stated value, plus any accrued but unpaid dividends.

SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

The following supplemental unaudited information regarding the Company’s oil and gas activities is presented pursuant to the disclosure requirements of ASC 932. All of the Company’s activities are in the United States.

The Company has performed due diligence in addition to the determination of estimated proved producing reserves on over 20,000 acres of oil and gas mineral rights, both shallow and deep levels and identified an estimated recoverable cumulative production of 4,994,502 barrels of oil at the SEC price deck of $75.24/Bbl based on analogous and comparative proved produced production in nearby areas. This due diligence is not included in any of the amounts provided as of and for the fiscal years ended March 31, 2022 and 2021.

Results of Operations

Results of Operations	March 31, 2022	March 31, 2021

Sales	$5,038,855	$2,362,577
Lease operating costs	(6,263,875)	(9,476,002)
Depletion, accretion and impairment	(4,949,830)	(933,437)
	$(4,340,307)	$(8,046,862)

Reserve Quantity Information

The supplemental unaudited presentation of proved reserve quantities and related standardized measure of discounted future net cash flows provides estimates only and does not purport to reflect realizable values or fair market values of the Company’s reserves. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, significant changes to these estimates can be expected as future information becomes available.

Proved reserves are those estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

Estimated Quantities of Proved Reserves (Mbbl)

Estimated Quantities of Proved Reserves	March 31, 2022	March 31, 2021

Proved Developed, Producing	169,688	462,914
Proved Developed, Non-Producing	-	-
Total Proved Developed	169,688	462,914
Proved Undeveloped	-	-
Total Proved	169,688	462,914

F-21

WHITE RIVER HOLDINGS CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

Petroleum and Natural Gas Reserves

Reserves are estimated remaining quantities of oil and natural gas and related substances, which by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known resources, and under existing economic conditions, operating methods and government regulations prior to the time at which contracts providing the right to operate expire.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves and the changes in standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves were prepared in accordance with provisions of ASC 932, “Extractive Activities – Oil and Gas.” Future cash inflows as March 31, 2022 and 2021 were computed by applying the unweighted, arithmetic average of the closing price on the first day of each month for the twelve month period prior to March 31, 2022 and 2021 to estimated future production. Future production and development costs are computed by estimating the expenditures to be incurred in developing and producing the proved oil and natural gas reserves at year-end, based on year-end costs and assuming continuation of existing economic conditions.

Future income tax expenses are calculated by applying appropriate year-end tax rates to future pretax net cash flows relating to proved oil and natural gas reserves, less the tax basis of properties involved. Future income tax expenses give effect to permanent differences, tax credits and loss carry forwards relating to the proved oil and natural gas reserves. Future net cash flows are discounted at a rate of ten percent annually to derive the standardized measure of discounted future net cash flows. This calculation procedure does not necessarily result in an estimate of the fair market value of the Company’s oil and natural gas properties.

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the years ended March 31, 2022 and 2021 are as follows:

Standardized Measure of Discounted Future Net Cash Flow	March 31, 2022	March 31, 2021

Future gross revenue	$12,801,590	$17,838,848
Less: Future production tax expense	(594,245)	(1,181,379)
Future gross revenue after production taxes	12,207,345	16,657,469
Less: Future operating costs	(4,377,768)	(5,057,721)
Less: Ad Valorem Taxes	(147,049)	(159,814)
Less: Development costs	(373,074)	(870,357)
Future net income (loss) before taxes	7,309,454	10,569,577
10% annual discount for estimated timing of cash flows	(2,460,231)	(3,346,198)
Standardized measure of discounted future net cash flows (PV10)	$4,849,223	$7,223,379

Changes in Standardized Measure of Discounted Future Net Cash Flows

The changes in the standardized measure of future net cash flows relating to proved oil and natural gas reserves for the years ended March 31, 2022 and 2021 are as follows:

Change in Standardized Measure of Discounted Future Net Cash Flow	March 31, 2022	March 31, 2021

Balance - beginning	$7,223,379	$(88,308)
Net changes in prices and production costs	563,842	(3,959,920)
Net changes in future development costs	144,227	(391,731)
Sales of oil and gas produced, net	2,027,237	(1,479,927)
Extensions, discoveries and improved recovery	-	-
Purchases of reserves	2,113,917	13,054,957
Sales of reserves	-	-
Revisions of previous quantity estimates	(7,223,379)	88,308
Previously estimated development costs incurred	-	-
Net change income taxes	-	-
Accretion of discount	-	-
Balance - ending	$4,849,223	$7,223,379

In accordance with SEC requirements, the pricing used in the Company’s standardized measure of future net revenues in based on the twelve-month unweighted arithmetic average of the first day of the month price for the period April through March for each period presented and adjusted by lease for transportation fees and regional price differentials. The use of SEC pricing rules may not be indicative of actual prices realized by the Company in the future.

F-22

WHITE RIVER ENERGY CORP

(FORMERLY FORTIUM HOLDINGS CORP.)

CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2022 (UNAUDITED) AND MARCH 31, 2022

	SEPTEMBER 30,	MARCH 31,
	2022	2022
	(unaudited)
ASSETS

CURRENT ASSETS:

Cash (including $201,050 and $251,050 in restricted cash)	$579,357	$251,050
Accounts receivable	410,085	634,483
Secured promissory note receivable	200,000	-
Inventories - Crude Oil	91,925	107,026
Prepaid expenses and other current assets	240,860	318,771

Total current assets	1,522,227	1,311,330

NON-CURRENT ASSETS:
Property and equipment, net	1,431,285	596,464
Right of use asset - operating lease	172,141	243,494
Oil and gas properties, full cost-method	5,426,976	6,626,793
Capitalized drilling costs, net of depletion	322,806	604,574
Other assets	13,465	14,760
Goodwill	-	2,100,374

Total non-current assets	7,366,673	10,186,459

TOTAL ASSETS	$8,888,900	$11,497,789

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$344,307	$799,100
Accrued liabilities	289,730	119,600
Due to Ecoark Holdings	-	25,068,890
Cash overdraft	-	27,918
Current portion of long-term debt	42,668	-
Current portion of lease liability - operating lease	157,260	155,263

Total current liabilities	833,965	26,170,771

NON-CURRENT LIABILITIES
Lease liability - operating lease, net of current portion	31,236	110,235
Long-term debt, net of current portion	92,704	-
Asset retirement obligations	668,151	1,303,751

Total non-current liabilities	792,091	1,413,986

Total Liabilities	1,626,056	27,584,757

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.0001 par value, 5,000,000 shares authorized and 1,200 and 0 shares issued and outstanding	1	-
Common stock, $0.0001 par value, 500,000,000 shares authorized and 8,400,000 shares issued and outstanding	840	840
Additional paid in capital	37,076,394	591,167
Accumulated deficit	(29,814,391)	(16,678,975)

Total stockholders’ equity (deficit)	7,262,844	(16,086,968)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$8,888,900	$11,497,789

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-23

WHITE RIVER ENERGY CORP

(FORMERLY FORTIUM HOLDINGS CORP.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE SIX AND THREE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

	SIX MONTHS ENDED		THREE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES	$2,208,760	$2,303,071	$594,485	$728,667

COSTS AND EXPENSES
Cost of revenues (excludes items below)	811,977	694,258	381,216	432,546
Salaries and salaries related costs	2,321,066	1,245,878	1,875,461	963,705
Professional and consulting fees	319,274	141,220	272,611	141,220
Oilfield costs, supplies and repairs	4,223,608	595,628	2,629,376	172,865
Selling, general and administrative costs	2,594,372	2,607,561	1,321,327	1,665,877
Depreciation, amortization, impairment, depletion, and accretion	6,202,396	1,234,262	6,033,712	467,607

Total costs and expenses	16,472,693	6,518,807	12,513,703	3,843,820

LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSE)	(14,263,933)	(4,215,736)	(11,919,218)	(3,115,153)

OTHER INCOME (EXPENSE)
Change in fair value of derivative liabilities	-	2,157,838	-	620,473
Gain on sale of oil and gas property and ARO	391,533	721,365	31,157	122,505
Gain on sale of working interests on oil and gas properties	971,609	-	971,609	-
Interest expense, net of interest income	(4,123)	(278,170)	(1,918)	(260,294)
Total other income	1,359,019	2,601,033	1,000,848	482,684

LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(12,904,914)	(1,614,703)	(10,918,370)	(2,632,469)

DISCONTINUED OPERATIONS:
Loss from discontinued operations	(85,848)	-	(85,848)	-
Loss on disposal of discontinued operations	(144,654)	-	(144,654)	-
Total discontinued operations	(230,502)	-	(230,502)	-

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(13,135,416)	(1,614,703)	(11,148,872)	(2,632,469)

PROVISION FOR INCOME TAXES	-	-	-	-

NET LOSS	$(13,135,416)	$(1,614,703)	$(11,148,872)	$(2,632,469)

NET LOSS PER SHARE - BASIC
Continuing operations	$(1.54)	$(0.19)	$(1.30)	$(0.31)
Discontinued operations	(0.01)	-	(0.01)	-
NET LOSS PER SHARE	$(1.55)	$(0.19)	$(1.31)	$(0.31)

WEIGHTED AVERAGE SHARES OUTSTANDING	8,400,000	8,400,000	8,400,000	8,400,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-24

WHITE RIVER ENERGY CORP

(FORMERLY FORTIUM HOLDINGS CORP.)

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance - March 31, 2021	-	$-	7,000,000	$700	$2,325,091	$(9,756,222)	$(7,430,431)

Cost allocations from Ecoark Holdings	-	-	-	-	(974,485)	-	(974,485)
Net income for the period	-	-	-	-	-	1,017,766	1,017,766

Balance - June 30, 2021	-	-	7,000,000	700	1,350,606	(8,738,456)	(7,387,150)

Common shares issued in exercise of warrants	-	-	1,400,000	140	(140)	-	-
Cost allocations from Ecoark Holdings	-	-	-	-	1,675,482	-	1,675,482
Net loss for the period	-	-	-	-	-	(2,632,469)	(2,632,469)

Balance - September 30, 2021	-	$-	8,400,000	$840	$3,025,948	$(11,370,925)	$(8,344,137)

Balance - March 31, 2022	-	$-	8,400,000	$840	$591,167	$(16,678,975)	$(16,086,968)

Net loss for the period	-	-	-	-	-	(1,986,544)	(1,986,544)

Balance - June 30, 2022	-	-	8,400,000	840	591,167	(18,665,519)	(18,073,512)

Net loss for the period July 1, 2022 through July 25, 2022	-	-	-	-	-	(2,608,986)	(2,608,986)
To reflect the reverse merger of White River Holdings Corp.	1,200	1	-	-	32,827,292	-	32,827,293
To record contribution of capital by Ecoark Holdings Inc.	-	-	-	-	3,000,000	-	3,000,000
Stock-based compensation	-	-	-	-	657,935	-	657,935
Net loss for the period	-	-	-	-	-	(8,539,886)	(8,539,886)

Balance - September 30, 2022	1,200	$1	8,400,000	$840	$37,076,394	$(29,814,391)	$7,262,844

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-25

WHITE RIVER ENERGY CORP

(FORMERLY FORTIUM HOLDINGS CORP.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

	SEPTEMBER 30,
	2022	2021
	(unaudited)	(unaudited)
CASH FLOW FROM OPERATING ACTIVITIES FROM OPERATIONS
Net loss	$(13,135,416)	$(1,614,703)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Home office allocation	-	700,997
Depreciation, amortization, depletion, accretion and impairment	6,202,606	1,234,262
Share-based compensation	657,935	-
Loss on disposal of Norr and Elysian	144,654	-
Gain on disposal of oil and gas property, ARO and fixed assets	(391,533)	(29,078)
Changes in assets and liabilities
Accounts receivable	224,398	414,860
Inventory	15,101	21,167
Prepaid expenses and other current assets	79,206	(78,838)
Amortization of right of use asset - operating leases	71,353	59,669
Due to Ecoark Holdings	3,884,620	2,779,952
Operating lease expense	(77,002)	(63,765)
Accrued payable and accrued liabilities	(284,663)	(3,096,728)
Total adjustments	10,526,675	1,942,498
Net cash (used in) provided by operating activities of continuing operations	(2,608,741)	327,795
Net cash used in discontinued operations	(81,053)	-
Net cash (used in) provided by operating activities	(2,689,794)	327,795

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of oil and gas properties, net of asset retirement obligations	-	(303,500)
Advances on note receivable	(200,000)	-
Proceeds from the sale of fixed assets	-	2,500
Proceeds from the sale of oil and gas properties	999,999	-
Purchase of fixed assets	(889,352)	-
Net cash (used in) investing activities	(89,353)	(301,000)

CASH FLOWS FROM FINANCING ACTIVITIES
(Decrease) in cash overdraft	(27,918)	(26,387)
Proceeds from long-term debt	145,266	-
Repayment of long-term debt	(9,894)	-
Proceeds from Ecoark Holdings in acquisition of White River	3,000,000	-
Net cash provided by (used in) financing activities	3,107,454	(26,387)

NET INCREASE IN CASH AND RESTRICTED CASH	328,307	408

CASH AND RESTRICTED CASH - BEGINNING OF PERIOD	251,050	250,413

CASH AND RESTRICTED CASH - END OF PERIOD	$579,357	$250,821

SUPPLEMENTAL DISCLOSURES
Cash paid for interest expense	$6,168	$-
Cash paid for income taxes	$-	$-

SUMMARY OF NON-CASH ACTIVITIES:
Contribution by Ecoark Holdings	$28,953,510	$-
Net assets acquired from Enviro Technologies US Inc.	$46,157	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-26

WHITE RIVER ENERGY CORP

(FORMERLY FORTIUM HOLDINGS CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2022

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

The terms “we,” “us,” “our,” “registrant,” and the “Company” refer to White River Energy Corp.

On September 19, 2022, the Company changed its name from Fortium Holdings Corp. to White River Energy Corp. On September 28, 2022, the Board of Directors and holders of the majority outstanding voting power approved the changing of the fiscal year of the Company from December 31 to March 31, and approved increasing the authorized capital to 505,000,000 shares consisting of 500,000,000 shares of common stock (from 200,000,000) and 5,000,000 shares of preferred stock. The Company filed a Certificate of Amendment to the Articles of Incorporation with the Nevada Secretary of State on September 29, 2022, and the changes became effective upon filing.

The Company executed a Share Exchange Agreement (the “Exchange Agreement”) on July 25, 2022 and pursuant to the Exchange Agreement that day acquired 100% of the outstanding shares of capital stock of White River Holdings Corp, a Delaware corporation (“White River”) from Ecoark Holdings, Inc. (“Ecoark”), White River’s sole stockholder. In exchange the Company issued Ecoark 1,200 shares of the newly designated non-voting Series A Convertible Preferred Stock (the “Series A”). The Series A will become convertible into approximately 42,253,521 shares of the Company’s common stock upon such time as (A) the Company has filed a Form S-1 with the Securities and Exchange Commission (the “SEC”) and such Form S-1 has been declared effective, or is no longer subject to comments from the Staff of the SEC, and (B) Ecoark elects to distribute shares of the Company’s common stock to Ecoark’s stockholders. The Series A has a stated value of $30 million and has a liquidation preference over the common stock and any subsequent series of junior preferred stock equal to the stated value, plus any accrued but unpaid dividends; the preferred stock, however, does not have any of the voting rights of common stockholders. White River has operations in oil and gas, including exploration, production and drilling operations on over 30,000 cumulative acres of active mineral leases Louisiana, and Mississippi.

Pursuant to the Exchange Agreement Mr. Randy May, Ecoark’s Chief Executive Officer, was appointed as Executive Chairman and as a director of the Company, and Mr. Jay Puchir, Ecoark’s Chief Financial Officer, was appointed as Chief Executive Officer and Principal Financial Officer of the Company. Effective July 28, 2022, the number of directors of the Company was fixed at five, and Danny Hames, James Cahill, Greg Landis, and Alisa Horgan were appointed as directors. Alisa Horgan is the daughter of Randy May, and wife of Richard Horgan, who was the Company’s Chief Executive Officer and sole director until after the closing of the White River acquisition.

Ecoark has advised us that it plans to spin-off the common stock issuable upon conversion of the Series A issued in the Merger with White River, subject to regulatory approvals including the effectiveness of the Form S-1.

On July 29, 2022, the Company filed a Certificate of Designation with the Nevada Secretary of State designating a new series of preferred stock as Series B Preferred Stock (the “Series B”). The single authorized share of Series B is entitled to vote with the Company’s common stock as a single class on any matter brought before the stockholders, and the Series B is entitled to a number of votes equal to the greater of (A) 100,000,000 votes, or (B) 50.1% of the Company’s voting power as of the applicable date of determination. Any outstanding Series B will be automatically cancelled upon the Company applying to have its common stock listed on a national securities exchange. As of the date of this Report, the Series B is unissued. The Board authorized the Series B because the Company is not subject to Section 13 of the Securities Exchange Act of 1934, so the protections and disclosure provided by Section 13(d) and the rules and regulations promulgated thereunder do not apply to the Company, and the Series B is intended to enable the Board to act quickly to react to any potential hostile takeover. The auto-cancellation provision was included because the super-voting rights contained in the Series B would violate the rules of a prospective national securities exchange.

F-27

On March 18, 2021, the Company formed Norr LLC (“Norr”), a Nevada limited liability company and wholly-owned subsidiary of the Company, and commenced operations as a sports equipment and apparel manufacturer and retailer. Prior to the organization of Norr, the Company’s Chief Executive Officer had explored this business opportunity and commenced preparation of a business plan for the business. On March 23, 2021, the Company engaged the services of two consultants and entered into consulting agreements through Norr pursuant to which each consultant provides services to Norr in exchange for $1,000 per month, payable in cash or, at Norr’s election for a given month or months, options to purchase shares of the Company’s common stock.

On September 9, 2021, the Company formed Elysian, a Colorado corporation and wholly-owned subsidiary, for the purpose of engaging in cannabis operations. On September 14, 2021, Elysian entered into a Stock Purchase Agreement (“SPA”) with Treehouse Company, Inc. (“Treehouse”), and its sole stockholder Alex Gosselin (the “Seller”) pursuant to which Elysian shall purchase 80% of the capital stock of Treehouse from the Seller for $200,000, subject to certain conditions including regulatory approval.

In September 2022, the Company has sold both Norr and Elysian pursuant to a Membership Interest Purchase Agreement (“MIPA”) for Norr, and a Stock Purchase Agreement for Elysian on September 20 and 21, 2022. These entities were sold to non-related third parties for $1 each. The purpose of the sale of these entities was for the Company to divest themselves of their non-core assets and focus exclusively on the oil and gas production business of White River.

On September 16, 2022, the Board of Directors and stockholders approved the name change of the Company to White River Energy Corp. All paperwork has been submitted to both the State of Nevada and to the Financial Industry Regulatory Authority (“FINRA”) on September 20, 2022.

The Company has reflected the operations of both Norr and Elysian postcombination in discontinued operations and have reflected the loss on disposal of these companies in the Statements of Operations. All information related to the prior operations and corporate formation of these entities is included in the Company’s Annual Report on Form 10-K, filed March 15, 2022 and the Form 10-Q for the period ended June 30, 2022 filed August 12, 2022.

Basis of Presentation

The Company’s unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States (GAAP). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB).

All adjustments considered necessary for a fair presentation have been included. These adjustments consist of normal and recurring accruals, as well as non-recurring charges.

As the acquisition of White River resulted in the owners of White River gaining control over the combined entity after the transaction, and the stockholders of White River Energy Corp continuing only as passive investors, the transaction was not considered a business combination under the ASC. Instead, this transaction was considered to be a capital transaction of the legal acquiree (White River) and was equivalent to the issuance of shares by White River for the net monetary assets of White River Energy Corp accompanied by a recapitalization. As a result, the historical balances represent White River. See Note 2, “Reverse Merger”.

The condensed consolidated financial statements, and the accompanying notes, are prepared in accordance with GAAP and do not contain certain information included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as well as the White River audited financial statements that are reflected in Form 8-K/A filed by the Company on October 28, 2022. Therefore, the interim condensed consolidated financial statements should be read in conjunction with those reports. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the year due to various factors.

F-28

Principles of Consolidation

The Company prepares its consolidated financial statements on the accrual basis of accounting. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, White River. All intercompany accounts, balances and transactions have been eliminated in the consolidation.

Reclassifications

The Company has reclassified certain amounts in the September 30, 2021 condensed consolidated financial statements to be consistent with the September 30, 2022 presentation. These changes had no impact on the Company’s financial position or result of operations for the periods presented.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for uncollectible accounts receivable, fair value of assets held for sale and assets and liabilities acquired, impaired value of equipment and intangible assets, including goodwill, asset retirement obligations, estimates of discount rates in lease, liabilities to accrue, fair value of derivative liabilities associated with warrants, cost incurred in the satisfaction of performance obligations, permanent and temporary differences related to income taxes and determination of the fair value of stock awards.

Actual results could differ from those estimates.

The estimates of proved, probable and possible oil and gas reserves are used as significant inputs in determining the depletion of oil and gas properties and the impairment of proved and unproved oil and gas properties. There are numerous uncertainties inherent in the estimation of quantities of proven, probable and possible reserves and in the projection of future rates of production and the timing of development expenditures. Similarly, evaluations for impairment of proved and unproved oil and gas properties are subject to numerous uncertainties including, among others, estimates of future recoverable reserves and commodity price outlooks. Actual results could differ from the estimates and assumptions utilized.

Oil and Gas Properties

The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Under the full cost method of accounting, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs are capitalized. General and administrative costs related to production and general overhead are expensed as incurred.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit of production method using estimates of proved reserves. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in operations. Unproved properties and development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the loss from operations before income taxes and the adjusted carrying amount of the unproved properties is amortized on the unit-of-production method.

There was $201,957 and $1,140,154 in depletion expense for the Company’s oil and gas properties for the six months ended September 30, 2022 and 2021, and $71,469 and $422,750 for the three months ended September 30, 2022 and 2021, respectively.

Limitation on Capitalized Costs

Under the full-cost method of accounting, we are required, at the end of each reporting period, to perform a test to determine the limit on the book value of our oil and gas properties (the “Ceiling” test). If the capitalized costs of our oil and natural gas properties, net of accumulated amortization and related deferred income taxes, exceed the Ceiling, the excess or impairment is charged to expense. The expense may not be reversed in future periods, even though higher oil and gas prices may subsequently increase the Ceiling.

F-29

The Ceiling is defined as the sum of: (a) the present value, discounted at 10% and assuming continuation of existing economic conditions, of (1) estimated future gross revenues from proved reserves, which is computed using oil and gas prices determined as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month hedging arrangements pursuant to Staff Accounting Bulletin (“SAB”) 103, less (2) estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves; plus, (b) the cost of properties being amortized; plus, (c) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; net of (d) the related tax effects related to the difference between the book and tax basis of our oil and natural gas properties. A ceiling test was performed as of September 30, 2022 and there were no indications of impairment noted.

Oil and Gas Reserves

Reserve engineering is a subjective process that is dependent upon the quality of available data and interpretation thereof, including evaluations and extrapolations of well flow rates and reservoir pressure. Estimates by different engineers often vary sometimes significantly. In addition, physical factors such as results of drilling, testing and production subsequent to the date of an estimate, as well as economic factors such as changes in product prices, may justify revision of such estimates. Because proved reserves are required to be estimated using recent prices of the evaluation, estimated reserve quantities can be significantly impacted by changes in product prices.

Joint Interest Activities

Certain of our exploration, development and production activities are conducted jointly with other entities and, accordingly, the consolidated financial statements reflect only our proportionate interest in such activities.

Inventories

Crude oil are carried at the lower of cost (last-in-first-out (LIFO)) or net realizable value. Inventory costs include expenditures and other charges directly and indirectly incurred in bringing the inventory to its existing condition and location.

Accounting for Asset Retirement Obligation

Asset retirement obligations (“ARO”) primarily represent the estimated present value of the amount the Company will incur to plug, abandon and remediate its producing properties at the projected end of their productive lives, in accordance with applicable federal, state and local laws. The Company determined its ARO by calculating the present value of the estimated cash flows related to the obligation. The retirement obligation is recorded as a liability at its estimated present value as of the obligation’s inception, with an offsetting increase to proved properties or to exploration costs in cost of revenue.

Accounts Receivable and Concentration of Credit Risk

The Company considers accounts receivable, net of allowance for doubtful accounts, to be fully collectible. The allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses, credit insurance and economic conditions. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized, however credit insurance is obtained for some customers. Past-due status is based on contractual terms.

Impairment of Long-lived Assets

Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

F-30

Property and Equipment and Long-Lived Assets

Property and equipment is stated at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, of ten years for all property and equipment, except leasehold improvements which are depreciated over the term of the lease, which is shorter than the estimated useful life of the improvements. Computer equipment has an estimated useful life of three years.

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

ASC 360-10 addresses criteria to be considered for long-lived assets expected to be disposed of by sale. Six criteria are listed in ASC 360-10-45-9 that must be met in order for assets to be classified as held for sale. Once the criteria are met, long-lived assets classified as held for sale are to be measured at the lower of carrying amount or fair value less costs to sell.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Fair Value Measurements

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or non-recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets.

Level 2: Inputs, other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The carrying values of the Company’s financial instruments such as cash, investments, accounts payable, and accrued expenses approximate their respective fair values because of the short-term nature of those financial instruments.

F-31

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers.

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

● Step 1: Identify the contract with the customer

● Step 2: Identify the performance obligations in the contract

● Step 3: Determine the transaction price

● Step 4: Allocate the transaction price to the performance obligations in the contract

● Step 5: Recognize revenue when the Company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

● Variable consideration

● Constraining estimates of variable consideration

● The existence of a significant financing component in the contract

● Noncash consideration

● Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

The Company accounts for contract costs in accordance with ASC Topic 340-40, Contracts with Customers. The Company recognizes the cost of sales of a contract as expense when incurred or at the time a performance obligation is satisfied. The Company recognizes an asset from the costs to fulfil a contract only if the costs relate directly to a contract, the costs generate or enhance resources that will be used in satisfying a performance obligation in the future and the costs are expected to be recovered. The incremental costs of obtaining a contract are capitalized unless the costs would have been incurred regardless of whether the contract was obtained.

Commodities

The Company recognizes revenue for their proportionate share of revenue when: (i) the Company receives notification of the successful sale of a load of crude oil to a buyer; (ii) the buyer will provide a price based on the average monthly price of crude oil in the most recent month; and (iii) cash is received the following month from the crude oil buyer.

The Company may, from time to time, do contract drilling of oil wells for other energy companies and that services revenue would be categorized as Other Revenue within continuing operations. The Company may, from time to time, sell off working interests in drilling projects on its own oil and gas mineral leases, and that revenue would be categorized within “Other Income (Expense)”.

F-32

Share-Based Payment Arrangements

The Company has accounted for stock-based compensation arrangements in accordance with Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718”). This guidance addresses all forms of share-based payment awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights, as well as share grants and other awards issued to employees and non-employees under free-standing arrangements. These awards are recorded at costs that are measured at fair value on the awards’ grant dates, based on the estimated number of awards that are expected to vest and will result in charges to operations.

Segment Reporting

The Company follows the provisions of ASC 280-10 Segment Reporting. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. Prior to July 25, 2022, the Company classified their reporting segments in two segments: (i) Norr, which was their products segment specializing in skateboards and accessories; and (ii) Elysian, specializing in cannabis related operations. Effective with the acquisition of White River, the Company added a third segment for oil and gas production, following which the Company had three distinct segments up until the sale of Norr and Elysian. As a result, no segment reporting is provided as the only continuing operation is that of White River, and the Company only operates in one segment – oil and gas production.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (“EPS”) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented, so only basic weighted average number of common shares are used in the computations.

Recently Issued Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40), Accounting for Convertible Instruments and Contract’s in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. The ASU simplifies the diluted net income per share calculation in certain areas.

The ASU is effective for annual and interim periods beginning after December 31, 2021, and early adoption is permitted for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company does not believe this new guidance will have a material impact on its consolidated financial statements.

In May 2021, the Financial Accounting Standards Board (“FASB”) issued ASU 2021-04 “Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation— Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815- 40) Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options” which clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. An entity should measure the effect of a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange as follows: i) for a modification or an exchange that is a part of or directly related to a modification or an exchange of an existing debt instrument or line-of-credit or revolving-debt arrangements (hereinafter, referred to as a “debt” or “debt instrument”), as the difference between the fair value of the modified or exchanged written call option and the fair value of that written call option immediately before it is modified or exchanged; ii) for all other modifications or exchanges, as the excess, if any, of the fair value of the modified or exchanged written call option over the fair value of that written call option immediately before it is modified or exchanged.

F-33

The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the amendments prospectively to modifications or exchanges occurring on or after the effective date of the amendments. The Company does not believe this new guidance will have a material impact on its consolidated financial statements.

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

Liquidity

With the acquisition of White River, their former parent, Ecoark contributed $3,000,000 into the Company as part of the purchase. In addition, the Company has commenced the raising of capital through a private investment in a public equity (PIPE) and has raised approximately $4,500,000 as of November 8, 2022 from this PIPE offering. The Company has determined that there is no longer substantial doubt about their ability to continue as a going concern as they have been able to generate sufficient cash flow from operations and those cash flows together with the capital raised in the recent financing are believed by Management to be sufficient for the Company to continue its operations over the next 12 months.

The Company has divested the Norr and Elysian businesses effective with the sale of those entities on September 20 and 21, 2022, respectively.

Impact of COVID-19

COVID-19 has had a profound effect on the U.S. and global economy and may continue to affect the economy and the industries in which we operate, depending on the vaccine and booster rollouts and the emergence of virus mutations.

COVID-19 did not have a material effect on the Consolidated Statements of Operations or the Consolidated Balance Sheets for the six months ended September 30, 2022 or prior fiscal year.

COVID-19 has also contributed to the supply chain disruptions which have not yet had a material effect for the Company. The Company will continue to monitor the supply chain shortages affecting its business.

The extent to which COVID-19 may impact the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

NOTE 2: REVERSE MERGER

The acquisition of White River was considered a reverse merger. In accordance with ASC 805-40-45-1, the consolidated financial statements prepared following a reverse acquisition are issued under the name of the legal parent (White River Energy Corp) but described in the notes to the financial statements as a continuation of the financial statements of the legal subsidiary (White River Holdings Corp), with one adjustment, which is to retroactively adjust the accounting acquirer’s legal capital to reflect the legal capital of the accounting acquiree (White River Energy Corp). That adjustment is required to reflect the capital of the legal parent. Comparative information presented in the consolidated financial statements also is retroactively adjusted to reflect the legal capital of the legal parent.

F-34

Under ASC 805-40-45-2, the consolidated financial statements represent the continuation of the legal subsidiary except for the capital structure, as follows:

(a)	The assets and liabilities of the legal subsidiary recognized and measured at their precombination carrying amounts;
(b)	The assets and liabilities of the legal parent recognized and measured in accordance with the guidance in this topic applicable to business combinations (ASC 805);
(c)	The retained earnings and other equity balances of the legal subsidiary before the business combination;
(d)	The amount recognized as issued equity interests in the consolidated financial statements determined by adding the issued equity interest of the legal subsidiary outstanding immediately before the business combination to the fair value of the legal parent determined in accordance with the guidance in ASC 805 applicable to business combinations. However, the equity structure reflects the equity structure of the legal parent, including the equity interests the legal parent issued to effect the combination. Accordingly, the equity structure of the legal subsidiary is restated using the exchange ratio established in the acquisition agreement to reflect the number of shares of the legal parent issued in the reverse acquisition.

The Company acquired White River Holdings Corp for 1,200 shares of Series A Preferred Stock valued at $30,000,000. On an as converted basis, the 1,200 Series A shares convert to 42,253,521 shares of common stock.

On July 25, 2022, the Company completed its acquisition of White River. As a result of this transaction, which is accounted for as a reverse merger, White River is a wholly owned subsidiary of the Company (the “Merger”). In accordance with the terms of the Merger, at the effective time of the Merger, each outstanding share of the common stock of White River was exchanged for the 1,200 shares of Series A Preferred Stock of the Company. This exchange of shares and the resulting controlling ownership of White River Energy Corp constitutes a reverse acquisition resulting in a recapitalization of White River and purchase accounting being applied to White River Energy Corp under ASC 805 due to White River being the accounting acquirer and White River Energy Corp, being deemed an acquired business. This requires financial reporting from the Merger close date forward to reflect only the historic consolidated results of White River and to include the consolidated results for White River Energy Corp and subsidiaries from July 25, 2022 forward.

The primary reasons White River consummated the merger with White River Energy Corp were the opportunity to immediately become a public company without the process of doing its own initial public offering, thereby affording it the opportunity to more quickly raise capital and provide liquidity options to its stockholders, and at the same time acquiring the infrastructure required of a public company run by people experienced in investor relations and the public company regulatory compliance issues and filings required by virtue of appointing certain of Ecoark’s executive officers as executive officers of the Company. The previously existing businesses of White River Energy Corp at the time of the Merger, consisting of Norr and Elysian, were sold within 60 days of the Merger taking place.

The estimated allocation of the purchase price of the assets acquired and liabilities assumed for the acquisition by White River of White River Energy Corp via the reverse acquisition are set forth below:

Purchase Price Allocation of White River Energy Corp

Current assets – inventory and deposits	$113,472
Accounts payable and accrued expenses	(67,315)
Goodwill	5,917,843

Purchase price	$5,964,000

This allocation is based on management’s estimated fair value of the White River Energy Corp assets and liabilities at July 25, 2022. White River Energy Corp assets were derived from a total value of $5,964,000, based on 8,400,000 shares of common stock outstanding on July 25, 2022 and the closing price that day of $0.71 per share. The Company impaired the goodwill effective with the Merger on July 25, 2022, as they had decided at that time to sell the Norr and Elysian businesses, although the sales were effected later in September 2022.

F-35

The following pro forma balance sheet reflects the details of the March 31, 2022 consolidated balance sheet as presented in the Company’s financial statements as a result of the reverse merger.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

MARCH 31, 2022

	Historical White River	White River	Other	Other
	Energy	Holdings	Transaction	Transaction
	Corp	Corp.	Adjustments	Adjustments	Pro Forma
			(1)	(2)
ASSETS

CURRENT ASSETS
Cash	$140,241	$251,050	$-	$(140,241)	$251,050
Accounts receivable	-	634,483	-	-	634,483
Prepaid expenses and other current assets	71,756	318,771	-	(71,756)	318,771
Inventory	-	107,026	-	-	107,026
Current assets held for sale	-	-	-	-	-
Total current assets	211,997	1,311,330	-	(211,997)	1,311,330

NON-CURRENT ASSETS

Property and equipment, net	1,466	596,464	-	(1,466)	596,464
Capitalized drilling costs	-	604,574	-	-	604,574
Oil and gas reserves	-	6,626,793	-	-	6,626,793
Right of use asset - operating leases	-	243,494	-	-	243,494
Other assets	-	14,760	-	-	14,760
Goodwill	-	2,100,374	-	-	2,100,374
Total non-current assets	1,466	10,186,459	-	(1,466)	10,186,459

TOTAL ASSETS	$213,463	$11,497,789	$-	$(213,463)	$11,497,789

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$23,500	$918,700	$-	$(23,500)	$918,700
Current portion of lease liability - operating leases	-	155,263	-	-	155,263
Cash overdraft	-	27,918	-	-	27,918
Due to Ecoark Holdings.	-	25,068,890	-	-	25,068,890
Total current liabilities	23,500	26,170,771	-	(23,500)	26,170,771

NON-CURRENT LIABILITIES
Asset retirement obligation	-	1,303,751	-	-	1,303,751
Lease liability - operating leases, net of current portion	-	110,235	-	-	110,235
	-	1,413,986	-	-	1,413,986

Total liabilities	23,500	27,584,757	-	(23,500)	27,584,757

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock, $0.0001 par value	-	-	-	-	-
Common stock, $0.0001 par value	840	60	(60)	-	840
Additional paid-in capital	4,316,779	591,947	(4,127,596)	(189,963)	591,167
Accumulated deficit	(4,126,539)	(16,678,975)	4,126,539	-	(16,678,975)
Total stockholders’ equity (deficit) before non-controlling interest	191,080	(16,086,968)	(1,117)	(189,963)	(16,086,968)
Non-controlling interest	(1,117)	-	1,117	-	-
Total stockholders’ equity (deficit)	189,963	(16,086,968)	-	(189,963)	(16,086,968)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$213,463	$11,497,789	$-	$(213,463)	$11,497,789

Adjustments:	(1)	To reflect the retained earnings and other equity balances of White River Holdings Corp, precombination with White River Energy Corp
	(2)	To reclassify assets sold of Norr/Elysian in September 2022

F-36

The consolidated statements of operations and cash flows represent the operations of White River for the six months ended September 30, 2022 and 2021 include cost allocations from White River’s former parent Ecoark as discussed below.

Cost Allocations

The consolidated financial statements of White River Holdings Corp have been prepared in connection with the expected separation and have been derived from the consolidated financial statements and accounting records of Ecoark operated on a standalone basis during the periods presented and were prepared in accordance with accounting principles generally accepted in the United States of America.

The consolidated financial statements reflect allocations of certain Ecoark corporate, infrastructure and shared services expenses, including centralized research, legal, human resources, payroll, finance and accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury, and other income and expenses for interest expense on debt that portions were used for White River Holdings Corp, changes in derivative liabilities on the books of Ecoark for warrants granted in offerings of which proceeds went towards the operations of White River Holdings Corp, and conversions of debt. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount, asset, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented pursuant to SAB Topic 1.B.1. The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that the Company will incur in the future or would have incurred if the Company had obtained these services from a third party.

Management believes the assumptions underlying our financial statements, including the assumptions regarding the allocation of general corporate expenses from the former parent company are reasonable. Nevertheless, our financial statements may not include all of the actual expenses and income that would have been incurred had we operated as a standalone company during the periods presented and may not reflect our results of operations, financial position and cash flows had we operated as a standalone company during the periods presented.

Actual costs that would have been incurred if we had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

NOTE 3: REVENUE

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which the Company adopted effective January 1, 2019. No cumulative adjustment to members equity was required, and the adoption did not have a material impact on our financial statements, as no material arrangements prior to the adoption were impacted by the new pronouncement.

In continuing operations, the Company only recognizes revenue from one source, oil and gas production. No disaggregation is required for the six and the three months ended September 30, 2022 and 2021, respectively.

The Company may, from time to time, do contract drilling of oil wells for other energy companies and that services revenue would be categorized as Other Revenue within continuing operations. The Company may, from time to time, sell off working interests in drilling projects on its own oil and gas mineral leases, and that revenue would be categorized within “Other Income (Expense)”.

There were no significant contract asset or contract liability balances for all periods presented. The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed.

Collections of the amounts billed are typically paid by the customers within 30 to 60 days.

F-37

NOTE 4: INVENTORIES

White River’s inventory as of September 30, 2022 and March 31, 2022 of $91,925 and $107,026, respectively, consisted of crude oil of approximately 5,299 and 4,935 barrels of unsold crude oil, respectively, using the lower of cost (LIFO) or net realizable value.

NOTE 5: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of September 30, 2022 and March 31, 2022:

	September 30, 2022	March 31, 2022
	(unaudited)
Land	$140,000	$140,000
Buildings	236,000	236,000
Machinery and equipment	1,167,468	278,116
Total property and equipment	1,543,468	654,116
Accumulated depreciation and impairment	(112,183)	(57,652)
Property and equipment, net	$1,431,285	$596,464

As of September 30, 2022, the Company performed an evaluation of the recoverability of these long-lived assets.

Depreciation expense for the six months ended September 30, 2022 and 2021 was $54,531 and $16,394, respectively. Depreciation does not include items in fixed assets that are not in service, including the $180,000 deposit made on two rigs.

NOTE 6: CAPITALIZED DRILLING COSTS AND OIL AND GAS PROPERTIES

Capitalized Drilling Costs

In January 2021, the Company commenced a drilling program on their Deshotel 24H well included in their proved reserves. The Company acquired $1,797,695 along with accumulated depletion of $1,459,252 related to the Deshotel 24H well that are recorded as capitalized drilling costs. Depletion expense for the six months ended September 30, 2022 and 2021 for the capitalized drilling costs was $80,244 and $417,810, respectively. As of September 30, 2022, the capitalized drilling costs were $322,806.

Oil and Gas Properties

The Company acquired $2,905,947 in proved reserves, $4,908,087 in undeveloped reserves, and $2,293,449 in accumulated depletion on these reserves in the acquisition of White River on July 25, 2022. Since the acquisition was a reverse merger transaction, the historical balances are those of White River. On August 1, 2022, the Company sold net reserves of $63,969 for the assumption of plugging liabilities of $95,125, for a net gain of $31,156.

The following table summarizes the Company’s oil and gas activities by classification for the periods ended September 30, 2022 and 2021.

Activity Category	March 31, 2022	Adjustments (1)	September 30, 2022
Proved Developed Producing Oil and Gas Properties
Cost	$4,915,968	$(2,231,401)	$2,684,567
Accumulated depreciation, depletion and amortization	(3,225,527)	1,059,850	(2,165,677)
Changes in estimates	-	-	-
Total	$1,690,441	$(1,171,551)	$518,890

Undeveloped and Non-Producing Oil and Gas Properties
Cost	$4,936,352	$(28,266)	$4,908,086
Changes in estimates	-	-	-
Total	$4,936,352	$(28,266)	$4,908,086

Grand Total	$6,626,793	$(1,199,817)	$5,426,976

F-38

Activity Category	March 31, 2021	Adjustments (1)	September 30, 2021
Proved Developed Producing Oil and Gas Properties
Cost	$7,223,379	$-	$7,223,379
Accumulated depreciation, depletion and amortization	(739,037)	(722,344)	(1,461,381)
Changes in estimates	-	-	-
Total	$6,484,342	$(722,344)	$5,761,998

Undeveloped and Non-Producing Oil and Gas Properties
Cost	$5,868,137	$-	$5,868,137
Changes in estimates	-	-	-
Total	$5,868,137	$-	$5,868,137

Grand Total	$12,352,479	$(722,344)	$11,630,135

(1)	Relates to dispositions of reserves, and depletion expenses.

NOTE 7: ASSET RETIREMENT OBLIGATIONS

In conjunction with the approval permitting the Company to resume drilling in the existing fields, the Company has recorded an asset retirement obligation (“ARO”) based upon the plan submitted in connection with the permit. The ARO results from the Company’s responsibility to abandon and reclaim their net share of all working interest properties and facilities. On July 25, 2022, $751,075 of ARO was acquired in the acquisition of White River. The Company disposed of $671,162 in ARO for sales of leases during the six months ended September 30, 2022, and $383,450 in the year ended March 31, 2022. Amounts reflected in the statements of operations are net of any oil and gas reserves being sold with the plugging liabilities. The Company recognized a net gain from dispositions of $391,533 in dispositions of ARO and oil and gas reserves in the nine months ended September 30, 2022.

The following table summarizes activity in the Company’s ARO for the six months ended September 30, 2022 and the year ended March 31, 2022:

	September 30, 2022	March 31, 2022
	(unaudited)
Balance, beginning of period	$1,303,751	$1,531,589
Accretion expense	35,562	155,612
Reclamation obligations settled	-	-
Disposition due to sale of property	(671,162)	(383,450)
Additions	-	-
Changes in estimates	-	-
Balance, end of period	$668,151	$1,303,751

Total ARO at September 30, 2022 and March 31, 2022 shown in the table above consists of amounts for future plugging and abandonment liabilities on our wellbores and facilities based on third-party estimates of such costs, adjusted for inflation for the periods ended September 30, 2022 and March 31, 2022, respectively. These values are discounted to present value at 10% per annum for the periods ended September 30, 2022 and March 31, 2022.

F-39

NOTE 8: NOTES PAYABLE - RELATED PARTIES

The Company borrowed funds from Atikin Investments LLC (“Atikin”), an entity managed by our current Chief Executive Officer, to pay for operating expenses. The Company formalized the arrangement on August 1, 2020 when it issued to Atikin a Junior Secured Revolving Promissory Note for a principal amount up to $200,000.

Through December 31, 2020, the Company borrowed a total $57,500 and repaid $35,000 leaving a balance of $22,500. This note had a maturity date of December 15, 2020, which was extended to January 15, 2021. The remaining $22,500 and accrued interest of $1,524 was repaid on January 11, 2021.

NOTE 9: LONG-TERM DEBT

Long-term debt consisted of the following as of September 30, 2022 and March 31, 2022. The long-term debt below was acquired in the July 25, 2022 acquisition of White River was $143,801 at the date of acquisition.

	September 30, 2022	March 31, 2022
	(unaudited)
Truck loan – Amur Capital (a)	$80,634	$-
Truck loan – Mitsubishi (b)	54,738	-
Total long-term debt	135,372	-
Less: current portion	(42,668)	-
Long-term debt, net of current portion	$92,704	$-

(a)	On May 13, 2022, entered into long-term secured note payable for $87,964 for two service trucks maturing May 13, 2026. The note is secured by the collateral purchased and accrued interest annually at 11.99% with principal and interest payments due monthly. There is no accrued interest as of September 30, 2022.

(b)	On June 21, 2022, entered into long-term secured note payable for $61,973 for a service truck maturing December 21, 2024. The note is secured by the collateral purchased and accrued interest annually at 11.99% with principal and interest payments due monthly. There is no accrued interest as of September 30, 2022.

The following is a list of maturities as of September 30:

2023	$42,668
2024	48,074
2025	29,047
2026	15,583
$135,372

Interest expense on long-term debt during the six months ended September 30, 2022 and 2021 are $6,168 and $0, respectively.

NOTE 10: STOCKHOLDERS’ EQUITY (DEFICIT)

On September 28, 2022, the Company’s Board of Directors approved the increasing of the authorized capital to 505,000,000 shares consisting of 500,000,000 shares of common stock (from 200,000,000) and 5,000,000 shares of preferred stock. The Company filed a Certificate of Amendment to the Articles of Incorporation with the Nevada Secretary of State on September 29, 2022, and the changes became effective upon filing.

F-40

As of September 30, 2022 and March 31, 2022, there were 8,400,000 shares of the Company’s common stock issued and outstanding, respectively.

The Company executed the Exchange Agreement on July 25, 2022 and pursuant to the Exchange Agreement that day acquired 100% of the outstanding shares of capital stock of White River from Ecoark, White River’s sole stockholder. In exchange the Company issued Ecoark 1,200 shares of the newly designated Series A. The Series A will become convertible into approximately 42,253,521 shares of the Company’s common stock upon such time as (A) the Company has filed a Form S-1, or other applicable form, with the SEC and such Form S-1 or other registration statement has been declared effective, or such Form 10 or other applicable form is no longer subject to comments from the Staff of the SEC, and (B) Ecoark elects to distribute shares of the Company’s common stock to Ecoark’s stockholders.

The Series A has a stated value of $30 million and has a liquidation preference over the common stock and any subsequent series of junior preferred stock equal to the stated value, plus any accrued but unpaid dividends.

Pursuant to the Exchange Agreement Mr. Randy May, Ecoark’s Chief Executive Officer, was appointed as Executive Chairman and as a director of the Company, and Mr. Jay Puchir, Ecoark’s Chief Financial Officer, was appointed as Fortium’s Chief Executive Officer and Principal Financial Officer of the Company. Effective July 28, 2022, the number of directors of the Company was fixed at five, and Danny Hames, James Cahill, Greg Landis, and Alisa Horgan were appointed as directors. Alisa Horgan is the daughter of Randy May, and wife of Richard Horgan, who was the Company’s Chief Executive Officer and sole director until after the closing of the White River acquisition.

Ecoark has advised us that it plans to spin-off the common stock issuable upon conversion of the Series A this fall, subject to regulatory approvals including the effectiveness of the Form S-1.

On July 29, 2022, the Company filed a Certificate of Designation with the Nevada Secretary of State designating a new series of preferred stock, the Series B. The single authorized share of Series B is entitled to vote with the Company’s common stock as a single class on any matter brought before the stockholders, and the Series B is entitled to a number of votes equal to the greater of (A) 100,000,000 votes, or (B) 50.1% of the Company’s voting power as of the applicable date of determination. Any outstanding Series B will be automatically cancelled upon the Company applying to have its common stock listed on a national securities exchange. As of the date of this Report, the Series B is unissued. The Board authorized the Series B because the Company is not subject to Section 13 of the Securities Exchange Act of 1934, so the protections and disclosure provided by Section 13(d) and the rules and regulations promulgated thereunder do not apply to the Company, and the Series B is intended to enable the Board to act quickly to react to any potential hostile takeover. The auto-cancellation provision was included because the super-voting rights contained in the Series B would violate the rules of a prospective national securities exchange.

From July 25, 2022 through August 1, 2022, the Company entered into agreements with directors, management and consultants pursuant to which, among other things, the Company agreed to issue a total of 17,450,000 restricted shares of common stock at prices ranging from $0.71 to $0.75 per share (combined value of $12,604,500). These issuances represent 11,950,000 shares that are service-based grants ($8,699,500 value) and 5,500,000 shares that are performance-based grants ($3,905,000 value). The performance criteria is based on the average number of gross barrels of oil produced per day (BOPD) ranging from 1,000 to 5,000 BOPD. The service- based grants vest through July 31, 2032. None of the 17,450,000 restricted shares of common stock have been issued by the transfer agent as of September 30, 2022 as none of the shares have vested. The Company has expensed $657,935 in stock-based compensation in the period ended September 30, 2022 related to these grants. This amount is reflected in additional paid in capital. In addition, as more particularly set forth in “Item 5. – Other Information”, the Company has agreed to pay its non-employee directors’ compensation as follows: $100,000 in restricted stock which will vest on the final business day of each quarter ($25,000) per quarter, and $50,000 per year ($12,500 per quarter).

On September 14, 2021, the Company issued 1,400,000 shares of common stock in the exercise of warrants for $14,000.

Stock Options

The Company’s Board of Directors approved the adoption of the 2016 Stock-Based Compensation Plan (the “2016 Plan”) on May 12, 2016.

There have been no stock options granted since 2018.

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The Company determined the value of share-based compensation using the Black-Scholes fair value option-pricing model using the following weighted average assumptions for options granted during the former year ended December 31, 2018. All options stand completely vested .

Date of Grant
Expected term (years)	10
Expected volatility	283%
Risk-free interest rate	2.55%
Dividend yield	0%

As summary of option activity under the 2016 Plan as of September 30, 2022, and March 31, 2022 and changes during the periods then ended are presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Balance outstanding at March 31, 2021	60,421	$5.20	6.77
Granted	-	-	-
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Cancelled	-	-	-
Balance outstanding at March 31, 2022	60,421	$5.20	5.77
Exercisable at March 31, 2022	60,421	$5.20	5.77

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Balance outstanding at March 31, 2022	60,421	$5.20	5.77
Granted	-	-	-
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Cancelled	-	-	-
Balance outstanding at September 30, 2022	60,421	$5.20	5.27
Exercisable at September 30, 2022	60,421	$5.20	5.27

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Warrants

On August 10, 2017, the Company entered into a Securities Purchase Agreement with two investors to purchase from the Company 42,510 shares of the Company’s common stock for an aggregate purchase price of $525,000. The investors received a warrant to purchase an additional 5,314 shares at an exercise price of $14.25 per share, and a warrant to purchase an additional 5,314 shares at an exercise price of $19.00 per share. Both warrants have a call provision when the Company’s common stock trades for five consecutive days at a price equal or greater than 500% of the exercise price of each warrant agreement. Both of these warrant agreements expired August 10, 2022.

On July 21, 2021, the Company entered into a Consulting Agreement with Atikin for a period of one year, expiring July 20, 2022 and issued Atikin, a company controlled by our current Chief Executive Officer, 1,400,000 warrants that have a term of five years and an exercise price of $0.01, which were issued to Atikin effective upon the execution of a definitive written agreement with a cannabis company, which occurred on September 14, 2021, the effective date of the Treehouse SPA. On September 14, 2021, 700,000 of these warrants were assigned to a third party and all 1,400,000 warrants were exercised for $14,000 immediately thereafter.

Warrants	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at March 31, 2021	10,628	$16.625	1.45	$-
Granted	-	-	-	-
Exercised		-	-	-
Forfeited or expired	-	-	-	-
Outstanding at March 31, 2022	10,628	$16.625	0.45	$-
Exercisable at March 31, 2022	10,628	$16.625	0.45	$-

Warrants	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at March 31, 2022	10,628	$16.625	0.45	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited or expired	(10,628)	(16.625)	(0.45)	-
Outstanding at September 30, 2022	-	$-	-	$-
Exercisable at September 30, 2022	-	$-	-	$-

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The following assumptions were used for the nine months ended September 30, 2022 and year ended March 31, 2022:

	Six Months Ended September 30, 2022	Year Ended March 31, 2022
Expected term	-	-
Expected volatility	-%	-%
Expected dividend yield	-	-
Risk-free interest rate	-%	0.10%

NOTE 11: LEASES

The Company has adopted ASU No. 2016-02, Leases (Topic 842), as of July 25, 2022 when they acquired White River, and as such will account for their leases in terms of the right of use assets and offsetting lease liability obligations under this pronouncement. The Company had had only short-term leases up through this acquisition. The Company recorded these amounts at present value, in accordance with the standard, using discount rates ranging between 0% and 11.36%. The right of use asset is composed of the sum of all lease payments, at present value, and is amortized straight line over the life of the expected lease term. For the expected term of the lease the Company used the initial terms ranging between 36 and 39 months. Upon the election by the Company to extend the lease for additional years, that election will be treated as a lease modification and the lease will be reviewed for re-measurement.

The Company has chosen to implement this standard using the modified retrospective model approach with a cumulative-effect adjustment, which does not require the Company to adjust the comparative periods presented when transitioning to the new guidance. The Company has also elected to utilize the transition related practical expedients permitted by the new standard. The modified retrospective approach provides a method for recording existing leases at adoption and in comparative periods that approximates the results of a modified retrospective approach. Adoption of the new standard did not result in an adjustment to retained earnings for the Company.

The Company’s portfolio of leases contains only operating leases. As of September 30, 2022, the value of the unamortized lease right of use asset is $172,141 (through maturity at June 30, 2024). As of September 30, 2022, the Company’s lease liability was $188,496.

Maturity of lease liability for the operating leases for the period ended September 30,
2023	$158,430
2024	$31,532
Imputed interest	$(1,466)
Total lease liability	$188,496

Disclosed as:
Current portion	$157,260
Non-current portion	$31,236

Amortization of the right of use asset for the period ended September 30,
2023	$143,318
2024	$28,823

Total	$172,141

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Total Lease Cost

Individual components of the total lease cost incurred by the Company is as follows:

	Six months ended September 30, 2022	Six months ended September 30, 2021
	(unaudited)	(unaudited)
Operating lease expense	$72,244	$70,084

NOTE 12: RELATED PARTY TRANSACTIONS

During the period ended June 30, 2020, the Company borrowed from Atikin, an entity managed by our then and now again our Chief Executive Officer, to pay for operating expenses. The Company formalized the arrangement on August 1, 2020 when it issued to Atikin a Junior Secured Revolving Promissory Note for a principal amount up to $200,000. Through December 31, 2020, the Company had borrowed a total $57,500 and repaid $35,000 leaving a balance of $22,500 as of December 31, 2020. This note had a maturity date of December 15, 2020, which was extended through January 15, 2021, and has been repaid as of January 11, 2021. Interest expense for the period August 1, 2020 through December 31, 2020 was $1,479, and this was repaid as of January 11, 2021.

On July 21, 2021, the Company entered into a Consulting Agreement with Atikin for a period of one year, expiring July 20, 2022. Pursuant to the Consulting Agreement, as amended in September 2021, in exchange for Atikin’s provision of consulting services with respect to mergers and acquisitions and general business and operational assistance, the Company granted Atikin 1,400,000 warrants that have a term of five years and an exercise price of $0.01, which were issued to Atikin effective upon the execution of a definitive written agreement with a cannabis company, which occurred on September 14, 2021, the effective date of the Treehouse SPA. The Company recognized a charge to the Consolidated Statement of Operations of $905,771 for the fair value of these warrants. On September 14, 2021, 700,000 of these warrants were assigned to a third party and all 1,400,000 warrants were exercised for $14,000 immediately thereafter. The Company also paid Atikin a $5,000 consulting fee monthly. The Consulting Agreement was terminated June 30, 2022.

On September 1, 2022, the Company assigned 10% working interests in a well to two related parties that are controlled by officers and directors of the Company (Sky3D and Atikin) pursuant to the vesting of various performance conditions in the employment contracts of Mr. May and Mr. Puchir.

The May Family Foundation controls 18.89% of the outstanding common stock of the Company as of September 30, 2022. Additionally, Atikin, an entity which is controlled by Jay Puchir, our Chief Executive Officer, controls 8.2% of the outstanding common stock and Richard Horgan, the former Chief Executive Officer and a former director of the Company, is a director of the Foundation. Mr. Horgan resigned following the White River transaction. Randy May, our new Executive Chairman, is the father-in-law of Mr. Horgan. In addition, Mr. May’s daughter and Mr. Horgan’s wife, Alisa Horgan, became a director and officer of the Company following the White River acquisition. Mr. May is the Chief Executive Officer of Ecoark. Each of Messrs. May, Horgan and Puchir disclaim beneficial ownership of the securities held by The May Family Foundation except to the extent of any pecuniary interest therein.

NOTE 13: FAIR VALUE MEASUREMENTS

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by U.S. generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The three-level hierarchy is defined as follows:

Level 1 – quoted prices for identical instruments in active markets;

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Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and

Level 3 – fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Financial instruments consist principally of cash, investments, accounts receivable and other receivables, accounts payable and accrued liabilities, notes payable, and amounts due to related parties. The fair value of cash is determined based on Level 1 inputs. There were no transfers into or out of “Level 3” during the six months ended September 30, 2022, the months ended March 31, 2022 and the year ended December 31, 2021. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

NOTE 14: COMMITMENTS

On October 9, 2020, White River SPV 3 LLC, entered into a Participation Agreement (the “Participation Agreement”) by and among White River SPV 3 LLC, BlackBrush Oil & Gas, L.P. (“BlackBrush”) and GeoTerre, LLC, an unrelated privately-held limited liability company (the “Assignor”), to conduct drilling of wells in the Austin Chalk formation.

Pursuant to the Participation Agreement, White River SPV 3 LLC funded 100% of the cost, $5,746,941, associated with the drilling and completion of an initial deep horizontal well in the Austin Chalk formation. The Participation Agreement required the drilling costs that were paid into a designated escrow account at the commencement of the drilling in January 2021, which it was. BlackBrush agreed to assign to the other parties to the Participation Agreement, subject to certain exceptions and limitations specified therein, specified portions of its leasehold working interest in certain Austin Chalk formation units. The Participation Agreement provides for an initial allocation of the working interests and net revenue interests among the assignor, BlackBrush and White River SPV 3 LLC and then a re-allocation upon payout or payment of drilling and completion costs for each well drilled. Prior to payout, White River will own 90% of the working interest and 67.5% of the net revenue interest in each well. Following payout, White River will own 70% of working interest and 52.5% net revenue interest in each well.

F-46

The Parties to the Participation Agreement, had previously entered into a Joint Operating Agreement, dated September 4, 2020 (the “Operating Agreement”) establishing an area of mutual interest, including the Austin Chalk formation, and governing the parties’ rights and obligations with respect to drilling, completion and operation of wells therein. The Participation Agreement and the Operating Agreement require, among other things, that White River SPV 3 LLC drill and complete at least one horizontal Austin Chalk well with a certain minimum lateral each calendar year and/or maintain leasehold by paying its proportionate share of any rental payments.

On July 27, 2022, White River entered into a Participation Agreement with Ault Energy to sell a 40% working interest and 28.8% net revenue interest in the Harry O’Neal 20-9 No. 1 well for $971,609.

The Company’s Board of Directors approved five-year executive employment agreements pursuant to which our officers are entitled to the following compensation and other rights:

Randy May, our Executive Chairman, is receiving an annual base salary of $400,000, and was granted 5,000,000 shares of restricted common stock with half of the shares vesting annually over a five-year period and the remainder vesting based on performance metrics set forth in the agreement. Under his agreement, Mr. May was also granted the following rights related to the Company’s oil and gas operations:

(A) an overriding royalty interest to be held in perpetuity from either the Company or its subsidiaries equal to 5% in any and all successfully drilled and completed oil and/or gas wells (an “ORRI”) during the term of his employment.

(B) a 15% participation right in the funding and ownership interest in any drilling or participation by the Company or any subsidiary in the drilling by the Company or a third party of an oil and gas well other than the Fund (a “Participation Right”).

Jay Puchir, our Chief Executive Officer, is receiving an annual base salary of $350,000 and was granted 5,000,000 shares of restricted common stock with half of the shares vesting annually over a five-year period and the remainder vesting based on performance metrics set forth in the agreement. Under his agreement, Mr. Puchir was also granted the following rights related to the Company’s oil and gas operations:

(A) a 5% ORRI during the term of his employment.

(B) a 10% Participation Right otherwise identical to Mr. May’s.

Alisa Horgan, our Chief Administrative Officer and a member of our Board of Directors and Mr. May’s daughter, is receiving an annual base salary of $180,000, and was granted 2,000,000 shares of restricted common stock with the shares vesting annually over a 10-year period.

Her Husband, Richard Horgan, Senior Vice President of M&A and our former Chief Executive Officer, is receiving an annual base salary of $200,000, and was granted 2,000,000 shares of restricted common stock with the shares vesting annually over a 10-year period.

Each of the above employment agreements are also subject to the following severance provisions:

In the event of termination by the Company without “cause” or resignation by the officer for “good reason,” each officer is entitled to receive 2.99 years’ base salary, immediate vesting of unvested equity awards and continued benefits for six months.

In case of termination or adverse change in title upon a change of control, each officer is entitled to receive 2.99 years’ base salary, immediate vesting of unvested equity awards, continued benefits for 18 months and 100% of the existing target bonus, if any, for that fiscal year when the change of control occurs.

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Generally, “change of control” is defined in the employment agreements to include a transfer of 50% of the voting securities or interests of the Company or a key subsidiary (as defined in the Internal Revenue Code and Treasury Regulations thereunder), including through a merger or asset purchase, a change in the majority of the Board of Directors in a two-year period, or a liquidation or dissolution by the Company. The definition of change of control is subject to certain exceptions and limitations as more particularly set forth in the employment agreements.

Generally, “good reason” is defined as a material diminution in the officer’s authority, duties or responsibilities due to no fault of his or her own (unless he or she has agreed to such diminution); any other action or inaction that constitutes a material breach by the Company under the employment agreement; or a relocation of the principal place of employment to a location outside the location specified in the employment agreements.

Generally, “cause” is defined as a felony conviction or plea related to the business of the Company; gross negligence or intentional misconduct in carrying our his or her duties resulting in material harm to the Company; misappropriation of Company funds or otherwise defrauding the Company; breach of fiduciary duty to the Company; material breach of any agreement with the Company without timely cure; breach of certain restrictive covenants set forth in the employment agreement; a federal injunction enjoining the officer from violating federal securities laws; a cease and desist order or other order issued by the SEC; refusal to carry out a resolution adopted by the Company’s Board of Directors after a reasonable opportunity to dispute such resolution; or alcohol or drug abuse in a manner that interferes with the successful performance of his or her duties.

Further, upon the officer’s death or disability, as defined, during the officer’s term of employment, the officer’s estate or the officer, as applicable, becomes entitled to, among other things, a $500,000 lump-sum payment and full vesting of all outstanding equity grants made to the officer.

In the event an officer’s employment is terminated at the end of the term upon the notice of non-renewal and the officer remains employed until the end of the term, the officer will be entitled to receive six months’ base salary and continued benefits for six months.

Under the terms of the employment agreements, the officers are subject to non-competition and non-solicitation covenants during the term of their employment and during one year following termination of employment with the Company. The employment agreements also contain customary confidentiality and non-disparagement covenants.

In addition, the Company agreed to the following compensation for each non-employee director:

(A) an annual grant of $100,000 in restricted stock which will vest on the final business day of each quarter equal to one-fourth of the total stipend, or $25,000 per quarter, with the number of shares to be determined based on the volume weighted average price of the Company’s common stock as of each quarterly vesting (the “Restricted Stock Grant”).

(B) an annual cash fee of $50,000 which will vest on the final business day of each quarter equal to one-fourth of the total fee, or $12,500 per quarter (the “Cash Fees”).

The director compensation set forth above is subject to upward adjustment upon the successful uplisting of the Company to a national securities exchange, whereupon the Restricted Stock Grant will be increased to $200,000 per year and the Cash Fees will be increased to $100,000 per year.

In addition, the Company agreed to enter into indemnification agreements with each of its officers and directors.

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NOTE 15: CONCENTRATIONS

Customer Concentration. Three and three customers accounted for more than 10% of the accounts receivable balance at September 30, 2022 and March 31, 2022 for a total of 74% and 87% of accounts receivable, respectively. In addition, two and three customers represent approximately 48% and 96% of total revenues for the Company for the six months ended September 30, 2022 and 2021, respectively.

Supplier Concentration. Certain of the raw materials, components and equipment used by the Company in the manufacture of its products are available from single-sourced vendors. Shortages could occur in these essential materials and components due to an interruption of supply or increased demand in the industry. If the Company were unable to procure certain materials, components or equipment at acceptable prices, it would be required to reduce its manufacturing operations, which could have a material adverse effect on its results of operations. In addition, the Company may make prepayments to certain suppliers or enter into minimum volume commitment agreements. Should these suppliers be unable to deliver on their obligations or experience financial difficulty, the Company may not be able to recover these prepayments.

The Company occasionally maintains cash balances in excess of the FDIC insured limit. The Company does not consider this risk to be material.

Commodity price risk

We are exposed to fluctuations in commodity prices for oil and natural gas. Commodity prices are affected by many factors, including but not limited to, supply and demand.

NOTE 16: SECURED PROMISSORY NOTE

On September 2, 2022, the Company issued a $200,000 Secured Promissory Note (“Promissory Note”) to an unrelated third party. The term of the Promissory Note is one-year (September 2, 2023) and the Promissory Note bears interest at the rate of 12% per annum. Interest payments in the amount of $6,000 are to be paid quarterly on November 30, 2022, February 28, 2023, May 31, 2023 and August 31, 2023. The Promissory Note is secured by the full title and ownership of the current and future intellectual property and results associated with the Millbrook 3D Seismic project in Wilkinson County, MS which is currently being performed by ClearRock Geophysics LLC. The Company has accrued interest of $2,000 on the Promissory Note as of September 30, 2022.

NOTE 17: DISCONTINUED OPERATIONS

In September 2022, the Company sold both Norr and Elysian pursuant to a Membership Interest Purchase Agreement (“MIPA”) for Norr on September 20, 2022, and a Stock Purchase Agreement for Elysian on September 21, 2022. These entities were sold to unrelated third parties for $1 each. The purpose of the sale of these entities was for the Company to divest themselves of their non-core assets and focus exclusively on the oil and gas production business of White River.

F-49

The Company accounted for these sales as a disposal of the business under ASC 205-20-50-1(a) on September 20, 2022 and September 21, 2022 respectively at which time a loss was recognized. As a result of the reverse merger with White River, the current assets of $68,360 at March 31, 2022 for the precombination reporting entity is not reflected on the condensed consolidated balance sheet.

The Company reclassified the following operations to discontinued operations for the six months ended September 30, 2022 and 2021, respectively.

	2022	2021
Revenue	$319	$-
Operating expenses	137,877	-
Other (income) loss	-	-
Net loss from discontinued operations	$(137,558)	$-

The Company reclassified the following operations to discontinued operations for the three months ended September 30, 2022 and 2021, respectively.

	2022	2021
Revenue	$212	$-
Operating expenses	5,556	-
Other (income) loss	-
Net loss from discontinued operations	$(5,344)	$-

The following represents the calculation of the loss on disposal of Norr at September 20, 2022:

	2022	2021
Proceeds from sale	$3	$-
Cash	(3,205)	-
Inventory	(40,901)	-
Loss on disposal of discontinued operations	$(44,103)	$-

The following represents the calculation of the loss on disposal of Elysian at September 21, 2022:

	2022	2021
Proceeds from sale	$1	$-
Cash	(552)	-
Prepaid expenses	(100,000)	-
Loss on disposal of discontinued operations	$(100,551)	$-

NOTE 18: SUBSEQUENT EVENTS

The following events occurred from October 1, 2022 up through the date of filing:

On October 6, 2022, the Company assigned 10% of their working interest in the Harry O’Neal 20-9 well to two related parties, pursuant to the vesting of various performance conditions in the employment contracts of Mr. May and Mr. Puchir.

On October 10, 2022, the Company entered into a settlement agreement with a Harry O’Neal working interest owner whereby they granted them a 50% working interest in the Harry O’Neal 20-9 well in exchange for a full release of claims from all prior investments.

On October 13, 2022, White River Operating LLC, an indirect subsidiary of the Company, issued a secured promissory note payable for $1,500,000, which was used for the two workover rigs purchased (total value of $1,800,000, where the Company paid a total of $300,000). The note bears interest at the lesser of (i) the prime rate published in the “Bonds, Rates and Yields” section of The Wall Street Journal plus 7.50%; and (ii) the maximum rate permitted by applicable law, and payments consist of interest and principal in the amount of $25,000 per month through October 13, 2025 when the remaining balance of principal and interest is due. Randy May and Jay Puchir executed and delivered personal guarantees in favor of the lender to secure this note.

F-50

On October 14, 2022, the Company entered into a financial planning consulting agreement in the total amount of $500,000. The payment is due upon completion of the services in the agreement, which have not yet been satisfied.

On October 24, 2022, the Company entered into a $25,000 letter of credit with Generations Bank as a condition to begin preparations for future drilling operations on its Pisgah field lease.

Beginning October 19, 2022 up through November 8, 2022, the Company entered into a Securities Purchase Agreement (“SPA”) with accredited investors (the “Purchasers”) whereby the Purchasers agreed to purchase a total of 182.6419972 Units from the Company, with each Unit consisting of one share of a newly-designated Series C Convertible Preferred Stock (the “Series C”) and five-year Warrants to purchase up to 200% of the shares of Common Stock issuable upon conversion of the Series C (the “Warrants”), at a purchase price of $25,000 per Unit for a total purchase price of $4,566,050, of which the Company has received $4,531,050 as of November 8, 2022 (the “Offering”).The net proceeds from the Offering, after Offering expenses and related costs, will be used for working capital and general corporate purposes including oil and gas drilling on the Company’s working interests in Louisiana and Mississippi.

The terms of the securities sold in the Offering are outlined below.

Each share of Series C has a stated value of $25,000 (the “Stated Value”), and will automatically convert into shares of the Company’s Common Stock upon the earlier to occur of (i) the effectiveness of a registration statement on Form S-1 registering the sale by the holder of the shares of Common Stock issuable upon conversion of the Series C (a “Registration Statement”) and (ii) December 31, 2023, with the number of shares of Common Stock to be determined by dividing the Stated Value by the lower of (A) $1.00 and (B) 80% of the 30-day volume-weighted average price for the period commencing on the 10th trading day immediately preceding such date, subject to adjustment.

The Warrants are exercisable into 200% of the shares of Common Stock underlying the Series C contained in the Units purchased by the holder, at an initial exercise price of $1.00 per share (subject to adjustment as provided in the Warrant), beginning at the earlier to occur of (i) the effectiveness of a Registration Statement registering the sale by the holder of the shares of Common Stock underlying the Warrant, and (ii) December 31, 2023, and ending on the five-year anniversary of the SPA, or October 19, 2027.

The offer and sale of the Units and the Series C and Warrants contained therein pursuant to the SPA was not registered under the Securities Act of 1933 and was exempt from registration pursuant to Section 4(a)(2) thereof and Rule 506(b) promulgated thereunder.

Pursuant to a Registration Rights Agreement with the Purchasers, the Company has agreed to register the sale by the Purchasers of the shares of Common Stock issuable upon conversion of the Series C and exercise of the Warrants by filing a Registration Statement on Form S-1 within 30 days after the final closing of the Offering.

On October 25, 2022, the Company filed a Certificate of Designation of the Rights, Preferences and Limitations of Series C Convertible Preferred Stock (the “Series C Certificate of Designation”) with the Nevada Secretary of State. The Series C Certificate of Designation provides for the issuance of up to 1,000 shares of Series C.

F-51

Effective December 2, 2022, the grants of a total of 17,425,000 shares of restricted common stock previously made to the Company’s directors, employees and consultants in July and August 2022 were cancelled and replaced with an equivalent number of Restricted Stock Units, or RSUs, with the same economic terms.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the SEC registration fee, are estimates.

SEC registration fee	$10,000
Accounting fees and expenses	$25,000
Legal fees and expenses	$50,000
Transfer agent fees and expenses	$10,000
Miscellaneous	$1,000
Total	$96,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provides that the liability of our officers and directors will be eliminated to fullest extent permitted by the NRS.

Under the NRS, these persons are not liable for the breach of fiduciary duty if they acted in good faith and with a view to the interests of the Company. Directors and officers, in deciding upon matters of business, are generally presumed to act in good faith, on an informed basis and with a view to the interests of the Company, and will not be individually liable for damages as a result of an act or failure to act in his or her capacity as a director or officer except unless it is proven that the presumption that an officer or director acted in good faith does not apply, and that the breach involved intentional misconduct, fraud or a knowing violation of law.

These provisions eliminate our rights and those of our stockholders to recover monetary damages from an officer or director for breach of his or her fiduciary duty of care as a director or officer except in the situations described above.

Section 78.7502(1) of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

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Section 11 of the Company’s Articles of Incorporation provides that we shall, to the fullest extent permitted by the NRS, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to NRS Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

We expect to enter into Indemnification Agreements with each of our officers and directors. Notwithstanding the indemnification provided for by Section 11, our Articles of Incorporation or Bylaws, or any written agreement, such indemnity shall not include any advancement of expenses incurred by such indemnitees relating to or arising from any proceeding in which the Company asserts a direct claim against an indemnitee, or an indemnitee asserts a direct claim against the Company, whether such claim is termed a complaint, counterclaim, crossclaim, third party complaint or otherwise. Following the termination of any proceeding, the Company may provide indemnification in accordance with this Section 11, the Company’s Articles of Incorporation or Bylaws, any written agreement or the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Other than as set forth below, we did not sell any equity securities within the past three years that were not registered under the Securities Act.

On July 25, 2022, the Company entered into a Share Exchange Agreement with Ecoark and White River pursuant to which the Company acquired White River Holdings from Ecoark and in exchange issued Ecoark 1,200 shares of a new series of Series A of White River. The transaction was treated as a reverse merger for accounting purposes. Ecoark funded White River Holdings with $3 million prior to the reverse merger. The issuance of the Series A was exempt from registration under Section 4(a)(2) of the Securities Act.

From October 19, 2022 through November 8, 2022, the Company entered into a Securities Purchase Agreement (“SPA”) pursuant to which the Company sold 190.6963632 Units to 123 accredited investors, with each Unit consisting of one share of Series C and five-year Warrants to purchase up to 200% of the shares of common stock issuable upon conversion of the Series C, at a purchase price of $25,000 per Unit for a total purchase price of $4,767,409 in the PIPE Offering. The net proceeds from the PIPE Offering, after offering expenses and related costs, have been and/or will be used for working capital and general corporate purposes including oil and gas drilling on the Company’s working interests in Louisiana and Mississippi. The offer and sale of the Units and the Series C and Warrants contained therein was not registered under the Securities Act and was exempt from registration pursuant to Section 4(a)(2) thereof and Rule 506(b) promulgated thereunder.

In July and August 2022, the Company agreed to issue a total of 17,425,000 shares of restricted common stock to its directors, employees and consultants, subject to vesting conditions. Effective December 1, 2022, the grants were cancelled and replaced with an equivalent number of RSUs on December 2, 2022 with the same economic terms. These transactions were exempt from registration under the Securities Act and Rule 504 promulgated thereunder.

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EXHIBITS

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
3.1	Amended and Restated Articles of Incorporation	10-Q	8/12/2022	3.1
3.1(a)	Certificate of Amendment to the Articles of Incorporation	8-K	9/30/2022	3.1
3.1(b)	Certificate of Amendment to the Articles of Incorporation	8-K	9/20/2022	3.1
3.2	Amended and Restated Bylaws of Fortium Holdings Corp.	8-K	8/19/2022	3.1
3.3	Certificate of Designation of Series A Convertible Preferred Stock	8-K	7/29/2022	3.1
3.3(a)	Certificate of Amendment to the Certificate of Designation of Series A Convertible Preferred Stock	8-K	9/27/2022	3.1
3.3(b)	Certificate of Correction to the Certificate of Designation of Series A Convertible Preferred Stock	8-K	8/25/2022	3.1
3.4	Certificate of Designation of Series B Preferred Stock	8-K	7/29/2022	3.2
3.5	Certificate of Designation of Series C Convertible Preferred Stock	8-K	10/25/2022	3.1
5.1	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.				Filed
10.1	Amended Employment Agreement with Jay Puchir**+	8-K	12/2/2022	10.1
10.2	Amended Employment Agreement with Randy May**+	8-K	12/2/2022	10.2
10.3	Amended Employment Agreement with Alisa Horgan**+	8-K	12/2/2022	10.3
10.4	Amended Employment Agreement with Richard Horgan**+	8-K	12/2/2022	10.4
10.5	White River Energy Corp 2022 Equity Incentive Plan	8-K	12/2/2022	10.5
10.6	Form of Restricted Stock Unit Agreement	8-K	12/2/2022	10.6
10.7	Form of Indemnification Agreement	10-Q	11/14/2022	10.6
10.8	Form of Securities Purchase Agreement+	8-K	10/25/2022	10.1
10.9	Form of Warrant	8-K	10/25/2022	10.2
10.10	Form of Registration Rights Agreement+	8-K	10/25/2022	10.3
10.11	Form of Share Exchange Agreement+	8-K	7/29/2022	10.1
10.12	Stock Purchase Agreement dated March 8, 2022	10-K	3/15/2022	10.4
10.13	Joint Venture Agreement dated December 2, 2021+	8-K	12/3/2021	10.1
10.14	Stock Purchase Agreement dated September 14, 2021+	8-K	9/20/2021	10.1
10.15	Amendment to Junior Secured Promissory Note dated December 8, 2020	10-K	2/4/2021	10.5
10.16	Revolving Promissory Note dated August 1, 2020+	10-Q	12/4/2020	10.2
10.17	Form of Securities Purchase Agreement+	8-K	10/25/2022	10.1
10.18	Form of Warrant+	8-K	10/25/2022	10.2
10.19	Form of Registration Rights Agreement+	8-K	10/25/2022	10.3
21.1	List of Subsidiaries
23.1	Consent of RBSM LLP				Filed
23.2	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A.				*
101.INS	Inline XBRL Instance Document.				Filed
101.SCH	Inline XBRL Taxonomy Extension Schema Document.				Filed
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.				Filed
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.				Filed
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.				Filed
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.				Filed

107	Exhibit filing fees				Filed

* Contained in Exhibit 5.1.

** Management contract or compensatory plan or arrangement.

+ Exhibits and/or Schedules have been omitted. The Company hereby agrees to furnish to the Staff of the Securities and Exchange Commission upon request any omitted information.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(6)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fayetteville, State of AK, on December 7, 2022.

WHITE RIVER ENERGY CORP

By:	/s/ Jay Puchir
Name:	Jay Puchir
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jay Puchir	December 7, 2022
Jay Puchir, Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

/s/ Randy May	December 7, 2022
Randy May, Executive Chairman

/s/ Alisa Horgan	December 7, 2022
Alisa Horgan, Director

/s/ Danny Hames	December 7, 2022
Danny Hames, Director

/s/ James Cahill	December 7, 2022
James Cahill, Director

/s/ Greg Landis	December 7, 2022
Greg Landis, Director

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